UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholders:
You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, May 20, 2025, at 9:00 a.m., Eastern Daylight Time (together with any adjournments or postponements thereof, the “Annual Meeting”). We will be holding the Annual Meeting virtually via a live audio webcast at www.virtualshareholdermeeting.com/CAC2025 and in person at Camden National Corporation’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. You may attend the Annual Meeting virtually or in person. We encourage you to attend the Annual Meeting.
The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Whether or not you are able to attend the Annual Meeting, please follow the instructions to vote online, by telephone, or by mail. Submitting your vote by proxy will not limit your right to attend the Annual Meeting. If you attend the Annual Meeting virtually or in person, you may vote if you wish to do so, which will supersede your proxy. Your vote is extremely important, so please act at your earliest convenience.
We appreciate your continued interest in Camden National Corporation.
Sincerely,
Lawrence J. Sterrs
Chair of the Board
Simon R. Griffiths
President and Chief Executive Officer
April 4, 2025

Notice of Annual Meeting of Shareholders to be held May 20, 2025
MEETING DETAILS

Date Tuesday, May 20, 2025	Time 9:00 a.m., Eastern Daylight Time	Location 245 Commercial Street, Rockport, Maine 04856	Virtual Live Audio Webcast at www.virtualshareholdermeeting.com/CAC2025

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, May 20, 2025, at 9:00 a.m., Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 and virtually via live audio webcast at www.virtualshareholdermeeting.com/CAC2025 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

1	2	3	4	5

Election of Directors.	Approval of an Amendment to the Company’s 2022 Equity and Incentive Plan	Shareholder “Say-on-Pay."	Ratification of Appointment of Independent Registered Public Accounting Firm.	Other Business.

To elect twelve persons to the Company’s Board of Directors, each for a term that expires in 2026.	To approve an amendment to the Company’s 2022 Equity and Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan and to extend the term of the Plan to 2035.	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.	To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company's Board of Directors has fixed the close of business on March 26, 2025 as the record date (the “Record Date”) for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

ATTENDING AND VOTING AT THE ANNUAL MEETING
Attending by virtual means: You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/CAC2025. To vote your shares or submit questions at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not have access to your control number, please contact Broadridge, no earlier than 30 minutes prior to the start of the Annual Meeting, at (844) 976-0738 (domestic) or (303) 562-9301 (international). If you hold your shares in a brokerage account and do not have access to your control number, neither the Company nor Broadridge will be able to provide your control number and you will need to contact your broker. If you do not enter your control number at the log-in page, you will be able to join the live audio webcast of the meeting as a guest, but you will not be able vote your shares or submit questions at the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting 15 minutes prior to the start of the Annual Meeting.
Voting by virtual means: You will be able to vote your eligible shares while attending the virtual annual meeting by following the instructions on the Annual Meeting website at www.virtualshareholdermeeting.com/CAC2025.
Voting in person: If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting (“Inspector of Election”), and produce valid, government-issued photo identification, such as a driver’s license or passport. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring such proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid, government-issued photo identification, such as a driver’s license or passport.
During the Annual Meeting, we will answer questions that are submitted online and in person by shareholders as time permits. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

✓
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL. IF YOU VOTE ONLINE OR BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, WHICH WILL SUPERSEDE YOUR PROXY. IF YOU HOLD SHARES THROUGH A BROKER, CHECK THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER.

By Order of the Board of Directors,

Brandon Y. Boey General Counsel & Corporate Secretary
April 4, 2025

Proxy Statement Table of Contents

Proxy Statement Annual Meeting of Shareholders to be held May 20, 2025
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2025 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 20, 2025, at 9:00 a.m. Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”). This Proxy Statement and the Proxy Card were provided to the Company’s shareholders on April 4, 2025.
The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Tuesday, May 20, 2025, at the Company’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. Shareholders can attend the Annual Meeting in person or via live audio webcast at www.virtualshareholdermeeting.com/CAC2025. To vote your shares or submit questions virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not log in with your control number, you will be able to attend the Annual Meeting virtually as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.
Only shareholders of record as of March 26, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the twelve candidates to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 16,885,571 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

Camden National Corporation 2023 Proxy Statement	1

Proxy Statement
WAYS TO VOTE

Mail
Shareholders who wish to vote by mail may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope.
Phone If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions.	Internet If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxyvote.com and following the instructions.

Vote Virtually at the Annual Meeting
If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received.

Vote In-Person at the Annual Meeting
If you choose to vote in person at the Annual Meeting you must register with the Inspector of Election at the Annual Meeting, and produce valid, government-issued photo identification, such as a driver’s license or passport. If you hold your shares in street name, you must also provide a proxy from your bank, broker or other holder of record authorizing you to vote.

ELECTRONIC DELIVERY OF PROXY MATERIALS
In connection with our Annual Meeting, the Notice of Annual Meeting of Shareholders (the “Notice of Annual Meeting”), Proxy Statement, Proxy Card, and 2024 Annual Report on Form 10-K were provided to the Company’s shareholders on April 4, 2025. On or about April 4, 2025, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials online. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received such notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.
QUORUM AND VOTE REQUIRED
The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.
If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the votes cast “for” or “against” a nominee at the Annual Meeting is required to elect each of the twelve director nominees. Similarly, an affirmative vote of a majority of the votes cast “for” or “against” a proposal at the Annual Meeting is required for Proposals 2, 3 and 4.
You may vote “FOR”, “AGAINST”, or “ABSTAIN” on each of proposals 1, 2, 3 and 4. The Board of Directors recommends a vote “FOR” the election of all twelve of its nominees for director; “FOR” approval of an amendment to the Company’s 2022 Equity and Incentive Plan; “FOR” approval of the compensation of the Company’s named executive officers; and “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Effect of Abstentions and Broker Non-Votes
If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of RSM US LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a "broker non-vote." It is important, therefore,

2	Camden National Corporation 2025 Proxy Statement

Proxy Statement
that you provide instructions to your broker, bank, trust or other nominee so that your vote with respect to the other proposals is counted.
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The effect of abstentions and broker non-votes on each proposal to be considered at the Annual Meeting is described below.

Proposal		Board Recommendation	Effect of Abstentions and Broker Non-Votes	Page Reference

1	Election of Directors. Under the Company’s Bylaws, in uncontested elections, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each director.	FOR each nominee	No effect	6
2	Approval of an Amendment to the Company’s 2022 Equity and Incentive Plan. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve the amendment to the Company’s 2022 Equity and Incentive Plan.	FOR	No effect	7
3	Non-Binding Advisory Vote on Compensation of the Company's Named Executive Officers. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.	FOR	No effect	16
4	Ratification of Appointment of Independent Registered Public Accounting Firm. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to ratify the appointment of the Company’s independent registered public accounting firm.	FOR	No effect	17
VOTING
You are encouraged to submit your proxy with voting instructions promptly. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.
Voting by Mail. Shareholders who wish to vote by mail may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 19, 2025 to be counted. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not direct a vote for each proposal, your proxy will vote your shares “FOR” each of proposals 1, 2, 3 and 4, as set forth in the Notice of Annual Meeting, for which you do not make a selection.
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.
Voting by Telephone or the Internet.  If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions. If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxyvote.com and following the instructions. Instructions to vote by phone or Internet can also be found on the Notice of Internet Availability of Proxy Materials mailed to you on or about April 4, 2025. To vote by phone or Internet, you will need the control number found on your proxy card, voting instruction form or notice you previously received. If you vote by

Camden National Corporation 2023 Proxy Statement	3

Proxy Statement
telephone or via the Internet, you need not return a proxy card, but your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 19, 2025.
Voting at the Annual Meeting. If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you choose to vote in person at the Annual Meeting, you must register with the Inspector of Election at the Annual Meeting, and produce valid, government-issued photo identification, such as a driver’s license or passport. If you hold your shares in street name, you must also provide a proxy from your bank, broker or other holder of record authorizing you to vote.
If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.
Even if you currently plan to attend the Annual Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
REVOCABILITY OF PROXIES
A proxy may be revoked at any time before it is voted at the Annual Meeting by:
•Filing a written revocation of the proxy with the Secretary of the Company, Brandon Y. Boey, Two Elm Street, Camden, Maine 04843;
•Submitting a new signed proxy card bearing a later date or voting again by telephone or the internet (any earlier proxies will be revoked automatically); or
•Attending and voting virtually or in person at the Annual Meeting, provided that you are the holder of record of your shares.
If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote virtually if you have access to your control number or in person if you have a legal proxy in your name from Broadridge Financial Solutions or your bank or broker.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2025:

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 are available free of charge at www.cacannualmeeting.com.

In addition, the Company will provide, without charge and upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2024. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.

Shareholders of record as of the Record Date are cordially invited to attend the Annual Meeting virtually or in person. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.cacannualmeeting.com.

4	Camden National Corporation 2025 Proxy Statement

Proposals to be Voted on at the Annual Meeting

1	PROPOSAL ONE Election of Directors

2	PROPOSAL TWO Approval of an Amendment to the Company’s 2022 Equity and Incentive Plan

3	PROPOSAL THREE Non-binding Advisory Vote on Compensation of the Company's Named Executive Officers

4	PROPOSAL FOUR Ratification of the Appointment of Independent Registered Public Accounting Firm

Proposal One Election of Directors
The Board currently consists of twelve members. Prior to the 2023 annual meeting of shareholders, the Board was divided into three classes, with one class of directors standing for election each year. At the 2023 annual meeting of shareholders, the Company’s shareholders voted to approve an amendment to the Company’s Articles of Incorporation to declassify the Board on a phased in basis in accordance with Maine law. Beginning with the Annual Meeting, the Board is now declassified fully and all directors will stand for election on an annual basis at each annual meeting.
At the Annual Meeting, twelve directors will be elected. The Board has nominated for election as directors Craig N. Denekas, Simon R. Griffiths, Rebecca K. Hatfield, Larry K. Haynes, S. Catherine Longley, Raina L. Maxwell, Marie J. McCarthy, Robert D. Merrill, James H. Page, Robin A. Sawyer, Carl J. Soderberg and Lawrence J. Sterrs. For more information about our nomination procedures, please see “Corporate Governance and Risk Committee” on page 29.
If shareholders vote to elect the twelve nominees proposed by the Board, each such director will be elected to serve for a term of one year and until each such director’s successor is duly elected and qualified.
All of the Company’s nominees for director for the Annual Meeting are currently serving on the Board. For more information about the background of each of the Board's twelve nominees for director, please see “Current Board Members” on page 18.
The Company’s Bylaws require that, in uncontested elections, each director be elected by the affirmative vote of a majority of votes cast with respect to such director. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. We expect this year’s election to be an uncontested election, and that the majority vote standard will apply.
Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board, within 30 days from the date the election results are certified, about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL TWELVE OF ITS NOMINEES FOR DIRECTOR.

6	Camden National Corporation 2025 Proxy Statement

Proposal Two Approval of an Amendment to the Company’s 2022 Equity and Incentive Plan
We are seeking shareholder approval of the first amendment (the “Amendment”) to the Company’s 2022 Equity and Incentive Plan (the “Plan”) to (i) increase the number of shares of our Common Stock reserved for issuance under the Plan by 560,000 additional shares and (ii) extend the term of the Plan to ten years from the date of shareholder approval of the Amendment.
Our growth and future success depends on the efforts of our officers, directors and employees. We believe that equity compensation is important to help our Company to attract, retain and motivate employees and directors who will contribute to our long-term success and to provide incentives that are linked directly to increases in share value, which will benefit all of our shareholders. We had 177,003 shares remaining for issuance under the Plan as of March 26, 2025 (counting performance-based share units at maximum performance level). If our shareholders do not approve the Amendment, we will only grant awards under the Plan until the shares of our Common Stock available for issuance thereunder are exhausted. If our shareholders approve the Amendment, it will become effective on the date of such shareholder approval.
On the recommendation of our Compensation Committee, in consultation with the Company’s outside compensation advisors, and based on an analysis of the Company’s historic equity compensation share usage and the Company’s anticipated future equity compensation needs, our Board has unanimously approved, and recommends that our shareholders approve, the Amendment.
The Amendment and the Plan are summarized below and the full text of the Amendment and the Plan are attached to this Proxy Statement as Annex A. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Annex A carefully before you decide how to vote on this proposal.
Why Shareholders Should Approve the Amendment
Overview of Key Reasons to Approve the Amendment
•Equity incentive awards are an important element of our compensation philosophy
•Absent approval of the Amendment, the Company does not expect to have sufficient shares in the Plan reserve to make annual equity grants through 2026
•The Company has a history of prudent use of its share reserve and will continue to do so
•We expect that the share reserve under the Plan, as increased by the Amendment, will last about seven years
•Failure to approve the Amendment will likely result in an increased reliance on cash compensation
•We engaged independent, third-party compensation consultants to assist in determining the appropriate share reserve, as provided in the Amendment
The Board has reviewed and approved the Amendment and recommends shareholders vote “FOR” the proposal.
Equity Incentive Awards are an Important Element of Our Compensation Philosophy
•We believe that providing our officers, directors and employees with a proprietary interest in the growth and performance of our Company aligns their interests with the interests of our shareholders and enhances shareholder value.

Camden National Corporation 2023 Proxy Statement	7

Proposal Two
•We also believe that a significant portion of an executive officer’s compensation should be directly linked to our performance. Consistent with this philosophy, a substantial portion of the total compensation of our CEO and other named executive officers is delivered in the form of long-term incentive awards.
We Use Shares Prudently
As of December 31, 2024, 233,195 shares of our Common Stock remained available for grant under our Plan. As of the date of the Annual Meeting, that number will be further reduced by a maximum of 110,000 shares as a result of awards made after December 31, 2024 for annual awards, promotions and new-hires. If the Plan is approved by our shareholders, new grants will be made under the Plan following the Annual Meeting in accordance with the terms of the Plan.
In determining to adopt the Amendment, we considered the following:
•Share Reserve. The Board has approved the reservation of an additional 560,000 shares under the Amendment. No new grants will be made under the Plan between December 31, 2024 and the Annual Meeting, other than the awards with respect to a maximum of 110,000 shares referenced above.
•Burn Rate. The following table provides data on our annual share usage under our Plan for the last three full fiscal years:

Fiscal Year	Shares Subject to Options	Shares Subject to Restricted Stock	Shares Subject to Unrestricted Stock	Shares Subject to Performance- Based Awards (at Target)	Total Awards Granted	Shares Outstanding as of December 31	Annual Equity Burn Rate(1)

2024	—	63,317	16,677	21,215	101,209	14,739,339	0.69%
2023	—	83,911	21,265	23,186	128,362	14,565,952	0.88%
2022	—	53,755	13,434	11,800	78,989	14,567,325	0.54%
Three-year average burn rate							0.70%
1.Annual equity burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the year by (ii) the number of shares outstanding at the end of the applicable year.
•Expected Duration of the Plan. The Amendment will become effective as of the date of its approval if approved by the Company’s shareholders at the Annual Meeting (the “Amendment Effective Date”). Although the Plan will have a term of ten years from the Amendment Effective Date, we anticipate that based on our current grant practices the proposed share reserve under the Plan will be sufficient to meet our needs for about seven years. The actual duration of the Plan’s share reserve will depend on many factors, including future grant date stock prices, participation rates, award sizes, award type mix and levels, future grant practices, competitive market practices, our hiring and promotion activity, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.
•Dilution. Our equity plan dilution (or overhang rate) as of March 26, 2025 was 2.47%. Upon adoption of the Amendment, the Company expects its overhang (calculated on a fully diluted basis) to increase by 3.05% to 5.52%. We calculated our fully diluted overhang rate by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards by (2) the sum of the number of shares outstanding at the end of the calendar year plus the sum of (1) above.
Failure to Approve the Amendment Will Likely Result in Increased Reliance on Cash Compensation
If the Amendment is not approved by our shareholders at the Annual Meeting, we expect there will be an insufficient number of shares remaining under the Plan to grant annual equity awards beyond the 2025 calendar year. As such, we may be required to significantly increase the cash component of our compensation programs for our executive officers and other employees in order to remain competitive and to appropriately compensate our executive officers and other employees. Replacing equity awards with cash awards may not only misalign the interests of our executive officers and other employees with the interests of our shareholders, it would also increase our cash compensation expense and necessitate the use of cash that we could use for other business priorities.

8	Camden National Corporation 2025 Proxy Statement

Proposal Two
Share Information on Equity Compensation Plans as of March 26, 2025
The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plan as of March 26, 2025 (except as otherwise noted):

Number of Shares/Units

Total number of full value awards outstanding (includes restricted stock, restricted stock units (RSUs) and performance share units (PSUs))(1)	249,839
Total number of shares remaining available for future grant under the Plan(2)	177,003
Total number of shares of common stock outstanding as of the Record Date	16,885,571
1.Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved. The Company did not have any stock options or stock appreciation rights (“SARs”) outstanding as of March 26, 2025.
2.Represents the total number of shares available for future awards under the Plan reflecting performance-based awards at maximum payout. The Plan is our only active equity compensation plan as of March 26, 2025.

Equity Compensation Best Practice Plan Features
•“Double Trigger” Vesting
•No Discounted Stock Options or SARs
•No Repricing or Cash Buyouts of Stock Options or SARs
•Administration by Independent Directors
•Prohibition on the Payment of Dividends and Dividend Equivalents on Unvested Awards
•No Liberal Share Counting
•No Excise Tax Gross Ups
•Shareholder Approval Required for Material Amendments
•Awards Subject to Clawback policies
•Limitation on Director Awards
Summary of the Plan
Administration of the Plan. The Plan is administered by our Board’s Compensation Committee, which is composed exclusively of independent directors. The Compensation Committee has exclusive authority to select the participants to whom awards under the Plan may be granted and to determine the type, size and terms of each award. The Compensation Committee makes all determinations that it decides are necessary or desirable in the interpretation and administration of the Plan. Subject to certain limitations specified in the Plan, the Compensation Committee may delegate its authority to one or more officers of the Company with respect to awards to participants who are not subject to Section 16 of the Exchange Act.
Eligibility. Officers, employees, independent directors and key persons (including consultants and prospective employees) of the Company and its subsidiaries are eligible to receive awards under the Plan when designated as participants. We currently have approximately 715 employees and eleven non-employee directors who are eligible to receive awards under the Plan. In addition, approximately 145 employees currently participate in the Plan and are expected to continue to participate in the Plan.
Awards. The Compensation Committee may grant awards under the Plan in any one or a combination of the following forms: dividend equivalent rights; stock options; SARs; restricted stock; restricted stock units; performance-based awards; and other stock-based or cash-based awards. Each type of award is discussed in greater detail in “Types of Awards” below.
Authorized Shares; Limitations on, and Adjustments to, Shares Issuable Through the Plan. The Plan authorizes the issuance of up to 500,000 shares of Common Stock, plus any shares of Common Stock that are subject to outstanding awards under the Plan’s predecessor plan as of April 26, 2022 that subsequently cease to be subject to such awards by forfeiture or otherwise after April 26, 2022. The Amendment increases the number of shares of our Common Stock reserved for issuance under the Plan by 560,000 additional shares, from 500,000 to 1,060,000.

Camden National Corporation 2023 Proxy Statement	9

Proposal Two
Generally, for purposes of determining the maximum number of shares of our Common Stock available for issuance under the Plan, shares that are not issued - because an award is forfeited or cancelled - will not be deemed to have been issued under the Plan. The payment of dividend equivalent rights in cash in conjunction with any outstanding awards will not be counted against the aggregate plan share limit. If shares are tendered or withheld to satisfy the exercise price of a stock option (i.e., the net exercise procedure described below) or withheld for the payment of the tax withholding obligation associated with any award, those shares will not be available for reissuance under the Plan.
Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other relevant change to our capital structure. Further, the Compensation Committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.
Amendments to the Plan. The Board may amend the terms of the Plan at any time, subject to the shareholder approval requirements of applicable law, the NASDAQ, and other rules and regulations applicable to the Company. In addition, under the terms of the Plan, the Company’s shareholders must approve any amendment that would effectively reprice any outstanding stock options or SARs, except as permitted by the Plan in the event of certain specified changes in the Company’s capital structure. Also under the Plan, the Company’s shareholders must approve the cancellation (i.e., “buying out”) of any “underwater” stock option or SAR in exchange for cash, other property or another award. Further, no termination, amendment, suspension, or modification of the Plan may adversely affect in any material way any previously granted award without the consent of the recipient. The Plan also prohibits the Company from granting any stock options or SARs with automatic reload features.
Term of the Plan. No awards may be granted under the Plan after April 26, 2032, which is ten years after the date it was approved by our shareholders. The Amendment extends the term of the Plan to ten years after the date it is approved by our shareholders, such that no awards may be granted under the Plan after May 20, 2035.
Award Agreements. Awards are subject to the terms and conditions of the Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an award agreement between the Company and the participant.
Types of Awards. Each type of award that may be granted under the Plan is described below:
•Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights that entitle the grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid if the grantee had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. The Compensation Committee will determine whether such payments will be made in cash, in shares or in another form, whether they will be conditioned upon the exercise of the award to which the relate, the time or times at which they will be made and such other terms and conditions as deemed appropriate. Dividend equivalent rights may not be paid unless and until the underlying award to which they relate vests.
•Stock Options. Stock options granted under the Plan may be either ISOs within the meaning of Section 422 of the Code, or non-qualified stock options (“NQSOs”). ISOs may be granted only to employees of the Company or any subsidiary. Stock options granted under the Plan will be NQSOs if they (i) fail to qualify as incentive stock options, (ii) are granted to a person not eligible to receive ISOs under the Code, or (iii) otherwise so provide. NQSOs may be granted to persons eligible to receive ISOs and to independent directors and other key persons.
The Compensation Committee has authority to determine the terms and conditions of stock options granted under the Plan. However, the exercise price of such stock options will not be less than 100% of the fair market value of the Common Stock on the date or grant. The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. Stock options may be made exercisable in installments, and the exercisability of options may be accelerated upon the occurrence of certain events as determined by the Compensation Committee or from time to time at the discretion of the Compensation Committee. In the absence of such determination by the Compensation Committee, acceleration events are as set forth in the Plan. In general, unless otherwise permitted by the Compensation Committee, no stock option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution.
Stock options granted under the Plan may be exercised for cash or, if permitted by the Compensation Committee, by transfer to the Company (either actually or by attestation) of shares of Common Stock that are not then subject to restrictions under any Company plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that

10	Camden National Corporation 2025 Proxy Statement

Proposal Two
have a fair market value equivalent to the stock option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.
To qualify as ISOs, stock options must meet additional applicable federal tax requirements.
•Stock Appreciation Rights. A SAR is an award entitling the recipient to receive an amount in cash or shares of common stock of the Company, or a combination thereof, having a value equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price of the SAR, which price may not be less than 100% of the fair market value of the common stock of the Company on the date of grant (or more than the option exercise price per share, if the SAR was granted in tandem with a stock option) multiplied by the number of shares of common stock with respect to which the SAR was exercised. The Compensation Committee has the right to determine the form of payment. The Compensation Committee may award an SAR either as a freestanding award or in tandem with a stock option. If a SAR is granted in tandem with a NQSO, such SAR may be granted either at or after the time of the grant of such stock option. In the case of a SAR granted in tandem with an ISO, such SAR may be granted only at the time of the grant of the stock option. SARs granted in tandem with stock options are exercisable at such time or times and to the extent that the related stock options are exercisable. Upon exercise of a SAR, the applicable portion of any related stock option is surrendered. All SARs are exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.
•Restricted Stock. The Committee may grant shares, at a purchase price determined by the Committee, of common stock to any participant subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of pre- established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period is determined by the Committee, or, in the absence of such a determination, will be as set forth in the Plan. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her restricted stock award. Upon execution of a written instrument setting forth the restricted stock award and payment of any applicable purchase price, the participant has the rights of a shareholder with respect to the voting of the shares of restricted stock, subject to such conditions contained in the written instrument evidencing the restricted stock award. The restricted stock award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of restricted stock.
•Restricted Stock Units. The Committee also may award restricted stock units (“RSUs”) to participants. The RSUs are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the RSUs may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of an RSU. In the case of an election to defer cash compensation, any such election must be made no later than the last day of the tax year prior to the tax year in which the cash compensation is earned by the participant provided, however, that in the year in which the participant first becomes eligible to make such an election, the participant may make the election no later than 30 days after initial eligibility. In the case of an election to defer a restricted stock award, such election must be made by the participant: (i) no later than the 30th day after the grant of restricted stock, and (ii) no later than 12 months in advance of the earliest date on which the restrictions could lapse.
•Performance-Based Awards. The Committee may grant Performance Share Awards to any participant that entitles the recipient to receive shares of common stock of the Company upon the achievement of specified performance goals. The Committee may make Share Awards independent of or in connection with the granting of any other award under the Plan. The Committee in its sole discretion will determine whether and to whom Performance Share Awards are made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.
•Other Stock-Based or Cash-Based Awards. The Committee may grant cash bonuses under the Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).
Termination of Employment or Service. If a participant ceases to be an employee of the Company and its subsidiaries or to provide services to us for any reason, including death, disability, or retirement, the treatment of the participant’s award will be determined by the Compensation Committee and as provided for in the applicable award agreement.

Camden National Corporation 2023 Proxy Statement	11

Proposal Two
Nonassignability of Awards. From and after the Effective Date of the Plan, unless otherwise provided in the applicable award agreement, awards are non-assignable by the participant other than by will or under the laws of descent and distribution or, if approved by the Compensation Committee.
Clawback Policy. Awards granted under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time.
Effect of Certain Transactions and Change in Control
The Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in our outstanding Common Stock by reason of a recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend or other relevant change to our capital structure.
Unless otherwise provided in an award agreement, if there has been a change in control of the Company, as defined in the Plan, and within the two-year period following the change in control a participant’s employment or service is terminated by the Company without cause or by the participant for good reason (as such terms are defined in the Plan), then upon the date of the participant’s termination of service, (1) each award granted to such participant prior to the termination of service will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (2) any shares deliverable pursuant to awards will be delivered promptly (but no later than 15 days) following such participant’s termination of service. In the case of performance-based awards for which the performance period has not ended as of the date of the change in control, the vested amount will be deemed earned at the target level and will cease to be subject to any further performance conditions but will continue to be subject to service-based vesting following the change in control in accordance with the original performance period.
If a change in control occurs, the Compensation Committee will have the authority to take a variety of actions regarding outstanding awards. Within certain time periods and under certain conditions, the Compensation Committee may:
•require that all exercisable awards be exercised by a certain date;
•require the surrender to the Company of some or all exercisable awards in exchange for a stock or cash payment for each award equal in value to the per-share change in control value, calculated as described in the Plan, over the exercise or grant price;
•arrange or otherwise provide that each outstanding award shall be assumed or a similar award shall be substituted by a successor entity or a parent or subsidiary of such successor entity substantially preserving the otherwise applicable terms;
•modify the terms of awards to add events, conditions or circumstances upon which the vesting of such awards or lapse of restrictions thereon will accelerate; and/or
•deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue after closing (as is or as adjusted).
U.S. Federal Income Tax Consequences of Awards Under the Plan
The following discussion summarizes certain United States federal income tax consequences of the issuance of the awards that may be granted under the Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of equity awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory tax provisions are subject to change, as are their interpretations, and, moreover, their application may vary in individual circumstances. This summary does not cover federal employment tax or other federal tax consequences associated with awards under the Plan, nor does it address state, local, or non- United States tax consequences. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.
NQSOs, SARs, RSUs and Other Stock-Based Awards. A participant generally is not required to recognize income upon the grant of a NQSO, SAR, RSU or other stock-based award. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised or, in the case of RSU awards or other stock-based awards, upon the issuance of shares or receipt of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (i) in the case of a NQSO, an amount equal to the excess, if any, of the aggregate fair market value of the shares of our Common Stock underlying the options exercised over the aggregate exercise price, (ii) in the case of a SAR, the amount of cash or the fair market

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Proposal Two
value of any shares received upon exercise, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due upon the exercise of the award, and (iii) in the case of RSU awards or other stock-based awards, the amount of cash or the fair market value of any shares received in respect thereof, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due on the vesting or payment of such awards.
ISOs. A participant is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the participant holds the shares received upon exercise of an ISO for more than one year after exercise and two years after the date of grant of the option. If the participant satisfies this holding period, for regular tax purposes the participant will not realize income upon exercise of the ISO, and the Company will not be allowed an income tax deduction at any time with respect to the ISO. The difference between the exercise price and the amount realized upon disposition of the shares by the participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. If the participant fails to meet the holding period (other than by reason of death), a disqualifying disposition occurs and the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as long-term or short-term capital gain, depending on the length of time the shares were held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess (if any) of the sales price over the exercise price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the participant. Different consequences apply for a participant subject to the alternative minimum tax.
Restricted Stock. A participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. Any dividends received upon the vesting of the related restricted stock generally will be treated as compensation that is taxable as ordinary income to the recipient. If permitted by the applicable award agreement, a participant may make an election under Section 83(b) of the Code to recognize ordinary income on the date the restricted stock is granted in an amount equal to the excess (if any) of the fair market value of the shares over any amount paid for such shares.
Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.
Deductibility by the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not disallowed under Section 162(m) of the Code.
Effect of Change in Control. Under the “golden parachute” provisions of Section 280G of the Code, the accelerated vesting, exercisability or payout of awards under the Plan in connection with a change in control may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent upon the change in control in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participants may be subject to an additional 20% federal tax and may be nondeductible to the Company. The Company has entered into change in control agreements with each of its executive officers which, among other provisions, provide that, in connection with a change in control, the Company will reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to the tax imposed by Code Section 4999, but only if such reduction would result in the executive officer retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid (commonly referred to as a “net-better cutback”).
Section 409A. Certain awards under the Plan may constitute nonqualified deferred compensation under Section 409A of the Code. Such awards will be structured with the intention that they comply with, or are exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.
Withholding. Awards under the Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations. If shares of Common Stock are withheld or sold to satisfy a participant’s tax withholding obligations, the participant will be treated as having received such shares for purposes of the discussion above.

Camden National Corporation 2023 Proxy Statement	13

Proposal Two
New Plan Benefits
The amount of each grantee’s awards, if any, for 2025 will be determined in the discretion of the Compensation and Committee and therefore cannot be calculated. As a result, the benefits that will be awarded or paid under the Amendment are not currently determinable. The awards granted for the 2024 year, which would not have changed if the Amendment had been in place, are set forth in the following table:

Name	Position	Dollar Value ($)(1)	Number of Shares/Units(2)

Simon R. Griffiths	President and Chief Executive Officer	501,304	16,057
Michael R. Archer	Executive Vice President, Chief Financial Officer	134,336	4,567
William H. Martel	Executive Vice President, Chief Technology Officer	126,977	4,360
Patricia A. Rose	Executive Vice President, Retail and Mortgage Banking	124,639	4,277
Ryan A. Smith	Executive Vice President, Chief Credit Officer	126,587	4,335
Executive Group(3)		1,589,081	52,436
Non-Executive Director Group		563,186	16,677
Non-Executive Employee Group		933,371	30,168
1.Reflects the aggregate grant date fair value of stock awards for 2024 and was determined in accordance with ASC Topic 718. The value for the named executive officers and the executive group includes performance-based shares that does not necessarily represent the actual realized financial benefit because the performance-based shares have not yet been earned. For purposes of valuing the performance-based shares, the Company assumed achievement at the target level of performance and the dollar value provided represents the grant date fair value of the target number of shares. For a discussion of the assumptions used in the calculations of the grant date fair value of these shares and units refer to Note 17 of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024.
2.The named executive officers and the executive group number of shares/units includes performance-based shares with assumed achievement at the target level of performance and does not necessarily represent the actual realized shares because the performance shares have not yet been earned.
3.Represents the Company’s ten executive officers, including the Company’s five named executive officers shown separately above.

Certain tables below, under “Executive Officer Information,” including the 2024 Summary Compensation Table, the 2024 Grants of Plan-Based Awards Table, 2024 Outstanding Equity Awards at Fiscal Year-End, the 2024 Option Exercises and Stock Vested Table and the 2024 Nonqualified Defined Contribution Table (“DCRP”) set forth information with respect to prior awards granted to our named executive officers under the Plan. If our shareholders approve the Amendment at the Annual Meeting, the Compensation Committee will make grants of awards to officers, other employees, and non-employee directors as it deems necessary or appropriate.

14	Camden National Corporation 2025 Proxy Statement

Proposal Two
Equity Compensation Plan Information
The following table sets forth data for the Company’s equity compensation plans aggregated by the various plans approved by the Company’s shareholders and those plans not approved by the Company’s shareholders, in each case as of December 31, 2024:

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders	—	—	233,195
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	—	—	233,195
Recommendation and Required Vote
The Board believes that the Amendment will provide a valuable benefit to the Company by enhancing its ability to attract and retain highly qualified officers and employees. Accordingly, the Board has recommended that the Amendment be submitted to the shareholders at the Annual Meeting for their approval.
Our officers and other key employees have an interest in the Amendment, since each may be a recipient of the awards that may be granted in the future under the Plan by the Compensation Committee.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

Camden National Corporation 2023 Proxy Statement	15

Proposal Three Non-Binding Advisory Vote on Compensation of the Company's Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated under the Exchange Act.
The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board or to create or imply any change to the fiduciary duties of the Board. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
The Company has five named executive officers for 2024: Simon R. Griffiths, Michael R. Archer, William H. Martel, Patricia A. Rose, and Ryan A. Smith. The Company’s compensation program is designed to attract, motivate and retain its executive officers, who are critical to the Company’s success, through a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Discussion and Analysis” beginning on page 50 for additional information about the Company’s executive compensation programs.
For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

16	Camden National Corporation 2025 Proxy Statement

Proposal Four Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board has appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the Company's 2025 fiscal year. Representatives of RSM are expected to attend the Annual Meeting. The representatives are expected to be available to respond to questions and will have an opportunity to make a statement, if they desire to do so.
The Company is asking shareholders to ratify the selection of RSM as its independent registered public accounting firm because it believes it is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.
Services Rendered by and Fees Paid to Independent Registered Public Accounting Firm. The following table describes the services rendered by RSM and fees paid for such services by the Company for the years ended December 31, 2024 and 2023:

	For the Year Ended December 31,

Type of Fee	2024 ($)	2023 ($)

Audit Fees(1)	556,859	546,276
Audit-Related Fees(2)	35,000	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
1.The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002 (“SOX”), internal control reporting under Section 404 of SOX, review of financial statements included in the Company’s Form 10-Qs, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees and the audit of the Company's Uniform Single Attestation Program for Mortgage Bankers.
2.The aggregate fees for assurance and related services rendered related to the performance of the audit or review of the Company’s financial statements.
3.The aggregate fees for professional services rendered for tax compliance, tax audit assistance, tax advice and tax planning. There were no such tax services rendered for the years ended December 31, 2024 and 2023.
4.There were no other services rendered for the years ended December 31, 2024 and 2023.
The Audit Committee of the Board pre-approved all services provided by the principal accountant during the years ended December 31, 2024 and 2023. Each service to be provided by the principal accountant is presented for pre-approval at the Audit Committee’s regular meeting.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

Camden National Corporation 2023 Proxy Statement	17

Other Matters
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the Meeting. The Board knows of no other matter to be presented at the Meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the Meeting.

18	Camden National Corporation 2025 Proxy Statement

Commitment to Corporate Responsibility
We prioritize corporate responsibility and strive to be transparent, consistent, and thoughtful in our approach. Our corporate responsibility strategy guides how we conduct business and work towards driving positive change for our communities, customers, employees, and shareholders. Our annual Corporate Responsibility Report, which outlines our evolving and expanding strategy, is available on our website at www.CamdenNational.bank/corporateresponsibility. Our Corporate Responsibility Report is provided to shareholders for informational purposes only and is not part of, or incorporated by reference into, this Proxy Statement.
We are dedicated to integrating our values across the Company, leveraging all parts of our organization to create value for our employees, customers, communities, and shareholders.
OUR APPROACH TO CORPORATE RESPONSIBILITY

Our commitment to corporate responsibility is integrated across our Company. Our Board and executive management understand the critical importance of corporate responsibility matters to our future success and the success of our constituents.

BOARD OF DIRECTORS Oversees corporate responsibility strategy, initiatives, policies, and data. Monitors progress throughout our corporate responsibility journey. Board of Directors

EXECUTIVE LEADERSHIP
Makes strategic proposals to the Board and oversees the execution of the Board’s corporate responsibility strategy, with direct oversight of the Corporate Responsibility Working Team.
Executive Leadership Team

CORPORATE RESPONSIBILITY WORKING TEAM
Helps set policy and coordinates company wide corporate responsibility efforts. The cross-functional team manages the day-to-day implementation of company initiatives and accountability for performance.

Camden National Corporation 2025 Proxy Statement	19

Commitment to Corporate Social Responsibility
CORPORATE RESPONSIBILITY

CORPORATE GOVERNANCE
We believe in strong governance and a culture of ethics and integrity in all that we do. Effective and ethical corporate governance is essential to our long-term viability and the success of each of our business objectives. We follow these principles by:
•Maintaining a robust control environment that is embedded at all levels of the company.
•Adhering to a Code of Business Conduct and Ethics that sets expectations aligned with our core values.
•Protecting our customer’s personal and financial information through strong data privacy, cybersecurity, and third-party oversight.

HUMAN CAPITAL AND COMMUNITY ENGAGEMENT
We believe that all members of our communities should have the opportunity to enjoy prosperous and fulfilling lives and that our success should enrich all constituents. We support our customers, employees and communities through:
Human Capital Management: Attracting, engaging, and developing a highly skilled workforce where employees feel respected and valued is key to our long-term strategy. We create a dynamic and rewarding workplace by:

•Building a workplace where everyone has an equal opportunity to succeed and where a rich mix of perspectives drives innovation and excellence.
•Providing employees with opportunities to grow, learn and develop in their careers through internal and external education and development programs.
•Delivering competitive compensation and comprehensive benefits that focus on supporting the total well-being of our employees to provide a fulfilling work environment.
Consumer Financial Protection: Making financial products and services accessible and affordable by:
•Striving to act in the best interest of consumers by providing reasonably priced products, defining clear terms and disclosures, and offering fair and consistent service.
•Recognizing small businesses’ role in supporting economic deployment and job creation, and providing advice, guidance and education to meet their needs.
Community Engagement: Supporting area nonprofit organizations to build healthier and more resilient communities throughout our footprint by:
•Providing significant grant funding and encouraging employee volunteerism to provide financial expertise to nonprofit organizations.

SUSTAINABILITY
We recognize that we all have a role to play in environmental sustainability. We foster sustainability by:
•Financing clean energy and energy efficiency projects.
•Embracing digital tools to reduce paper usage and reliance on paper-intensive processes.
•Reducing waste and energy, and resource usage in our facilities.

20	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information
BOARD COMPOSITION
Information as of the date of this proxy:
Age

●45-50	●51-55	●55-60

●61-65	●66-75
Independence

●Independent
●Non-Independent
Tenure

7.5 Years

Average Board Tenure

0-5
6-10
11+

Gender

42%	58%

Female	Male
Race

● African American or Black
● White

Camden National Corporation 2025 Proxy Statement	21

Board of Director and Corporate Governance Information
CURRENT BOARD MEMBERS
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held their current occupation for at least the last five years. The ages of the board nominees and continuing directors have been presented as of December 31, 2024. Camden National Bank (the “Bank”) is a wholly owned subsidiary of the Company.

		First Year Elected or Appointed as Director of the:
Name	Age	Company	Bank	Term Expires
Craig N. Denekas	60	2017	2022	2025
Simon R. Griffiths(1)	51	2024	2024	2025
Rebecca K. Hatfield	47	2022	2022	2025
Larry K. Haynes(2)	60	2025	2025	2025
S. Catherine Longley	70	2014	2022	2025
Raina L. Maxwell(3)	53	2025	2025	2025
Marie J. McCarthy	56	2018	2018	2025
Robert D. Merrill	70	2022	2011	2025
James H. Page, Ph.D.	72	2008	2022	2025
Robin A. Sawyer(4)	57	2018	2018	2025
Carl J. Soderberg	62	2015	2015	2025
Lawrence J. Sterrs	71	2015	2016	2025
1.Mr. Griffiths joined the Company and the Bank in November 2023 and was appointed as President, Chief Executive Officer (“CEO”) and director of the Company and the Bank, effective January 1, 2024.
2.On January 2, 2025, the Company's Board of Directors increased the size of the Board by one seat and appointed Larry K. Haynes to the Board, effective upon completion of the Company’s acquisition of Northway Financial, Inc. (“Northway”). The appointment of Mr. Haynes, who served as a director of Northway prior to the acquisitions, was contemplated by and made in accordance with the terms of the Agreement and Plan of Merger, dated September 9, 2024, by and between the Company and Northway (the “Merger Agreement”).
3.On February 25, 2025, the Company's Board of Directors increased the size of the Board by one seat and appointed Raina L. Maxwell to the Board.
4.Ms. Sawyer was reappointed as a director in 2018, having previously served as a director of the Company from 2004 until her resignation in 2017.
There are no arrangements or understandings between any director or any other persons pursuant to which any of the above directors has been selected as a director or nominee for director. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

22	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information
BOARD NOMINEES

Craig N. Denekas

Experience and Qualifications:
Mr. Denekas serves as Trustee, Chairman and CEO of the Libra Foundation in Portland, Maine. This is a private grant-making charitable foundation with a mission of maintaining a balance and diversity of giving throughout the state of Maine and across all populations. In addition to traditional grant-making, the Foundation takes an innovative approach to program-related investing by establishing Maine-based enterprises such as the Pineland Farms group of national specialty food companies to create sustainable businesses and employment opportunities for Maine citizens. Prior to joining the Libra Foundation in 2001, where he served in multiple leadership positions before his appointment as Chief Executive Officer, Mr. Denekas was a director and shareholder at the law firm of Perkins, Thompson in Portland, Maine, with over a decade of practice focused primarily on corporate acquisitions, business law, real estate and commercial lending matters. Mr. Denekas has served as a Trustee and on various boards of directors, including the Barbara Bush Foundation for Family Literacy based in Florida and the Fisher Charitable Foundation of Maine, and was past Chairman of the Board of Trustees of Maine Public Broadcasting.
Age: 60
Director Since: 2017
Camden National Corporation Committees: Audit Committee, Corporate Governance & Risk Committee, and Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •Trustee, Chairman and CEO of the Libra Foundation •Director and Shareholder at the law firm of Perkins, Thompson

Camden National Corporation 2025 Proxy Statement	23

Board of Director and Corporate Governance Information

Simon R. Griffiths

Experience and Qualifications:
Mr. Griffiths joined the Company in November 2023 as Executive Vice President (“EVP”) and Chief Operating Officer, and was announced as the successor to the president and CEO. Mr. Griffiths became president and CEO of the Company and the Bank on January 1, 2024, and was also appointed to the boards of directors of the Company and the Bank. Prior to joining the Company, Mr. Griffiths most recently served as executive vice president - head of core banking at Citizens Bank, where he managed the retail, business banking, contact center, deposit, and core banking digital delivery channels, including nearly 1,100 branches, commercial real estate, deposit and checking business, and new market expansion. He joined Citizens Bank in 2015 from Santander Bank, where he served as executive vice president, managing director of the retail network.
Age: 51
Director Since: 2024
Camden National Corporation Committees: Capital Planning Committee and Technology Committee
Other Directorships: •Camden National Bank

Career Highlights:
•President and CEO, Camden National Corporation and Camden National Bank
•Executive Vice President, Head of Core Banking, Citizens Bank
•Executive Vice President, Managing Director Retail Network, Santander Bank

24	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information

Rebecca K. Hatfield

Experience and Qualifications:
Ms. Hatfield is the Chief Strategy and Growth Officer at Hancock Lumber. Previously, Ms. Hatfield served as President and CEO at Avesta Housing, a nonprofit affordable housing provider, a role she held from September 2022 through December 2024. During her nine years at Avesta Housing, Ms. Hatfield also held several other leadership roles, overseeing real estate development, construction services, property management and other functions. Ms. Hatfield brings to the Company's Board of Directors both her significant leadership experience and a deep understanding of Maine's housing and economic development challenges and the needs of Maine's low- and moderate-income population. Before joining Avesta, she was a senior vice president at Citigroup, working within the private, commercial and corporate banks. In addition to her nonprofit leadership, real estate development and property management experience, she has over 15 years of experience in finance, with a focus on deal structuring, underwriting, risk analysis, portfolio management, and relationship management. Ms. Hatfield’s finance and risk management experience will support her contributions as a member of the Capital Committee, as well as her role on the Asset Liability Committee of Camden National Bank. Ms. Hatfield’s previous employment also includes five years as a software and network engineer. Ms. Hatfield was named Mainer of the Year in 2022 by Maine Magazine and a Mainebiz Women to Watch in 2021. In 2023, she received the MaineHousing Stephen B. Mooers Award. She currently serves as the board chair for Genesis Community Loan fund and serves on the board of the John T. Gorman Foundation.
Age: 47
Director Since: 2022
Camden National Corporation Committees: Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •Chief Strategy and Growth Officer, Hancock Lumber •President and CEO, Avesta Housing •Senior Vice President, Citigroup

Camden National Corporation 2025 Proxy Statement	25

Board of Director and Corporate Governance Information

Larry K. Haynes

Experience and Qualifications:
Mr. Haynes is president and chief executive officer of the Grappone Automotive Group headquartered in Bow, New Hampshire. Mr. Haynes oversees the daily operation of the five retail auto stores and 380 team members. Mr. Haynes is also responsible for various dealership and non-dealership real estate holdings. Mr. Haynes joined Grappone Automotive in 1997 as its Chief Financial Officer. Mr. Haynes’ previous employment includes serving as Chief Financial Officer of MEG Asset Management, Inc. and Vice President and Controller of Hilco, Inc., a Bank of Ireland subsidiary that acquired First NH Banks Inc. Mr. Haynes began his public accounting career as an auditor for a firm which is now Deloitte. Mr. Haynes is a Certified Public Accountant and Certified Financial Planner® and a graduate of Leadership New Hampshire. He earned his master’s degree in business administration from Southern New Hampshire University and his Bachelor of Science degree in accounting, with an economics minor, from Plymouth State University.
Age: 60
Director Since: 2025
Camden National Corporation Committees: Audit Committee
Other Directorships: •Camden National Bank
Career Highlights: •President and CEO of Grappone Automotive Group •CFO of MEG Asset Management

26	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information

S. Catherine Longley

Experience and Qualifications:
Ms. Longley is the retired Executive Vice President and Chief Operating Officer of The Jackson Laboratory, a global biomedical research institution in Bar Harbor, Maine where she led operations from 2018 to 2024, having first joined as the Vice President and Chief Financial Officer in 2016. Before this, Ms. Longley served as the Senior Vice President of Finance & Administration and Treasurer at Bowdoin College in Brunswick, Maine for fourteen years. She has held various legal and regulatory roles, including as a partner at Verrill LLP in Portland, Maine and as Commissioner of Professional & Financial Regulation in the cabinet of former Maine Governor Angus King. She currently serves on the board of trustees at Maine Maritime Academy, a public higher education institution in Castine, Maine, and has served on multiple non-profit and for-profit boards throughout her career. Ms. Longley holds a Bachelor of Arts degree in history from Bowdoin College, a J.D. cum laude from Suffolk University Law School, and is a member of the Maine Bar. Ms. Longley’s extensive background in law, banking regulation, as well as direct oversight and active engagement in financial oversight roles makes her an asset to the Board and is the Company’s designated “Financial Expert” under the NASDAQ rules. Her career experience has resulted in Ms. Longley’s expertise in understanding financial statements and accounting methodologies which is essential to her service as the Audit Committee Chair and the Audit Committee “Financial Expert,” and in her role as a member of the Capital Committee. Ms. Longley’s strong knowledge of the Maine market and broader global experience lends support to the Company from a strategic and competitive perspective.
Age: 70
Director Since: 2014
Camden National Corporation Committees: Audit Committee (Chair) and Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Chief Operating Officer of The Jackson Laboratory •Chief Financial Officer, The Jackson Laboratory •Senior Vice President, Bowdoin College

Camden National Corporation 2025 Proxy Statement	27

Board of Director and Corporate Governance Information

Raina L. Maxwell

Experience and Qualifications:
Ms. Maxwell was recently named Vice President, Controller at L.L.Bean, Inc., overseeing Accounting, Tax, Treasury and Financial Operations. She started her career at L.L.Bean in 2004 in the finance area, where she spent several years overseeing the planning, development, and execution of corporate long-term strategic financial initiatives until becoming Vice President, Customer Satisfaction in 2011. She brings over 13 years of experience in strategically building and leading L.L.Bean’s award-winning customer satisfaction program, directing strategic planning efforts and ensuring delivery of a high quality service experience across channels. Prior to L.L.Bean, Ms. Maxwell held several financial roles at Standard & Poor’s Corporate Value Consulting, formerly PricewaterhouseCoopers LLP, CARANA Corporation, and Washington Capital Associates. Ms. Maxwell is a graduate of Leadership Maine, earned her master’s degree in business administration from the University of Virginia, and her Bachelor of Arts degree in economics and international affairs from the University of New Hampshire. She is active in the community and recently fulfilled nine years on the Board of Wolfe’s Neck Center for Agriculture and the Environment, where she served as Treasurer and Chair of the Finance Committee.
Age: 53
Director Since: 2025
Other Directorships: •Camden National Bank
Career Highlights: •VP, Controller at L.L.Bean •VP, Customer Satisfaction at L.L.Bean

28	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information

Marie J. McCarthy

Experience and Qualifications:
Ms. McCarthy recently served as Chief Operations Officer at L.L.Bean prior to retiring in April 2025. Ms. McCarthy had been with L.L.Bean since 1993, working primarily in human resources throughout her career. Ms. McCarthy’s role with L.L.Bean evolved in recent years to include current oversight of Operations, including Fulfillment, Returns, Manufacturing, Customer Satisfaction, and Corporate Facilities and Real Estate. Ms. McCarthy was a member of L.L.Bean’s Investment Committee and Benefits Committee, Retail Real Estate Committee (governing store selection/construction), and Corporate Real Estate Committee (overseeing all corporate holdings). In her leadership role at L.L.Bean, Ms. McCarthy supported over 3,500 employees and is well versed in all of the challenges that organizations face in hiring, developing and retaining talent. She has also been responsible for managing extensive operations that serve L.L.Bean’s customers worldwide. Ms. McCarthy currently serves on the Board of Directors of Maine Health, and the Board of Directors of the Olympia Snowe Women’s Leadership Institute, and has shared her talents with a number of other nonprofit organizations over the years.
Age: 56
Director Since: 2018
Camden National Corporation Committees: Compensation Committee (Chair) and Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Chief Operations Officer of L.L.Bean

Camden National Corporation 2025 Proxy Statement	29

Board of Director and Corporate Governance Information

Robert D. Merrill

Experience and Qualifications:
Mr. Merrill currently serves as President of Merrill Furniture in Ellsworth, Maine, a position he has held since 1998. Mr. Merrill also serves as a director of Merrill Blueberry Farms. Mr. Merrill brings to the Company's Board of Directors his significant understanding of Camden National Bank and its business, gained over his more than a decade of experience as a director of Camden National Bank. Mr. Merrill also brings his experience in running an independently owned business and its need for technology and easy access to banking services to his role on the Technology Committee. Mr. Merrill brings a strong business acumen and understanding of commodity market strategies and financial analysis that contributes to his success in his role as Chair of the Bank’s Directors Asset Liability Committee and Trust Committee. As a small business owner, Mr. Merrill has a depth of experience in strategic decision-making, business operations and business growth and development that lend to his overall contribution to the Company and Bank Boards. Mr. Merrill is well known in the Down East Maine business community in the Ellsworth Area having been recognized as the Chamber of Commerce 2010 Citizen of the Year. Mr. Merrill formerly served on the Ellsworth Business Development Committee for three years. Mr. Merrill formerly sat on the board of Maine Coast Memorial Hospital, for which he served as treasurer, vice chair and chair. He was also chair of the Maine Coast Memorial Hospital Emergency Department Capital Campaign. Mr. Merrill is currently serving on the Northern Light Maine Coast capital campaign for the new birthing center.
Age: 70
Director Since: 2022
Camden National Corporation Committees: Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •President, Merrill Furniture

30	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information

James H. Page, Ph.D.

Experience and Qualifications:
Dr. Page is Chancellor Emeritus of the University of Maine System. As Chancellor, a role he held from 2012 until his retirement in 2019, he had executive responsibilities for the governance and administration of Maine's public universities, including more than 5,000 employees, seven campuses, law school and associated programs and facilities. Dr. Page was previously principal and CEO of James W. Sewall Company, which provides consulting services in forestry, engineering and geographic information management. Dr. Page currently consults on higher education matters nationwide. Dr. Page is recognized as a leader throughout Maine, and has received many awards for his professional and civic activity over the years.
Age: 72
Director Since: 2008
Camden National Corporation Committees: Audit Committee, Compensation Committee, and Technology Committee (Chair)
Other Directorships: •Camden National Bank
Career Highlights: •Former Chancellor of the University of Maine System •Principal and CEO of James W. Sewall Company

Camden National Corporation 2025 Proxy Statement	31

Board of Director and Corporate Governance Information

Robin A. Sawyer

Experience and Qualifications:
Ms. Sawyer served for five years as Vice President of Corporate Finance and Corporate Controller at WEX Inc., prior to her retirement in 2018. Before joining WEX Inc., Ms. Sawyer spent more than ten years as Vice President and Corporate Controller at Fairchild Semiconductor International, Inc. She is the former Director of Financial Planning and Reporting at Cornerstone Brands, Inc., and she formerly worked at Baker, Newman & Noyes, LLC and its predecessor firm of Ernst & Young. Ms. Sawyer is a certified public accountant and her experience in public accounting and finance roles uniquely positions her to add value in her Board role. Her overall strong business acumen, executive and management skills, experience in managing business growth, and organizational management supports her contributions to the Board in the areas of corporate strategy, merger and acquisitions, compensation and all financial related matters. Her prior experience as Corporate Controller at both WEX, Inc. and Fairchild Semiconductor International, Inc. supports her role as Chair of the Capital Committee with a broad understanding of capital management. Ms. Sawyer’s direct experience with publicly traded companies and their shareholders provides deep knowledge and direct understanding of the regulatory environment within which the company operates; she also has a strong understanding of the Maine economic and business climate all of which contribute to her being a strong board member. She also brings her business experience and knowledge of public company governance and disclosure requirements to her roles on the Compensation Committee and the Governance and Risk Committee. Until June 2021, she served on the board of directors of the Gulf of Maine Research Institute, where she was Treasurer, Chair of the Finance Committee, and a member of the Executive Committee, and on the board of its subsidiary, Gulf of Maine Properties, Inc.
Age: 57
Director Since: 2018(1)
Camden National Corporation Committees: Capital Planning Committee (Chair), Compensation Committee, and Corporate Governance & Risk Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Corporate Controller of WEX, Inc.

1.Ms. Sawyer was reappointed as a director in 2018, having previously served as a director of the Company from 2004 until her resignation in 2017.

32	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information

Carl J. Soderberg

Experience and Qualifications:
Mr. Soderberg is currently the President of Soderberg Company, Inc., a construction firm that has been in business for over 50 years and which he has led since 1992. Soderberg Company, Inc. is a family-owned business serving all of Maine, completing highway and airport construction as well as heavy civil construction work. Mr. Soderberg also continues to develop commercial real estate throughout Maine through Nordic Properties and CSS Development, Inc. Mr. Soderberg brings his understanding of Maine, his small business experience, which includes skills in leadership, decision making, business operations, employee relations and real estate expertise, to his role as a director and as Chair of the Bank’s Director Credit Committee. Mr. Soderberg has served on numerous boards, including First Citizens Bank, The Bank of Maine, and The University of Maine Presque Isle Foundation Board. Mr. Soderberg’s prior board experience contributes to his strong understanding of regulatory, investor and governance requirements which contribute to his impact on the Governance and Risk Committee. Mr. Soderberg is currently on the Board of Directors for Cary Medical Center, serving on the Strategic planning committee and as Chair of the Finance committee. He also serves as a Director for the Bigrock Mountain ski area and Northern Skiers Club.
Age: 62
Director Since: 2015
Camden National Corporation Committees: Corporate Governance & Risk Committee
Other Directorships: •Camden National Bank
Career Highlights: •President, Soderberg Company, Inc.

Camden National Corporation 2025 Proxy Statement	33

Board of Director and Corporate Governance Information

Lawrence J. Sterrs

Experience and Qualifications:
Mr. Sterrs currently serves as the Chairman of the Board of Camden National Corporation and joined the Board in 2015. Mr. Sterrs currently is the Chairman and CEO of the Unity Foundation, a public charity that invests in building the capacity of nonprofits that serve both local Maine communities and statewide needs. As of September 2022, Mr. Sterrs became the Executive Chairman of the Star of Hope Foundation. In this capacity, he will lead the Star of Hope Foundation through board development, strategic planning, asset management and program development. Mr. Sterrs previously served as the chair of the board of directors of UniTek, Inc. and its telecom subsidiary, UniTel, Inc. from 1994 until 2022. Mr. Sterrs formerly served as the Chief Executive Officer of UniTek, Inc. and UniTel, Inc. until 2003, and as Vice President of both companies from 2003 until his retirement in early 2022. Mr. Sterrs began his 49-year telecom career working with ConTel Corporation across the Northeast where he held executive leadership positions in network design and planning, legislative and regulatory strategy, and project and operations management. After leaving ConTel Corporation as Assistant Vice President, Mr. Sterrs worked at the accounting and consulting firm of BerryDunn as manager of telecommunications consulting where he specialized in telecom mergers, acquisitions and regulatory and legislative strategy development. Mr. Sterrs brings to the Company's Board of Directors his extensive director and business experience of nearly 50 years in the telecommunications industry, both as a direct leader and in consulting roles. His extensive experience in the areas of regulatory oversight, governance, management, leadership and technology support his membership on the Compensation and Technology Committees. Through Mr. Sterrs work at the Unity Foundation, he has significant knowledge of the economic and community development needs of Maine and has a deep understanding of the Maine business and nonprofit community. Mr. Sterrs has been appointed by several Maine Governors to various task forces and steering committees, and has served as the vice-chair of the Maine Telecommunications Infrastructure Steering Committee Mr. Sterrs currently serves on boards in both the for-profit and non-profit areas.
Age: 71
Director Since: 2015
Camden National Corporation Committees: Governance and Risk Committee (Chair), Compensation Committee. and Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •Chairman and CEO of the Unity Foundation •Executive Chairman of the Star of Hope Foundation •Former CEO and Board Chair of UniTek, Inc. and its subsidiary UniTel, Inc.

34	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information
DIRECTOR QUALIFICATIONS AND EXPERIENCE
The following table identifies the specific experience, qualifications, attributes, and skills that led to the conclusion by the Board that each director nominee should serve as a director of the Company and the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. This information supplements the biographical information previously provided. In addition to the information presented regarding each person’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that they should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.

	Denekas	Griffiths	Hatfield	Haynes(1)	Longley	Maxwell(2)	McCarthy	Merrill	Page	Sawyer	Soderberg	Sterrs	Total
Business Experience
General Business Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Financial Services Industry Knowledge		✓	✓	✓	✓					✓	✓	✓	7
Experience in Managing Growth	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Experience in Organization Development	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Executive Experience & Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Financial Service Experience		✓	✓	✓	✓	✓				✓	✓		7
Audit, Compensation or Corporate Governance Experience	✓	✓	✓	✓	✓		✓		✓	✓	✓	✓	10
Regulatory Experience		✓	✓		✓					✓	✓	✓	6
Large Shareholder Relationship Experience		✓			✓					✓			3
Well Connected to the Community	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Professional Experience	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	11
Collegiality	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Industry Experience
Accounting		✓		✓	✓					✓	✓	✓	6
Merchandising				✓			✓	✓			✓		4
Insurance	✓				✓								2
Technology & Cybersecurity		✓	✓				✓		✓	✓		✓	6
Asset Management	✓	✓	✓	✓	✓					✓		✓	7
Community Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Law	✓				✓								2
Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
1.On January 2, 2025, the Company's Board of Directors increased the size of the Board by one seat and appointed Larry K. Haynes to the Board, effective upon completion of the Company’s acquisition of Northway. The appointment of Mr. Haynes, who served as a director of Northway prior to the acquisition, was contemplated by and made in accordance with the terms of the Merger Agreement.
2.On February 25, 2025, the Company's Board of Directors increased the size of the Board by one seat and appointed Raina L. Maxwell to the Board.

Camden National Corporation 2025 Proxy Statement	35

Board of Director and Corporate Governance Information
CORPORATE GOVERNANCE INFORMATION
We operate within a comprehensive plan of corporate governance for the purpose of defining director independence; assigning Board responsibilities; setting high standards of professional and personal conduct for directors, officers, and employees; and monitoring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Board has adopted a set of Corporate Governance Guidelines that provides additional information on board governance-related matters. The Board has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, employees and officers. The Code of Conduct covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Conduct. In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Corporate Controller, Treasurer, and all other officers of the Company in Finance and Audit. You can review our Corporate Governance Guidelines, Code of Business Conduct, and Ethics and Financial Code of Ethics for Financial Officers on our website located under the “About — Investor Relations” tab at www.CamdenNational.bank. Any material amendments to either of these documents, or waivers of the Code (to the extent applicable to any of our directors or executive officers), will be disclosed promptly under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board and its Committees Oversee:
•Management’s development of the Company’s multi-year strategic plan and the annual financial operating plan, and monitor the implementation and progress of these plans.
•Our Company’s practice of high ethical standards and management’s implementation of effective policies and practices to protect the reputation and assets of the Company.
•Our audit functions and SOX program, our independent registered public accounting firm, and the integrity of our financial statements.
•Our Company’s creation and administration of appropriately designed compensation programs and plans.
•Management’s identification, measurement, monitoring and control of the Company’s material risks, including: Capital; Credit; Compliance and Legal; Interest Rate; Liquidity; Market; Operational; People and Compensation; Reputation; Strategic Alignment; Technology, including cybersecurity; and Vendor and Third Party.
Other Responsibilities of the Board and its Committees Include:
•Overseeing succession planning for our Board, CEO and other key executive management.
•Completing an annual formal Board evaluation, including self and peer-evaluations for nominees of our Board.
•Identifying and evaluating director candidates and nominating qualified individuals to serve on our Board that reflect an appropriate mix of experience, areas of expertise, perspectives, and characteristics.
•Overseeing the Company’s engagement with, and disclosure to, shareholders and other parties regarding corporate responsibility matters.
•Reviewing our CEO’s performance and approving the total annual compensation of our CEO and other executive officers.

36	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information
LEADERSHIP STRUCTURE
The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee proposes director nominees to the Board for election by the shareholders, including any management directors. Except for the CEO of the Company, all directors of the Company are “independent” directors. The Chair of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. The current policy of the Board is that the offices of the Chair of the Board and CEO should be separate, and the Chair of the Board should be selected from among the independent directors. Management directors do not serve as Chairs of any of the Board’s Committees nor do they participate in the Corporate Governance and Risk Committee or Compensation Committee meetings unless by invitation of the committee chair. Upon our CEO's retirement, our CEO is required to offer to tender to the Board their resignation as a member of the Board effective immediately concurrent with the retirement. The Corporate Governance and Risk Committee is required to evaluate the appropriateness of the former CEO’s continued service on the Board in light of the new circumstances, including any impact to the independence of the Board as a whole, and then recommend to the Board whether the Board should accept the resignation. The Corporate Governance and Risk Committee nominates the Chair and, if appropriate, Vice Chair roles for election by the entire Board. The independent directors meet in executive session periodically to help ensure that there is adequate oversight of management and that there is ample time to assess the Company’s activities separate from management.
SHAREHOLDER COMMUNICATION WITH THE BOARD
Our shareholders may communicate directly with the members of the Board by writing directly to those individuals c/o Camden National Corporation at its principal executive offices: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.
SHAREHOLDER DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING
Nominations for election to the Board may be made by any shareholder of the Company. Shareholder director nominations for the Company's 2026 annual meeting must be made in writing and delivered or mailed to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, no later than the close of business on February 19, 2026, which is the 90th day prior to the first anniversary of the Annual Meeting, nor earlier than the close of business on January 20, 2026, which is the 120th day prior to the first anniversary of the Annual Meeting. In the event that the date of the 2026 annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice is required to set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder must furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these requirements and may instruct the inspector of election to disregard all votes cast for such nominee. If a shareholder should propose a candidate, we anticipate that the Corporate Governance and Risk Committee would evaluate that candidate on the basis of the criteria noted above and under “Corporate Governance and Risk Committee” on page 39. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.
In addition to satisfying all of the requirements under our bylaws, any shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.

Camden National Corporation 2025 Proxy Statement	37

Board of Director and Corporate Governance Information
OTHER SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Shareholders may also present proper proposals (other than director nominations) for consideration at future shareholder meetings. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2026 annual meeting of shareholders must be received by the Company by December 5, 2025. Shareholder proposals must also comply with the requirements as to form and substance established by the SEC for a proposal to be included in the proxy statement and form of proxy.
Shareholders may also propose business to be brought before an annual meeting, but not to be included in the Company's proxy statement, pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice to propose business to be considered by the shareholders at the Company's 2026 annual meeting of shareholders must be received by the Secretary of the Company no earlier than January 20, 2026 and no later than February 19, 2026.

38	Camden National Corporation 2025 Proxy Statement

Board of Director and Corporate Governance Information
DIRECTOR ATTENDANCE AT MEETINGS OF THE BOARD AND ITS COMMITTEES AND ANNUAL SHAREHOLDER MEETING
During 2024, the Board held twelve regular meetings and three special meetings. Each of the directors attended over 90% of the total number of meetings of the Board and the committees of the Board on which they served during the year. Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of shareholders, we expect that our directors will attend the Annual Meeting, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2024, all directors attended the annual meeting of shareholders.
The Board has five standing committees: Corporate Governance and Risk Committee, Audit Committee, Compensation Committee, Capital Planning Committee, and Technology Committee. The following table sets forth the current members of each committee of the Board:

Name of Director	Corporate Governance and Risk	Audit	Compensation	Capital Planning	Technology

Non-Employee Directors:
Craig N. Denekas
Rebecca K. Hatfield
Larry K. Haynes(1)
S. Catherine Longley
Raina L. Maxwell(2)
Marie J. McCarthy
Robert D. Merrill
James H. Page, Ph.D.
Robin A. Sawyer
Carl J. Soderberg
Lawrence J. Sterrs
Employee Directors:
Simon R. Griffiths
– Member – Chair
1.Mr. Haynes joined the Board and the Audit Committee on January 2, 2025.
2.Ms. Maxwell joined the Board on February 25, 2025.
CORPORATE GOVERNANCE AND RISK COMMITTEE
The Company believes that a key element of effective risk management is strong corporate governance, and, accordingly, has combined the oversight of these areas in a single committee, the Corporate Governance and Risk Committee. This committee oversees the annual evaluation of the Board, Board Committees and management; oversees the Company’s risk management program; oversees engagement with, and disclosure to, shareholders and other parties regarding corporate responsibility matters; and reviews the adequacy of the Company’s Articles of Incorporation and Bylaws, Code of Business Conduct and the Corporate Governance Guidelines. The Company maintains many of its corporate documents on its website for public viewing, which can be located on the “About — Investor Relations” tab at www.CamdenNational.bank.

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Board of Director and Corporate Governance Information
The Corporate Governance and Risk Committee also assists the Board by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board. The Corporate Governance and Risk Committee is responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers, and employees and an annual evaluation to determine whether the Board and its committees are functioning effectively.
The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by considering recommendations made by directors, management, and shareholders. The Corporate Governance and Risk Committee considers and evaluates all director candidates recommended by our shareholders in accordance with the procedures set forth in the Corporate Governance and Risk Committee’s charter, including by submitting with any recommendation supporting information outlined in the charter. A shareholder who wishes to recommend a director candidate for consideration by the Corporate Governance and Risk Committee may do so by submitting such recommendation and required supporting information to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, who will forward all recommendations to the Corporate Governance and Risk Committee.
To be considered by the Corporate Governance and Risk Committee, all shareholder recommendations for director candidates must be submitted to the Secretary of the Company not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting.
To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee’s charter provides that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, areas of expertise, knowledge, perspectives, and abilities that will assist the Board in fulfilling its responsibilities. The charter also requires any director nominee to meet the following minimum criteria:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.
•Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.
In identifying and evaluating proposed director candidates, the Corporate Governance and Risk Committee may consider, in addition to the minimum qualifications and other criteria outlined above, any facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, their depth and breadth of business experience or other background characteristics, their independence and the needs of the Board. The Corporate Governance and Risk Committee’s charter prohibits the Corporate Governance and Risk Committee from discriminating against any nominee on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The Company seeks to maintain a Board that includes members who reflect an appropriate mix of backgrounds, skills, talents, professional experiences, and attributes.
The Corporate Governance and Risk Committee also oversees risk management practices for the Company. The Corporate Governance and Risk Committee reviews the Company’s Risk Appetite Statement and Risk Management Policy annually, and the Company’s Risk Assessment Process semi-annually. The Corporate Governance and Risk Committee then recommends the policy to the Board for approval. It is the intent of the Company and the Board to ensure, through this policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management (“ERM”) program that identifies, measures, monitors, mitigates, and controls risk in the Company’s systems,

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Board of Director and Corporate Governance Information
processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President (“EVP”) of Enterprise Risk Management and Chief Risk Officer (“CRO”), who is a member of executive management. This structure reflects the Company’s commitment to risk management. The EVP of Enterprise Risk Management and CRO reports to the President and CEO of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and the Audit Committee. The Company’s Risk Management Program is designed to provide sufficient information to management and the Board to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.
In addition, information security, including cybersecurity, is a high priority for the Company, and its importance has been highlighted by numerous, highly publicized events in recent years that include cyberattacks, and more recently ransomware and phishing attempts, against financial institutions. The Board, through the various Board and management committees, actively oversees the management of risks related to cybersecurity through the following oversight:
•The Corporate Governance and Risk Committee has oversight of the ERM program, which includes overseeing the completion of the Company’s semi-annual Risk Assessment Process, reviewing the Company’s Risk Appetite Statement and Risk Management Policy, and overseeing the ongoing monitoring and reporting through the ERM program. This committee, as part of its risk oversight, reviews the Company’s cyber insurance policy and coverage levels annually.
•The Audit Committee has oversight of the monitoring and testing of the Company’s information security-related activities and internal controls governing information technology. The Company requires its employees to complete annual information security training and robust, ongoing employee testing, the results of which are reported to the Audit Committee.
•The Technology Committee is responsible for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources, and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives.
•The Management ERM Committee oversees the Company’s management of all business risks, including those related to cybersecurity, to reasonably assure that the Company manages risks effectively and makes well-informed decisions, while in pursuit of achieving acceptable returns. The foundation of the ERM program is the enterprise-wide framework that identifies and monitors the Company’s risk appetite; business strategy and risk coverage; governance and policies; risk data and infrastructure; measurement and evaluation; control environment; risk response and mitigation; and stress testing.
•The Management Disclosure Committee oversees the Company’s financial reporting, including its control environment and infrastructure under the Sarbanes-Oxley Act. The Management Disclosure Committee discusses any cybersecurity incidents at least quarterly and considers the need for any related disclosure. There were no known cybersecurity breaches during 2024.
•The Cybersecurity Incident Response Team (“CSIRT”) is responsible for defining and carrying out the Company's approach to incident monitoring, detection, response, and reporting. The CSIRT is a management-level team and is directed under the Company’s cybersecurity response plan, which is part of its information security policy and program.
Cybersecurity reports are provided to the Board on a regular basis. The Company’s Information Security Officer prepares and provides periodic training programs to members of the Board to assist the Board in remaining informed of the Company’s cybersecurity policies and practices. The Board is responsible for review and approval of the Company’s information security policy and program on an annual basis.
There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.
The Corporate Governance and Risk Committee held five meetings during 2024.
The Corporate Governance and Risk Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.

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Board of Director and Corporate Governance Information
AUDIT COMMITTEE
The Audit Committee assists the Board in overseeing, among other things: (1) the integrity of the Company’s financial reports, including policies, procedures and practices regarding the preparation of the financial statements, the financial reporting process, disclosures, and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent accountants; and (4) the performance of the Company’s internal audit function and independent accountants.
The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results, including the adequacy of the allowance for credit losses, before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the internal auditors and reviews and approves the Company’s internal audit plan. Annually, the Audit Committee also reviews and updates its committee charter, reviews and self-evaluates its performance, and participates in the preparation of the audit report contained in this Proxy Statement.
Although the Audit Committee has the duties and responsibilities set forth above and as set forth in its charter, management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon.
The Audit Committee has established procedures for the receipt, treatment, and retention of complaints on a confidential basis. We encourage employees and third-party individuals and organizations to report concerns about our internal accounting controls or auditing matters. The Audit Committee Complaint Procedures are reviewed and approved annually by the Audit Committee. A copy of the Audit Committee Complaint Procedures is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board has determined that all four members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board has determined that Ms. Longley (Chair) qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee met ten times during 2024. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.

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Board of Director and Corporate Governance Information
Report of the Audit Committee
In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm its written disclosures and letter regarding its independence from the Company, as required by applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm its independence from the Company and management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.
During 2024, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2024, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. Respectfully submitted by the members of the Audit Committee of the Board:
S. Catherine Longley, Chair
Craig N. Denekas
Larry K. Haynes
James H. Page, Ph.D.
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
COMPENSATION COMMITTEE
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executive officers and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews compensation for the Company’s CEO and other executive officers, including its named executive officers, including base salary, annual incentive, long-term incentives, benefits and other elements of compensation. In addition to reviewing competitive market factors, the Compensation Committee also considers the total compensation mix and each element of compensation within the executive’s total compensation package.
The Compensation Committee met nine times during 2024. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
Compensation Committee Interlocks and Insider Participation
Ms. McCarthy (Chair), Mr. Page, Ms. Sawyer and Mr. Sterrs served as members of the Compensation Committee for the calendar year 2024. We have no Compensation Committee interlocks. None of our Compensation Committee members is a current officer or employee of the Company. None of the members of the Compensation Committee has ever served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or as a director of any entity that has an executive officer who serves as a member of our Compensation Committee or the Board.

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Board of Director and Corporate Governance Information
CAPITAL PLANNING COMMITTEE
The Capital Planning Committee assists the Board in fulfilling the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. The Capital Planning Committee is also responsible for overseeing compliance with the Company's regulatory capital requirements. This committee met four times during 2024. The Capital Planning Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
TECHNOLOGY COMMITTEE
The Technology Committee assists the Board in fulfilling the Board’s responsibilities for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives. This committee met four times during 2024. The Technology Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
BOARD EVALUATIONS
On an annual basis, Board members complete a confidential survey provided through an outside firm which solicits feedback from our directors with respect to the effectiveness of the Board. All nominees who are members of the Board are peer-evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the Board. Each year, each committee reviews its charter and evaluates performance based on the specific committee charter requirements. This evaluation is reflected in the committee minutes that are reported to the Board.
MANDATORY DIRECTOR RETIREMENT
The Company’s Corporate Governance Guidelines require directors to offer to tender their retirement from the Board immediately upon reaching the age of 75. The Corporate Governance and Risk Committee evaluates the appropriateness of any such director’s continued service on the Board and recommends to the Board whether to accept the director’s resignation.
DIRECTOR STOCK OWNERSHIP GUIDELINES
The Company’s Corporate Governance Guidelines require directors to beneficially own shares of Common Stock of the Company having a market value of $150,000 (“Qualifying Shares”). The Board may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of Common Stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements. As of the date of this proxy statement, all directors met or will meet the Qualifying Shares requirement.
ANTI-HEDGING AND PLEDGING RESTRICTION POLICY
The Company has adopted a policy that, among other things, prohibits any director or officer from engaging in any hedging transactions (which includes short sale transactions, purchases of the Company’s Common Stock on margin, and buying or selling any puts, calls or other derivative transactions that have the effect of reducing the economic exposure to the shares of Common Stock). In addition, directors and officers are prohibited from pledging shares of the Company’s Common Stock as collateral for a loan, although exceptions to this pledging limitation may be granted for good cause.

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Board of Director and Corporate Governance Information
DIRECTOR INDEPENDENCE
The Board has determined that the following directors, constituting eleven of the Company’s twelve directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Denekas, Haynes, Merrill, Page, Soderberg, and Sterrs; and Mses. Hatfield, Longley, Maxwell, McCarthy and Sawyer. In determining Mr. Denekas' independence, the Board considered that the Company sublets office space from the Libra Foundation, a non-profit organization where Mr. Denekas is the CEO. The Board concluded that such relationship would not be considered to impair Mr. Denekas’ independence. The Board also has determined that each member of the Corporate Governance and Risk Committee, the Audit Committee, and the Compensation Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the SEC, the Internal Revenue Service (“IRS”), and applicable committee charters.
DIRECTOR COMPENSATION
The Company director compensation helps to attract and retain qualified candidates to serve on the Board. Any employee who also serves as a director, currently only our President and CEO, does not receive any compensation for their service as a director. The following table shows total compensation, and its components, earned by or awarded to each non-employee director for the year ended December 31, 2024, who served on the Company’s Board during 2024:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Craig N. Denekas	50,200	35,014	85,214
David C. Flanagan(4)	25,217	—	25,217
Rebecca K. Hatfield	42,000	35,014	77,014
S. Catherine Longley	56,250	35,014	91,264
Marie J. McCarthy	54,400	35,014	89,414
Robert D. Merrill	41,000	35,014	76,014
James H. Page, Ph.D.	53,500	35,014	88,514
Robin A. Sawyer	52,200	35,014	87,214
Carl J. Soderberg	46,950	35,014	81,964
Lawrence J. Sterrs(5)	118,700	35,014	153,714
1.Mr. Haynes and Ms. Maxwell did not serve on the Company’s Board during 2024 and did not earn compensation as non-employee directors during 2024.
2.Includes fees for which the director has elected to receive shares of our Common Stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2024 was as follows: 1,392 shares for Mr. Denekas, 786 shares for Mr. Flanagan, 1,153 shares for Ms. Hatfield, 1,512 shares for Ms. McCarthy, 1,296 shares for Mr. Soderberg and 818 shares for Mr. Sterrs. The number of shares issued to each participating director for director fees in lieu of cash is calculated using the Company's closing share price on March 20, June 20, September 20 and December 20 (or the previous business day), subject to the Company's Insider Trading Policy.
The fees earned for Messrs. Flanagan, Merrill, Soderberg and Sterrs and Mses. Hatfield and Sawyer include committee fees received from the Bank for committee membership. The fees earned for Mr. Sterrs also include fees received as Chair of the Bank.
3.The amounts shown reflect the aggregate grant date fair value of shares granted during 2024 without restriction, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. See Note 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying valuation of equity awards. We maintain an Independent Directors’ Equity Compensation Program (“IDECP”), which is a sub-program under the 2022 Equity and Incentive Plan. Under the IDECP, each independent director of the Company and Bank receives an annual grant of Company stock with a grant date fair value of approximately $35,000, determined based on the closing share price of a share of Company stock on the grant date with vesting terms set by the Compensation Committee annually. Each Company and Bank director, except for Mr. Flanagan who retired from both the Company’s and the Bank’s Boards effective May 1, 2024, received 1,080 shares of Company stock on May 31, 2024 (the prior trading day to the annual June 1 grant date), based on the Company’s same day 2024 closing price of $32.42 per share. Shares granted to our independent directors in 2024 were fully vested on the grant date and not subject to any restrictions. As of December 31, 2024, none of our independent directors held any unvested stock or unexercised options.

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Board of Director and Corporate Governance Information
4.Mr. Flanagan retired from both the Company’s and the Bank’s Boards effective May 1, 2024.
5.Mr. Sterrs served as the chair of the Company and the Bank during 2024.
DIRECTOR COMPENSATION PROGRAM
The Compensation Committee engages Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant to the Compensation Committee, to research and analyze independent director compensation on an annual basis. There were no changes made to director compensation during 2024.
The tables below outline the schedule of fees paid to Company and Bank directors for their services during 2024:

	Annual Retainer			Annual Equity Grant ($)

2024 Director Compensation Components	Chair ($)	Member ($)	Meeting Fee ($)

Camden National Corporation Board of Directors	60,000(1)	20,000	1,000	35,000
Audit Committee	10,000	—	825	—
Compensation Committee	7,500	—	825	—
Corporate Governance and Risk Committee	7,500	—	825	—
Search and Transition Committee(2)	—	—	825	—
Other Committees, including: (1) Capital Planning, (2) Technology, and (3) Bank Committees	—	—	500	—
1.Fees received as Chair of the Company and Chair of the Bank Board are $35,000 and $25,000, respectively.
2.The Board formed the Search in Transition Committee in 2023 to establish the process to identify and onboard a successor CEO. Mr. Griffiths’ became our CEO, effective January 1, 2024. The Search and Transition Committee met twice during 2024. The Search and Transition Committee was no longer active as of December 31, 2024.
In 2024, the Compensation Committee, with advice from Meridian, completed its annual market review of independent director compensation, which included consideration of current director pay practices and philosophies. The Compensation Committee recommended to the Board in January 2025, and the Board approved, the following changes to the Company’s director compensation program, effective January 1, 2025: (1) eliminate Board and committee fees; (2) in lieu of Board meeting fees, increase the Board member annual retainer from $20,000 to $45,000; (3) in lieu of committee meeting fees, establish an annual retainer for each committee as follows: (i) $10,000 for the Audit Committee, (ii) $6,000 for the Compensation Committee, (iii) $6,000 for the Corporate Governance and Risk Committee, (iv) $2,500 for each of the Capital Planning, Technology, Investment/Asset-Liability, Credit, and Trust Committees, and (4) increase the committee chair annual retainer for each committee as follows: (i) increase the Audit Committee from $10,000 to $20,000, (ii) increase the Compensation Committee from $7,500 to $12,500, (iii) increase the Corporate Governance and Risk Committee from $7,500 to $12,500, (iv) establish an annual retainer of $5,000 for the chairs of the Capital Planning, Technology, Investment/Asset-Liability, Credit, and Trust Committees. As part of annual market review, the Compensation Committee also assessed its annual equity grant and related practices to the Company and the Bank independent directors, and no change to the amount or practice was recommended at this time as both were in line with current market practices. The table below outlines the schedule of fees to be paid to Company and Bank directors for their services during 2025:

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Board of Director and Corporate Governance Information

	Annual Retainer		Annual Equity Grant ($)

2025 Director Compensation Components	Chair ($)	Member ($)

Camden National Corporation Board of Directors	60,000(1)	45,000	35,000
Audit Committee	20,000	10,000	—
Compensation Committee	12,500	6,000	—
Corporate Governance and Risk Committee	12,500	6,000	—
Other Committees, including: (1) Capital Planning, (2) Technology, and (3) Bank Committees	5,000	2,500	—
1.Fees received as Chair of the Company and Chair of the Bank Board are $35,000 and $25,000, respectively.
DIRECTOR DEFERRED COMPENSATION PLAN
The Company maintains the Camden National Corporation Deferred Compensation Plan under which each non-employee director of the Company and the Bank may annually elect to defer all or a portion of the director’s annual retainer and/or chair and meeting fees, subject to the “Director Stock Ownership Guidelines” outlined on page 44. Under the Deferred Compensation Plan, a participating director may elect from various payment alternatives, although full payout must be made no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding notional investments in certain investment funds (similar to those offered in the Company’s 401(k) Plan) that are selected by the participating director. The Camden National Corporation Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.
RELATED PARTY TRANSACTIONS
The Board has a written Related Party Transactions Policy and uses a centralized process under the EVP, Enterprise Risk Management and CRO’s responsibility to review, monitor and report transactions with related parties. The Related Party Transactions Policy sets forth our policies and procedures for reviewing and approving any transaction with related persons (which includes directors, director nominees, executive officers, shareholders holding 5% or more of our voting securities, or any immediate family member or affiliated entity of the foregoing). Our policies and procedures cover, among others, any transaction in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) our Company is a participant, and (3) a related person has or will have a direct or indirect material interest (each, a “Related Party Transaction”). Under these policies and procedures, all proposed Related Party Transactions must be submitted by the EVP, Risk Management and CRO to the Corporate Governance and Risk Committee or its Chair for approval. Any Related Party Transaction approved by the Chair of the Corporate Governance and Risk Committee must be reported at the next meeting of the Corporate Governance and Risk Committee or the Board. The Corporate Governance and Risk Committee will approve only those Related Party Transactions that it determines are in good faith and consistent with the best interests of the Company and its shareholders. If a Related Party Transaction was entered into without being submitted for prior approval, the Corporate Governance and Risk Committee would take appropriate action, which may include, but is not limited to, rescinding the Related Party Transaction.
During 2024, there were no Related Party Transactions, other than the financial transactions described below. There were no Related Party Transactions entered into in 2024 for which our policies and procedures were not followed, or that were not required to be reviewed, approved or ratified under our policies and procedures.
The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2024, the outstanding loans, including unused commitments, by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $538,500. These loans were made in the ordinary course of business on substantially the same terms, including

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Board of Director and Corporate Governance Information
interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.
All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, SOX permits banks and bank holding companies to extend credit to their directors and officers, provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

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Executive Officer Information
IDENTIFICATION OF NAMED EXECUTIVE OFFICERS
The Compensation Discussion and Analysis describes how we compensate our executives, including our 2024 named executive officers who are listed below:

Name	Position with Company or Bank	Age
Simon R. Griffiths	President and Chief Executive Officer	51
Michael R. Archer	Executive Vice President, Chief Financial Officer	41
William H. Martel	Executive Vice President, Chief Technology Officer	55
Patricia A. Rose	Executive Vice President, Retail and Mortgage Banking	61
Ryan A. Smith	Executive Vice President, Chief Credit Officer	52
Please refer to the Company’s December 31, 2024 Report on Form 10-K, Part I, Item 1. "Business — Information about our Executive Officers" for additional information about the Company’s named executive officers.
All of the named executive officers hold office at the discretion of the Board. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

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Compensation Discussion and Analysis
OVERVIEW
The Compensation Committee has responsibility for establishing, implementing and monitoring our compensation programs and pay practices consistent with our executive compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executives is fair, reasonable, competitive, performance-based and aligns with shareholders' interests. The Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, as well as the Compensation Committee’s determinations regarding executive compensation and the rationale for those determinations. The compensation tables for the named executive officers provide more detailed information beginning on page 69.
EXECUTIVE SUMMARY
Mr. Griffiths has served as President, CEO, and director of the Company and the Bank since January 1, 2024. The following highlights the strategic achievements of the Company during 2024, Mr. Griffiths’ first year as CEO:
Enhanced Our Profitability and Financial Return Profile — Strong financial performance during 2024 led to higher net income on a GAAP and non-GAAP basis compared to 2023 (as further described below). Decisive actions were taken to improve the Company’s net interest margin during 2024, with net interest margin growing each quarter, from 2.30% for the first quarter to 2.57% for the fourth quarter of 2024. Our improved net interest margin coupled with disciplined expense management resulted in a return on average assets of 0.92% for 2024 compared to 0.76% for 2023, and a return on average shareholders’ equity of 10.36% compared to 9.30% for 2023.
Completed the Acquisition of Northway — On January 2, 2025, the Company completed the mergers of Northway with and into the Company, and of Northway’s bank subsidiary, Northway Bank, with and into the Bank, with the Company and the Bank surviving. The acquisition of Northway provided a great opportunity for two historic franchises in Northern New England to combine and create a premier banking and financial services franchise across Maine and New Hampshire through 73 total branches. Upon completion of the transaction on January 2, 2025, the Company’s total assets were approximately $7.0 billion.
Successful Onboarding of Three New Executive Team Members — During 2024, Mr. Griffiths successfully added three new members to the executive team, including the Executive Vice President, Commercial Banking, the Executive Vice President, Managing Director of Camden National Wealth Management, and Executive Vice President, Chief Human Resources Officer.
Improved Our Employee Engagement Score — Amongst the leadership changes during 2024, the Company hosted its annual employee engagement survey and was pleased to report an overall increase in its engagement score and reaching the 72nd percentile across our third-party provider’s global ranking.
Industry-Leading Customer Satisfaction — Named to Forbes 2024 World’s Best Banks List for the fourth consecutive year. The Company was one of 68 U.S. banks being recognized, based on a consumer survey that evaluates feedback from more than 49,000 banking customers across 33 countries. The banks that earned a spot were evaluated in categories such as digital services, customer service, quality of financial advice, and trust.
Leader in Serving Small Businesses — The Company was presented the “Lender at Work for Maine” award from the Finance Authority of Maine (FAME). This marks the fourteenth time the Company received this honor, recognizing outstanding commitment to supporting Maine businesses and its workforce. In 2024, the Company partnered with FAME to provide 55 loans totaling over $15 million, which helped to create 108 Maine jobs and retain an additional 611 jobs.

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Compensation Discussion and Analysis
Financial Results
For 2024, the Company reported net income of $53.0 million and diluted EPS of $3.62, each an increase of 22% compared to 2023. Adjusting for certain transactions during 2023 and 2024, we reported core net income (non-GAAP) of $53.4 million and core diluted EPS (non-GAAP) of $3.65 for 2024, each an increase of 1% over 2023. During 2024, we incurred merger-related costs of $1.2 million, before taxes, associated with the acquisition of Northway. During 2023, we took certain actions to improve the Company’s future earnings capacity and profitability, which included the sale of certain investments to reposition our balance sheet in response to the shift in the interest rate environment. These actions resulted in pre-tax investment losses totaling $10.3 million. We also wrote-off our investment in a Signature Bank corporate bond due to Signature Bank’s failure, which resulted in a pre-tax loss of $1.8 million. We sold our investment in this corporate bond in 2024 and recovered $910,000, before taxes.
Throughout 2024, we continued our work and efforts from 2023 with a goal of continuing to improve and optimize our net interest margin and maintain our strong asset quality. Over the course of 2024, we took various actions to improve our net interest margin. Those actions, combined with the Federal Reserve reducing the Federal Funds Rate by 100 basis points during the second half of 2024, resulted in an improvement to our net interest margin from a reported 2.30% for the first quarter of 2024 to 2.57% for the fourth quarter of 2024. Our improvement in net interest margin consistently each calendar quarter throughout 2024, along with continued strong asset quality and disciplined management of our operating expenses, translated into strong reported earnings for 2024. Profitability continues to improve, highlighted by a return on average assets of 1.01%, return on average equity of 10.99% and a return on average tangible shareholders’ equity (non-GAAP) of 13.50% for the fourth quarter of 2024.

Financial Highlights ($ in thousands, except per share data)	2023	2024	Change

Earnings and Profitability
Net income	$43,383	$53,004	22%
Diluted earnings per share (“EPS”)	$2.97	$3.62	22%
Core net income (non-GAAP)(1)	$52,980	$53,432	1%
Core diluted EPS (non-GAAP)(1)	$3.63	$3.65	1%
Return on average assets	0.76%	0.92%	0.16%
Return on average equity	9.30%	10.36%	1.06%
Return on average tangible equity (non-GAAP)(1)	11.83%	12.83%	1.00%
Efficiency ratio (non-GAAP)(1)	61.52%	62.36%	0.84%
Balance Sheet
Total Assets	$5,714,506	$5,805,138	2%
Loans	$4,098,094	$4,115,259	—%
Deposits	$4,597,360	$4,633,167	1%
Credit Quality and Capital
Non-performing assets to total assets	0.13%	0.11%	(0.02)%
Total risk-based capital ratio	14.36%	15.11%	0.75%
Tangible common equity ratio (non-GAAP)(1)	7.11%	7.64%	0.53%
1.Refer to Appendix A on page 90 for a description of non-GAAP measures and a reconciliation of non-GAAP to GAAP financial information.

Camden National Corporation 2025 Proxy Statement	51

Compensation Discussion and Analysis
COMPENSATION BEST PRACTICES AND SOUND GOVERNANCE
Our compensation programs incorporate and reflect best practices, including the following:

What We Do
Provide long-term incentives, 50% of which are performance-based and only vest upon achievement of predefined performance goals
Retain an independent compensation consultant to provide advice on compensation-related matters
Review benchmarking analyses comparing our executive compensation practices to peer companies so that our executive compensation remains consistent with market practices
Impose caps on short-term and long-term incentive compensation payments
Perform an annual incentive compensation risk assessment for all active executive and employee incentive compensation plans
Maintain stock ownership guidelines for the CEO and the Company's other named executive officers
Deliver a significant portion of executive pay in the form of performance-based compensation to align pay and performance
Provide for double trigger vesting in the Company's change-in-control agreements
Maintain a clawback policy in compliance with SEC and NASDAQ listing standards

What We Don’t Do
Provide excise tax gross-up on change-in-control payments
Allow current payment of dividends on unearned performance shares
Allow executive officers to engage in hedging and pledging transactions
Maintain ongoing employment contracts that provide severance entitlements

52	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
COMPENSATION PHILOSOPHY AND OBJECTIVES
The Company’s compensation philosophy seeks to attract and retain highly qualified executive officers by providing a mix of salary, incentives and benefits that appropriately motivate while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk-related behaviors and helping to ensure executive officers have comprehensive knowledge of their total compensation package.
The compensation programs for the Company’s executive officers have been designed to:
•Provide competitive base salaries, and short- and long-term incentives that align the interests of the executive officers with the Company’s short- and long-term financial goals;
•Drive performance and motivate executive officers toward the goal of enhancing long-term shareholder value;
•Balance cash and equity compensation with a focus on prudent risk management;
•Attract and retain highly qualified executive officers needed to achieve strategic goals, and maintain a stable executive management group; and
•Allow flexibility in responding to business needs and the constraints and dynamic conditions in the markets in which we do business, as well as to changing laws and accounting standards.
Decisions regarding executive compensation are evaluated in light of the Company’s performance, local and regional job market availability for each position, economic conditions in New England, and the Company’s short- and long-term business plans. Moreover, the Compensation Committee’s goal is to review and analyze each element of compensation, considering the entire compensation package. The Compensation Committee seeks to ensure that rewards for executive officers, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.
The Compensation Committee generally targets executive pay at the market median with actual compensation scaling higher or lower to reflect Company and individual performance. From time to time, the Compensation Committee may target pay above or below market median for an executive, depending on a variety of factors including the executive’s role, responsibilities, experience, and performance, among others.

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Compensation Discussion and Analysis
EMPHASIS ON “AT RISK”/PERFORMANCE-BASED PAY
For 2024, 53% of our CEO’s target total compensation and 35% of our named executive officers' target total compensation (i.e., base salary, target annual short-term incentives (“STI”) and target long-term incentives (“LTI”)) was “at risk” and directly contingent on the Company’s performance. In addition, our performance shares, which represent 50% of each executive’s target LTI, are based on three-year performance goals. This pay mix is consistent with the compensation mix of our peer group. Actual annual STI and LTI awards are subject to the achievement of pre-established performance goals and designed to link directly to shareholder value. The following charts illustrate the 2024 pay mix for our CEO and the average of our other named executive officers.
ROLE OF SHAREHOLDERS, COMPENSATION COMMITTEE, EXECUTIVES AND SENIOR MANAGEMENT, AND CONSULTANTS AND ADVISERS
Shareholders
The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of the named executive officers (“Say-on-Pay”). The Company has a high approval rating from its shareholders for its compensation philosophy and practices, including 96%, 99% and 99% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal at the 2024, 2023 and 2022 annual meeting of shareholders, respectively. As we evaluated our compensation practices and decisions for 2024, we were mindful of the strong support that our shareholders have expressed for our philosophy of linking compensation to performance and the interests of the Company’s shareholders. The Compensation Committee will continue to consider shareholder feedback in the future.
Compensation Committee
The duties and responsibilities of the Compensation Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive officer compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s executive officers.
The Compensation Committee assists in fulfilling the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Compensation Committee makes compensation decisions for the Company’s named executive officers, including establishing frameworks for how executives will be compensated, and approves equity awards for executive officers and the delegation to the CEO of an equity award pool that may be used for non-executive officer awards within pre-established parameters.

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Compensation Discussion and Analysis
Executives and Senior Management
The Company’s management provides information and input as requested by the Compensation Committee to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Compensation Committee. For example, the Compensation Committee receives recommendations from the CEO with respect to executive officer pay adjustments, other than with respect to the CEO’s own compensation. The Compensation Committee may request members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated.
Although management may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding executive compensation. The Compensation Committee regularly meets in executive session without management present.
Incentive Risk Review
The Company's management, with the support of the Compensation Committee, has implemented a Management Incentive Oversight Committee to oversee, monitor and assess the risks of all active executive and employee incentive compensation plans. Annually, the incentive plans are evaluated by the Management Incentive Oversight Committee to assess risk management processes and risk mitigation practices. As such, internal control structures are in place, and we believe continue to be appropriate, to maintain the Company’s risk profile within acceptable limits and to help ensure that employees are not incentivized to take excessive risk positions. Based upon the review of the various program design features that drive compensation, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that help ensure that management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans are not reasonably likely to lead to excessive risk taking pursuant to industry standards.
CONSULTANTS AND ADVISERS
The Compensation Committee uses the services of various consultants and advisers when it deems necessary and appropriate. The Compensation Committee engages independent compensation consultants to provide guidance in several critical areas, such as benchmarking and best practice analysis, understanding shareholder perspectives, assessing director and executive compensation, supporting regulatory reporting, providing peer group analysis, reviewing policies and procedures, providing education, briefing on trends and changes, and explaining the impact of regulation on compensation and incentive practices.
For 2024, the Compensation Committee engaged the consulting services of Meridian to provide independent advice and counsel related to CEO, executive and director compensation, including peer and market compensation benchmarking. The Compensation Committee also used the services of Sullivan & Cromwell, LLP (“S&C”), to advise on its compensation plans and arrangements with executives.
The Compensation Committee considered the independence of Meridian and S&C in light of SEC and NASDAQ rules for compensation committees and compensation consultants and concluded that the work performed by Meridian and S&C did not raise any conflict of interest.

Camden National Corporation 2025 Proxy Statement	55

Compensation Discussion and Analysis
COMPENSATION COMMITTEE ACTIVITY AND KEY INITIATIVES FOR 2024 EXECUTIVE COMPENSATION
The Compensation Committee evaluates existing compensation program components on a periodic basis to maintain the Company’s competitive position in the marketplace and to meet its goal of attracting, motivating, and retaining key executives.
The Compensation Committee took the following actions relating to the compensation program for the Company’s executive officers, including the named executive officers, during 2024:
•Assessment of Proxy Peer Group — Engaged Meridian to perform a proxy peer group assessment for purposes of analyzing and measuring executive compensation for the Company's executive officers. Please refer to “Benchmarking Compensation” on page 56 for further details.
•Base Salary — Approved the 2024 base salary increase recommendations provided by the CEO for each of the Company’s executive officers. Please refer to “Base Salary” on page 49 for further details.
•Executive Annual Incentive Program (“EAIP”) and Bonuses — Approved 2024 EAIP participants and design, including performance metrics, goals, and payout targets, and the actual payouts for the 2024 EAIP program year. Please refer to “Executive Annual Incentive Program” on page 59.
•Management Stock Purchase Program (“MSPP”) — Approved the 2024 MSPP discount of 25% and the 2024 MSPP stock awards for the named executive officers. Please refer to “Management Stock Purchase Program (“MSPP”)” on page 53 for further details.
•Long-Term Incentive Program (“LTIP”) — (1) Approved the 2021 – 2023 LTIP performance level and payout for each participant, and (2) approved the 2024 – 2026 LTIP participants and its design, including establishment of goals and key metrics. Please refer to “Long-Term Incentive Program” beginning on page 63 for further details on the program and grants.
•Camden National Corporation Deferred Compensation Plan (“DCP”) — Approved a supplemental contribution by the Company to active participants in the plan. Please refer to “2024 Nonqualified Deferred Compensation Table (DCP)” on page 77 for further details.
•Defined Contribution Retirement Plan (“DCRP”) — Approved the annual grant of “deferred stock units” to each participant in the DCRP. Please refer to “2024 Nonqualified Deferred Compensation Table (DCRP)” on page 73 for further details.
•Executive Stock Ownership Requirements — The Compensation Committee reviewed the current stock ownership requirements as well as the status of named executive officers meeting those requirements. Please refer to “Executive Stock and Clawback Policies” on page 60 for further details.
BENCHMARKING COMPENSATION
The Compensation Committee believes that considering appropriate benchmarks for compensation analyses is an effective method for evaluating executive and director compensation. On an annual basis, the Compensation Committee engages a compensation consultant to conduct market competitive reviews, which, generally, include an assessment of compensation compared to market (e.g., industry-specific surveys and proxy peer group, where applicable), including an assessment of base salary, annual and long-term incentive targets and target total direct compensation. The Compensation Committee uses this information to determine appropriate salary and target incentive levels for executive officers. The Compensation Committee reviews the peer group periodically through the year and may make adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes.
2024 Peer Benchmarking Group — Below is the peer group list (including the peer company's stock ticker symbol presented in parentheses next to the company's name) used to assess the Company's 2024 executive and director compensation. The peer group was objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks headquartered in New England, New York, New Jersey and Pennsylvania, excluding New York Metro banks; and (2) Total Asset Size Criteria: banks with median asset size similar to the Company (at that time).

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Compensation Discussion and Analysis
Peer Group Used for 2024 Pay Opportunities

Bankwell Financial Group, Inc. (BWFG)	First Commonwealth Financial Corporation (FCF)	S&T Bancorp, Inc. (STBA)
Bar Harbor Bankshares (BHB)	Lakeland Bancorp, Inc. (LBAI)	The First of Long Island Corporation (FLIC)
Brookline Bancorp, Inc. (BRKL)	Mid Penn Bancorp, Inc. (MPB)	Tompkins Financial Corporation (TMP)
Cambridge Bancorp (CATC)	NBT Bancorp Inc. (NBTB)	TrustCo Bank Corp NY (TRST)
CNB Financial Corporation (CCNE)	Northfield Bancorp, Inc. (NFBK)	Univest Financial Corporation (UVSP)
Enterprise Bancorp, Inc. (EBTC)	Orrstown Financial Services, Inc. (ORRF)	Washington Trust Bancorp, Inc. (WASH)
Financial Institutions, Inc. (FISI)	Peoples Financial Services Corp. (PFIS)
2025 Peer Benchmarking Group — Following the Company’s acquisition of Northway, the Compensation Committee, with advice from Meridian, made adjustments to the peer group to be more reflective of the combined organization.
Below is the peer group list (including the peer company's stock ticker symbol presented in parentheses next to the company's name) used to assess the Company's 2025 executive and director compensation. The peer group was objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks headquartered in New England, New York, New Jersey and Pennsylvania, excluding New York Metro banks; and (2) Total Asset Size Criteria: banks with median asset size similar to the Company (including consideration of the acquisition of Northway).
Peer Group used to Assess 2025 Pay Opportunities

Bar Harbor Bankshares (BHB)	Mid Penn Bancorp, Inc. (MPB)	S&T Bancorp, Inc. (STBA)
Brookline Bancorp, Inc. (BRKL)	Northeast Bancorp (NBN)	The First Bancorp, Inc. (FNLC)
CNB Financial Corporation (CCNE)	Northfield Bancorp, Inc. (NFBK)	Tompkins Financial Corporation (TMP)
Enterprise Bancorp, Inc. (EBTC)	Orrstown Financial Services, Inc. (ORRF)	Univest Financial Corporation (UVSP)
Financial Institutions, Inc. (FISI)	Peapack-Gladstone Financial Corporation (PGC)	Washington Trust Bancorp, Inc. (WASH)
First Commonwealth Financial Corporation (FCF)	Peoples Financial Services Corp. (PFIS)
Upon the completion of the Company’s acquisition of Northway on January 2, 2025, the Company was positioned at the median for total assets.

Camden National Corporation 2025 Proxy Statement	57

Compensation Discussion and Analysis
2024 COMPENSATION PROGRAM COMPONENTS
In 2024, the compensation for the Company's executives, including the named executive officers, was comprised of the following elements:

Element	Description	Primary Objectives

Base Salary	Fixed cash payment reflecting the executive’s responsibilities, performance and expertise.	•Fixed level of compensation appropriate for the named executive officer's role •Recruit and retain executives

Executive Annual Incentive Program (“EAIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year.	•Encourage and reward individual and overall Company performance relative to current plans and objectives

Long-Term Incentive Program (“LTIP”)
Annual equity grants are allocated 50% as performance shares and 50% as service-based restricted stock. The performance shares are granted with the opportunity to earn from 0% to 200% of the target award contingent on the Company’s achievement of pre-defined performance goals over a three-year performance period. The service-based restricted shares are intended to encourage retention and vest one-third per year over three years.
•Promote achievement of long-term financial and strategic objectives •Align the interests of executives with shareholders •Provide retention

Management Stock Purchase Program (“MSPP”)
Executives and officers at the level of vice president and above may elect to receive restricted shares in lieu of up to 20% of the annual cash incentive at a discount. Executives are required to participate at the 20% level until the executive’s stock ownership requirements are satisfied. Restricted shares granted under the MSPP cliff-vest after two years.
•Promote executive stock ownership •Align the interests of executives with shareholders •Provide retention

Retirement and Other Benefits	Qualified and non-qualified deferred compensation plans, defined contribution retirement plans, and other benefits.	•Provide retention •Maintain market competitiveness •Support financial security

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Compensation Discussion and Analysis
BASE SALARY
Base salary is an essential foundational component of our total compensation program that allows us to recruit and retain talented executives. Base salaries are set at a level that is competitive and appropriate for our market. Annual adjustments to base salaries are based on an executive’s expected performance against specific job criteria for the current period and are viewed in the context of “total compensation.” We meet these objectives by offering competitive base salaries with periodic review and adjustments based on the benchmarking practices described above in "Benchmarking Compensation" on page 47, as well as an executive’s performance and responsibilities. The Compensation Committee may also consider the Company’s overall financial performance in determining any increases.
The CEO’s base salary is reviewed and determined annually by the Compensation Committee in light of individual performance against written goals and objectives, and comparison to the base salaries of other CEOs for the Company's proxy peers.
All other named executive officers’ base salaries are reviewed annually. Recommendations as to base salary are made by the CEO and are subject to the Compensation Committee’s approval. In determining the salaries for the other named executive officers, the following is considered: (1) each executive officer’s performance against written goals and objectives; (2) areas of responsibility, including any changes in oversight; (3) experience level of the executive; and (4) a comparison of each executive officer’s base salary to the market median of the Company’s peer group.
The table below provides the 2024 base salary and 2025 base salary adjustments, effective February 23, 2025, for our named executive officers:

Name	2024 Position	Base Salary Effective 2/25/24 ($)	Base Salary Effective 2/23/25 ($)	2025 Base Salary Increase (Feb)

Simon R. Griffiths	President & CEO	825,000	825,000	0.00%(1)
Michael R. Archer	EVP, CFO	390,000	420,000	7.69%(2)
William H. Martel	EVP, Chief Technology Officer	345,000	360,000	4.35%(2)
Patricia A. Rose	EVP, Retail & Mortgage Banking	340,000	360,000	5.88%(2)
Ryan A. Smith	EVP, Chief Credit Officer	350,000	360,000	2.86%(2)
1.Mr. Griffiths base salary will remain unchanged in 2025 given the comparison to the Company’s peer group as described in “Benchmarking Compensation” on page 54.
2.The 2025 base salary increases for Messrs. Archer, Martel, Smith and Ms. Rose reflected their individual performance and contributions during 2024, as well as their level of base salary compared to the Company's proxy peer group as described in “Benchmarking Compensation” on page 54.
EXECUTIVE ANNUAL INCENTIVE PROGRAM (“EAIP”)
Overview
The EAIP is intended to motivate executives, including the named executive officers, to achieve or exceed the annual fiscal targets set in the Company’s strategic and operating plans and individual performance goals.
In late-2023 and early-2024, the Compensation Committee evaluated the EAIP program design, including thorough consultation with Meridian, to assess whether the EAIP was competitive, reflective of current market practices across the Company’s peer group, and motivated and appropriately rewarded our executives, including the named executive officers, for their efforts to drive the Company’s financial performance and strategic goals. In March 2024, the Compensation Committee approved program design changes to the EAIP, which include using a scorecard approach with Company and individual performance goals rather than funding based on a single metric (which was previously net income before taxes (“NIBT”) to budget) with narrow performance levels. The program design changes also specify the Compensation Committee’s ability to adjust all or part of an award determined under the EAIP, provided that any such adjustments shall not result in any participant receiving an award in excess of 150% of the participant’s target incentive opportunity. These changes to the EAIP were effective for the 2024 program year.

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Compensation Discussion and Analysis
For each EAIP program year, the Compensation Committee reviews and approves the following: (1) the participants, (2) the financial and/or nonfinancial metrics to align with the Company’s strategic and financial goals, and (3) the allocation funded incentive payout based on (i) the Company’s performance to predefined financial and nonfinancial metrics (“Company Performance Factor”) and (ii) the participant’s individual performance (“Individual Performance Factor”). The Company’s CEO recommends each participant’s level of achievement for the Individual Performance Factor, with the exception of himself. The Compensation Committee assesses and approves all executive payouts, including the named executive officers, under the EAIP.
Under the terms of the EAIP, the “threshold” payout level is 50% of each participant’s target opportunity, while the “stretch” payout level is 150% of each participant’s target opportunity. The maximum EAIP payout for each participant is capped at 150% of each participant’s target opportunity.
In February 2025, the Compensation Committee increased the target incentive opportunity for the CEO and all other named executive officers for the 2025 EAIP program year. Refer to “Changes for 2025” on page 64 for further details.
The Compensation Committee approves all executive payouts, including the named executive officers, under the EAIP.
2024 EAIP
Selected members of management approved by the Compensation Committee, including all of the Company’s named executive officers, participated in the EAIP for the 2024 program year.
Each executive, including the named executive officers, has a target incentive opportunity defined as a percentage of eligible earnings, which includes wages paid to the executive during the EAIP program year, excluding any other previously paid performance-based compensation. Target incentive opportunities are established by the Compensation Committee based on the participant’s role, competitive market data and impact on overall Company results. The target incentive opportunities and performance-based payout ranges are reviewed annually by the Compensation Committee and may be adjusted to reflect market practice or changes in the named executive officer's role. The following table represents the 2024 target annual incentive opportunity and associated payouts for various levels of performance for the named executive officers:

	2024 EAIP Opportunity
	Incentive Opportunity as % of Eligible Earnings(1)(2)
Participants	Threshold Level	Target Level	Stretch Level
Simon R. Griffiths, President & CEO	25.0%	50.0%	75.0%
All Other Named Executive Officers	15.0%	30.0%	45.0%
1.Eligible earnings includes wages paid to the participant during the EAIP program year, excluding any other previously-paid performance-based compensation.
2.Performance between payout levels above threshold is calculated using a straight-line interpolation methodology.
The Company utilizes a “scorecard” approach, whereby a portion of each participant’s funded incentive payout is based on the Company Performance Factor and a portion is based on the Individual Performance Factor. Annually, the Compensation Committee approves the allocation weight between the Company Performance Factor and the Individual Performance Factor. For the 2024 EAIP program year, the Compensation Committee approved a 75% weight for the Company Performance Factor and a 25% weight for the Individual Performance factor as outlined in the table below:

2024 EAIP Payout (% of Participant Funded Incentive Payout)
Company Performance Factor	Individual Performance Factor
75%	25%
The portion of payout for the Company Performance Factor can vary from 0% for below threshold performance, 50% for threshold achievement, 100% for target achievement, and 150% for stretch performance achievement. Performance between

60	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
payout levels at or above threshold (i.e., threshold, target and stretch) is calculated using a straight-line interpolation methodology. The portion of payout for the Individual Performance Factor can vary from 0% to 150% based on a participant’s individual performance for the year, as determined through the Company’s annual performance evaluation process.
As of December 31, 2024, there were eleven participants in the EAIP, including the named executive officers. The Company’s performance, as well as a participant's performance against individual goals, are discussed regularly between each non-CEO executive and the CEO, and between the CEO and the Board. Communication at these regular intervals helps ensure that each participant is aware of the Company’s financial performance and the participant’s own individual performance and is motivated to meet or exceed established goals.
Company Performance Factor
For the 2024 EAIP program year, the financial and non-financial metrics approved by the Compensation Committee to make up the Company Performance Factor were as follows: (1) adjusted pre-tax, pre-provision earnings adjusted for net charge-offs (“Adjusted PPNR + NCO”), as compared to budget; (2) Adjusted return on average assets (“Adjusted ROAA”), as compared to budget; and (3) consumer net promoter score (“Consumer NPS”) as compared to internally established metrics.
Refer to the table below for details of the calculation of the actual Company Performance Factor for the 2024 EAIP program year:

Company Performance Factor (weighted at 75%)

Financial Metric(1)	Weight	Threshold	Target (Budget)	Stretch	Actual 12/31/24	Weighted Payout Level(2)

Adjusted PPNR + NCO	50%	$55,552	$65,355	$75,158	$65,865	51.3%
Adjusted ROAA	30%	0.77%	0.90%	1.04%	0.94%	34.5%

Nonfinancial Metric	Weight	Threshold	Target	Stretch	Actual 12/31/24	Weighted Payout Level

Consumer NPS	20%	60.0	65.0	70.0	67.5	25.0%
Total Weighted Company Performance Factor						110.8%
1.Refer to Appendix A on page 90 for a description of non-GAAP measures and a reconciliation of non-GAAP to GAAP financial information.
2.Performance payout is calculated using a straight-line interpolation methodology.
Individual Performance Factor
The individual performance for each executive, including the named executive officers, is measured against: (1) execution on strategic priorities, (2) strategic planning and leadership, (3) financial management, and (4) business line execution and leadership.
For the CEO, the Compensation Committee reviews the results of an individual performance assessment from each director of the Board regarding the CEO’s performance against each of the same performance categories above, as well as an overall qualitative performance assessment, which may cover areas outside of the categories.
In assessing the Individual Performance Factor for each executive for the 2024 EAIP program year, the Compensation Committee considered the successes and achievements of the Company as highlighted in the “Executive Summary” beginning on page 50, including the work and efforts by the CEO and each named executive officer associated with the Company’s acquisition of Northway. During 2024, the Company’s management identified an opportunity to pursue the acquisition of Northway, and engaged in significant efforts throughout the year that culminated in the execution of the Merger Agreement on September 9, 2024 and closing of the acquisition on January 2, 2025, within four months of public announcement.

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Compensation Discussion and Analysis
2024 Payouts
The Compensation Committee considers the CEO’s recommendation for the actual payout under the EAIP for the program year for each executive, excluding himself. This recommendation includes the Company Performance Factor as measured against predefined targets and goals set by the Compensation Committee (as described above) and the individual performance of each executive.
The following table represents the 2024 target incentive opportunity and actual payout for each of the named executive officers for the 2024 EAIP program year based on the Company Performance Factor and the Individual Performance Factor for each named executive officer:

		Incentive Opportunity		2024 Incentive

Name	2024 Position	2024 Target %(1)	2024 Incentive Opportunity at Target(2) ($)	Actual Payout as a % of Target(3)	EAIP Payout(4) ($)

Simon R. Griffiths	President & CEO	50%	412,500	120.6%	497,475
Michael R. Archer	EVP, CFO	30%	111,809	120.6%	134,842
William H. Martel	EVP, Chief Technology Officer	30%	102,635	120.6%	123,778
Patricia A. Rose	EVP, Retail & Mortgage Banking	30%	100,808	114.4%	115,274
Ryan A. Smith	EVP, Chief Credit Officer	30%	105,000	114.4%	120,068
1.Incentive opportunities for 2024 could range from 0% to 150% of target depending on Company and individual performance.
2.Represents the incentive payout for each participant based on achievement of Company and Individual Performance Factors at target.
3.Represents the actual incentive payout, expressed as a percentage of target, based on actual Company and Individual Performance Factors.
4.The EAIP payout is calculated using the “2024 incentive opportunity at target” and the “actual payout as a % of target."
After determining the 2024 EAIP payouts, the Compensation Committee awarded Mr. Griffiths an additional cash bonus of $50,000 in recognition of his exceptional leadership and performance in his first year as CEO of the Company during 2024. The decision was made in light of his target compensation being established prior to the announcement of the acquisition of Northway. Given Mr. Griffiths’ successful management of the major corporate transaction and his other notable accomplishments throughout the year, as further discussed in the “Executive Summary” on page 50, the Compensation Committee deemed the bonus essential to appropriately reward him for his additional responsibilities and outstanding performance. In considering the discretionary cash bonus to Mr. Griffiths, the Compensation Committee also considered the terms under EAIP, which provide for a maximum payout of up to 150% of the EAIP participant’s target incentive opportunity. The 2024 EAIP payout and additional cash bonus for Mr. Griffiths totaled 132.7% of his target incentive opportunity and was within the parameters as permitted under the EAIP.
MANAGEMENT STOCK PURCHASE PROGRAM (“MSPP”)
The MSPP is an equity incentive compensation plan that is designed to provide an opportunity for participants to receive restricted shares of our common stock in lieu of a portion of their annual cash incentive payments and to align employee and shareholder interests. The MSPP is available to employees at the level of vice president and above. Participants may elect to participate in the MSPP on a voluntary basis at either 10% or 20% of their annual cash bonus. However, under the Company's executive stock ownership guidelines, all executives, including the named executive officers, are required to participate in the MSPP at the level of 20% of their annual cash bonus until the executive's individual stock ownership guideline requirements have been met, at which point participation becomes voluntary.
Under the MSPP, restricted shares are granted at a discount to the fair market value of the stock on the grant date as determined by the Compensation Committee, and the restricted shares cliff-vest two years after the grant date, subject to the participant's

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Compensation Discussion and Analysis
continued employment at the Company for such period. If a participant terminates employment prior to the vesting date, the participant forfeits the unvested shares and is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in the Company's stock and serves as a retention and recruitment tool.
For the 2025 MSPP stock award (issued on March 6, 2025), the discount to the fair market value of the stock on the grant date was 25%, as approved by the Compensation Committee. On March 6, 2025, the following named executive officers applied up to 20% of their 2024 EAIP to purchase shares under the MSPP at a price of $31.28 per share (a discount of $10.43 per share).

		2025 MSPP Stock Awards (for 2024 EAIP)
Name(1)	Position	Number of Shares	Vesting Period
Simon R. Griffiths	President & CEO	3,180	2 Years
Michael R. Archer	EVP, CFO	862	2 Years
William H. Martel	EVP, Chief Technology Officer	791	2 Years
Ryan A. Smith	EVP, Chief Credit Officer	767	2 Years
1.Ms. Rose has met her stock ownership guidelines.
LONG-TERM INCENTIVE PROGRAM (“LTIP”)
Awards made under the LTIP are used to achieve multiple objectives in our compensation philosophy: (1) reward performance of predefined three-year performance goals; (2) align executive incentive compensation with increases in shareholder value; and (3) retain key employees using equity compensation with multi-year vesting schedules. As of December 31, 2024, there were three LTIPs with outstanding, unvested awards: (1) the 2022 — 2024 LTIP; (2) the 2023 — 2025 LTIP; and (3) the 2024 — 2026 LTIP.
2024 – 2026 LTIP Design and Awards
The 2024 — 2026 LTIP consists of a combination of service-based equity awards in the form of restricted stock awards (50%) and performance-based equity awards in the form of performance shares (50%). The 2024 — 2026 LTIP is designed to meet the Company’s objectives to reward executives for driving long-term performance, align executives with shareholder interests and bolster retention of high performing executives.
Each named executive officer has a predetermined target award level, which is reflected as a percentage of base salary at the beginning of the three-year period, based on competitive market data for each position.
Restricted stock awards vest one-third each year over a three-year vesting period.
Performance-based equity awards (i.e., performance share units) cliff-vest three years from the grant date, if: (1) the predefined performance measures are met at the end of each three-year performance period and (2) subject to the participant’s continued employment with the Company through the vesting date. The vested performance-based equity will be delivered in Company shares based on the performance level achieved. If a minimum level of performance is not achieved, the performance-based grants are forfeited. The Compensation Committee also retains discretion to make certain adjustments to equity awards granted under the 2022 Equity and Incentive Plan, including providing for objectively determinable adjustments, modifications or amendments to any performance criteria, as the Compensation Committee may deem appropriate.
Annually, the Compensation Committee approves the predefined performance measures, and such measures may change from time-to-time to best align with shareholder interest and priorities, as well as consideration of markets and evolution of compensation pay practices for the Company’s peer group. The Compensation Committee selected two financial metrics as the performance metrics for the performance shares granted in 2024 for the 2024 — 2026 LTIP awards: (1) relative core return on average assets (“Core ROAA”); and (2) relative core return on average equity (“Core ROAE”), each weighted equally. The Core ROAA and Core ROAE financial metrics will each be evaluated relative to a predefined industry index. The Compensation Committee determined that these two financial metrics aligned well with shareholder interests as they balance the generation of profitable growth with shareholders’ long-term interests. The use of “core” metrics enables the Company’s operating

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Compensation Discussion and Analysis
performance to be measured in comparison to its peers’ operating performance, excluding certain transactions and nonrecurring items that are not reflective of the Company or peer groups core businesses.
•Core ROAA: Core ROAA, as defined by S&P Global, is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interests, gain or loss on the sale of held to maturity and available for sale securities, amortization of intangible assets, goodwill and other nonrecurring items, as applicable, as a percentage of average assets as reported in the Company’s audited financial statements. Core ROAA performance is measured by the percentile rank of three-year average Core ROAA relative to an Industry Index (S&P U.S. SmallCap Banks Index, exchange-traded commercial banks with assets between $2 billion and $10 billion as of December 31, 2023). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology.
•Core ROAE: Core ROAE, as defined by S&P Global, is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interests, gain or loss on the sale of held to maturity and available for sale securities, amortization of intangible assets, goodwill and other nonrecurring items, as applicable, as a percentage of average equity as reported in the Company’s audited financial statements. Core ROAE performance is measured by the percentile rank of three-year average Core ROAE relative to an Industry Index (S&P U.S. SmallCap Banks Index, exchange-traded commercial banks with assets between $2 billion and $10 billion as of December 31, 2023). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology.

Performance Measure	Threshold Level (25% of Target)	Target (100%)	Stretch (200% of Target)

Relative Core ROAA (Percentile Rank at or above)	25th	55th	85th
Relative Core ROAE (Percentile Rank at or above)	25th	55th	85th
The grants awarded in 2024 for the 2024 — 2026 LTIP are summarized in the following table and reported in our “Grants of Plan-Based Awards” on page 71.
2024 — 2026 LTIP Grant

Name	Position	Grant as % of Salary	Grant Date Total Value ($)	Service-Based Shares Value ($)(1)(2)	Performance-Based Shares Value ($)(3)

Simon R. Griffiths	President & CEO	60%	494,962	247,481	247,481
Michael R. Archer	EVP, CFO	25%	97,468	48,734	48,734
William H. Martel	EVP, Chief Technology Officer	25%	86,230	43,115	43,115
Patricia A. Rose	EVP, Retail & Mortgage Banking	25%	84,980	42,490	42,490
Ryan A. Smith	EVP, Chief Credit Officer	25%	87,478	43,739	43,739
1.The values reported reflect the aggregate grant date fair value of the stock award, as determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the year ended December 31, 2024.
2.The restricted stock awards vest over a three-year period. The number of shares granted was determined by taking the total value and dividing the Service-Based Shares Value by the April 30, 2024 (grant date) closing share price of $31.22.
3.The performance share units are tied to performance goals (discussed above), which are set by the Compensation Committee at the beginning of the three-year performance period. The actual shares earned at the end of the three-year performance period will range from 0% to 200% of the target award depending upon the Company’s actual performance against the three-year performance metrics. The value presented assumes the achievement of the target performance level.

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Compensation Discussion and Analysis
2022 – 2024 LTIP Performance Period Results
In April 2022, the Compensation Committee approved a grant of performance shares designed to reward performance over a three-year performance period (2022 — 2024), with the opportunity to earn from 0% to 200% of the target award. The Compensation Committee identified two financial performance metrics for measurement of performance for the 2022 – 2024 LTIP, and each was weighted equally: (1) absolute three-year cumulative diluted EPS; and (2) relative ROAE, measured by the percentile rank of three-year average ROAE relative to the SNL Small Cap U.S. Bank Index, exchange-traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2021, weighted equally.
In March 2025, the Compensation Committee approved the change of the relative ROAE performance measure, as described above, to a relative core ROAE performance measure, as defined by S&P Global, to exclude the effect of certain items in accordance with the terms and conditions of the LTIP, while maintaining comparability to the peer group for relative performance measurement. This change is consistent with the Compensation Committee’s decision last year for the 2021 — 2023 LTIP. The items excluded from the Company’s calculation of Core ROAE for the 2022 — 2024 LTIP included unusual and infrequent transactions, such as investment loss voluntarily taken by the Company during 2022 and 2023 to improve the overall financial performance and returns of the Company in future years and merger-related costs associated with the acquisition of Northway. The Compensation Committee did not make any adjustments to the absolute three-cumulative diluted EPS performance measure for the 2022 — 2024 LTIP as it noted that the impact of the investment losses and merger-related costs did not change the level of performance achievement.
On March 28, 2025, the Compensation Committee approved a payout under the 2022 — 2024 LTIP equal to 40% of target based on the Company’s absolute three-year cumulated diluted EPS and three-year Core ROAE performance during the three-year performance period ended December 31, 2024, as determined by the Compensation Committee as shown in the table below. The performance shares are scheduled to vest on April 26, 2025, the third anniversary of the grant date, subject to continued employment of each named executive officer.

Performance Metrics	Weighting	Threshold Level	Target Level	Stretch Level	Actual End of Year 3	Actual Payout as a % of Target

Absolute Three-year Cumulative Diluted EPS	50%	$12.70	$13.02	$13.67	$10.76	0%
Relative Core ROAE (Percentile Rank)	50%	55th	65th	85th	61st	80%
Performance Shares Approved for Payout Under the 2022 — 2024 LTIP for the Named Executive Officers — On March 28, 2025, the Compensation Committee approved the payout of performance shares under the 2022 — 2024 LTIP for the named executive officers as follows:

Name	Position	2022 — 2024 LTIP at 0% of Target: Absolute Three-year Cumulative Diluted EPS(1)	2022 — 2024 LTIP at 80% of Target: Relative Core ROAE(2)	Total Performance Shares Issued at 40% of Target under 2022 — 2024 LTIP(3)

Simon R. Griffiths(4)	President & CEO	0	826	826
Michael R. Archer	EVP, CFO	0	289	289
William H. Martel	EVP, Chief Technology Officer	0	332	332
Patricia A. Rose	EVP, Retail & Mortgage Banking	0	332	332
Ryan A. Smith	EVP, Chief Credit Officer	0	322	322
1.Represents the performance shares vested under the 2022 — 2024 LTIP for the absolute three-year cumulative diluted EPS component at 0% of target as measured over the period January 1, 2022 - December 31, 2024, determined using the Company’s closing market price of $46.56 on April 26, 2022 (the grant date for the 2022 — 2024 LTIP).
2.Represents the performance shares vested under the 2022 – 2024 LTIP for the relative core ROAE component at 80% of target as measured over the period January 1, 2022 – December 31, 2024 as compared to the industry index (SNL Small Cap U.S. Bank Index, exchange-traded

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Compensation Discussion and Analysis
commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2021), determined using the Company's closing market price of $46.56 on April 26, 2022 (the grant date for the 2022 — 2024 LTIP).
3.Represents total performance shares vested and issued under the 2022 – 2024 LTIP at 40% of target, based on (1) a 50% weighting of actual three-year cumulative diluted EPS ratio achieving 0% of target and (2) a 50% weighting of relative core ROAE achieving 80% of target.
4.Mr. Griffiths participated in the 2022 — 2024 LTIP for 14 of the 36-month performance period upon joining the Company on November 20, 2023.
RETIREMENT AND OTHER BENEFITS
We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees with tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.
Camden National Corporation 401(k) Plan — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre and post-tax savings amounts to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes safe harbor matching contributions of up to 4% of an employee’s eligible compensation. Employee deferrals and matching contributions are immediately vested.
Camden National Corporation Deferred Compensation Plan (“DCP”) — We maintain a non-qualified deferred compensation plan under which certain eligible employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. The DCP is available to current participants in the EAIP, including the CEO and the other named executive officers. The DCP allows for employer discretionary and/or supplemental contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match on the amounts deferred, beyond the IRS limitations on annual compensation under qualified plans. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the 401(k) Plan. The DCP is another cost-effective way to retain executives and promote long-term employment with the Company. In 2024, two named executive officers elected to defer amounts under the DCP. Refer to “2024 Nonqualified Deferred Compensation Table” on page 77 for further details.
Defined Contribution Retirement Plan (“DCRP”) — The DCRP is an unfunded deferred compensation plan that was offered to the Company’s executive officers from 2008 through 2025. The Company’s named executive officers are participants in the DCRP. Annually, on or about March 15th, an amount equal to 10% of each participant’s (1) eligible earnings for the prior year (pro-rated for months employed by the Company during the year) and (2) EAIP earned for the prior year were “credited” to an account administered by the Company in “deferred stock units” based on the price of Company stock on the day of the award. For each participant, vesting occurs ratably from the date of participation in the DCRP until the participant reaches age 65. Upon the participant's retirement or termination of employment, the vested portion of the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes. The DCRP provides participants with the option to receive, upon retirement or termination, a distribution of the vested portion of the participant’s account in (1) a lump sum stock distribution or (2) an annual stock distribution in installments over five, ten, or 15 years.
CHANGES FOR 2025
Decision to Freeze the DCRP — After careful review and advice from Meridian, the Compensation Committee made the determination to freeze the DCRP. While useful as a supplemental retirement vehicle since 2008, the DCRP is less prevalent in the market today. The Company has amended the DCRP so that there will be no further annual DCRP grants after the March 17, 2025 grant (for the 2024 plan year). Deferred stock units granted prior to the freeze of the DCRP will continue to vest and distributions will occur in accordance with the provisions of the plan.
2025 Incentive Compensation Targets — The Compensation Committee determined to reallocate the DCRP compensation for the CEO and other executives to the Company’s short-term (EAIP) and long-term (LTIP) performance-based incentive plans. Effective for the 2025 EAIP program year, the CEO target short-term incentive is 55% of eligible earnings and the other named executive officers is 35% of eligible earnings, each a 5% increase from the 2024 EAIP target level. Effective for the 2025 — 2027 LTIP (to be granted in April 2025), the CEO target long-term incentive is 80% of base salary and the other named executive

66	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
officers is 35% of base salary, an increase of 20% and 10%, respectively, from the 2024 — 2026 LTIP target level. These revised short- and long-term targets more closely align with market practice and our pay-for-performance philosophy.
EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
The Company does not have any ongoing employment agreements with any of its continuing named executive officers.
The Company has entered into change in control (“CIC”) agreements with the CEO and each other named executive officer.
Additional details regarding the CIC agreements can be found in the section titled “Change in Control (CIC) Agreements” on page 79, and amounts that may be due to the named executive officers under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control” on page 80.
EXECUTIVE STOCK AND CLAWBACK POLICIES
Executive Stock Ownership Guidelines — The Company has established stock ownership guidelines for its CEO and other named executive officers, and stock must be owned outright to count toward meeting this requirement (i.e., neither unearned stock awards, including performance awards, nor unexercised stock options count towards meeting the Company’s stock ownership guidelines for its CEO and other named executive officers). Mr. Griffiths must own four times his applicable initial base salary in Company stock after ten years, and all other named executive officers must own the equivalent of their applicable initial base salary in Company stock after five years, and two times their applicable initial base salary after ten years.
The following table shows the CEO and other named executive officers' stock ownership relative to the executive stock ownership guidelines:

Name	Guideline (Multiple of Salary)	Status

Simon R. Griffiths	•4 times November 2023 Base Salary	Initial Level Required by November 2033

Michael R. Archer	•1 times January 2022 Base Salary by January 2027 •2 times January 2022 Base Salary by January 2032	Initial Level Required by January 2027

William H. Martel	•1 times March 2020 Base Salary by March 2025 •2 times March 2020 Base Salary by March 2030	Initial Level Met

Patricia A. Rose	•1 times September 2017 Base Salary by October 2022 •2 times Base Salary by September 2027	Stock Ownership Guidelines Met

Ryan A. Smith	•1 times September 2020 Base Salary by September 2025 •2 times September 2020 Base Salary by September 2030	Initial Level Met

Timing of Equity Grants — Equity awards, including grants under the MSPP, LTIP, and DCRP, have been granted under the 2012 and 2022 Equity and Incentive Plans. The Company traditionally has granted restricted stock in the first quarter of each fiscal year to reward performance for the prior year. Under the MSPP, the stock is granted as restricted stock in conjunction with the bonus payment in the first quarter. Performance-based equity grants under the LTIP are typically granted in the second quarter of each fiscal year and subsequently vest in the second quarter of a fiscal year contingent on results following the three-year performance cycle. Participants in the DCRP have an account administered by the Company that is “credited” with “deferred stock units” annually, on or about March 15, with 10% of each participant’s (1) eligible earnings for the prior year (prorated for months employed as an EVP of the Company) and (2) cash bonuses earned for the prior year.
In response to Item 402(x)(1) of Regulation S-K, we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.

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Compensation Discussion and Analysis
Insider Trading Policies and Procedures — The Company has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by our directors, officers and employees, and by the Company itself. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our insider trading policies and procedures were filed as Exhibit 19.1 to the Company’s 2024 Annual Report on Form 10‑K.

Clawback Policy — The Company maintains an incentive compensation clawback policy in accordance with SEC and NASDAQ rules. Under the policy, the Compensation Committee shall recover from any current or former executive officer compensation awarded based on the attainment of any financial reporting measure in the event that the Company is required to prepare a financial restatement to correct a material error, with limited exceptions.
Anti-Hedging and Pledging Restriction Policy — In accordance with the Company Anti-Hedging and Pledging Restriction Policy, directors and officers, including the named executive officers, are prohibited from engaging in any hedging transactions and are discouraged from pledging shares of the Company’s Common Stock as collateral for a loan. Further information on the Company’s policy is discussed on page 44.
TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1 million the tax deduction available to public companies for compensation paid to executive officers. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, certain types of compensation were deductible if the requirements of Section 162(m) of the Code with respect to performance-based compensation were satisfied. The Tax Cuts and Jobs Act generally amended Section 162(m) to eliminate the performance-based compensation exception. The Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation and generally intends to maximize the tax deductibility of compensation, but it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate. As was the case prior to the enactment of the Tax Cuts and Jobs Act, the Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Compensation Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be one of many factors considered by the Compensation Committee in ascertaining appropriate levels or modes of compensation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2024 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024. Respectfully submitted by the members of the Board Compensation Committee:
Marie J. McCarthy, Chair
James H. Page, Ph.D.
Robin A. Sawyer
Lawrence J. Sterrs

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Compensation Discussion and Analysis
TABULAR DISCLOSURES REGARDING NAMED EXECUTIVE OFFICERS
The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officer, and the three other most highly compensated executive officers (collectively, the “named executive officers”).
2024 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

Simon R. Griffiths President & CEO	2024	825,000	50,000	627,600	398,005	—	22,560	1,923,165
	2023	63,462	500,000	699,994	—	—	233,644	1,497,100
Michael R. Archer EVP, CFO	2024	372,697	—	133,422	107,879	—	49,587	663,585
	2023	294,250	35,333	161,741	—	—	48,596	539,920
	2022	266,923	—	203,711	56,803	—	13,505	540,942
William H. Martel EVP, Chief Technology Officer	2024	342,117	—	119,223	99,036	—	54,944	615,320
	2023	326,184	39,164	178,008	—	—	56,450	599,806
	2022	306,593	—	99,071	64,802	—	62,602	533,068
Patricia A. Rose EVP, Retail & Mortgage Banking	2024	336,025	—	84,980	115,274	—	52,473	588,752
	2023	317,543	38,122	172,276	—	—	54,864	582,805
	2022	304,882	—	99,071	64,802	—	61,626	530,381
Ryan A. Smith EVP, Chief Credit Officer	2024	350,000	—	119,470	96,076	—	55,181	620,727
1.The Compensation Committee awarded Mr. Griffiths with a cash bonus of $50,000 for his exceptional leadership and performance in his first year as CEO of the Company during 2024.
2.The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2024:

	Stock Awards
	LTIP
Name	Performance Shares ($)	Restricted Shares ($)	MSPP ($)	Total ($)

Simon R. Griffiths	247,481	247,481	132,638	627,600
Michael R. Archer	48,734	48,734	35,954	133,422
William H. Martel	43,115	43,115	32,993	119,223
Patricia A. Rose	42,490	42,490	—	84,980
Ryan A. Smith	43,739	43,739	31,992	119,470

The values reflected in the “LTIP Performance Shares” column do not necessarily represent a realized financial benefit for the named executive officer because the awards have not yet been earned. In addition, the financial benefit, if any, that may be realized in connection with these awards will depend on the future share price at such time that the performance shares are earned, if ever. For purposes of determining the value of the performance shares reported in the “LTIP Performance Shares” column, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock as determined based on the closing market price of our stock on the grant date. The "LTIP Performance Shares" column represents awards

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Compensation Discussion and Analysis
granted under the 2024 — 2026 LTIP as determined based on the closing market price of our stock of $31.22 on April 30, 2024 (i.e., grant date) and in accordance with ASC Topic 718. The potential maximum payout for Performance Shares for the 2024 — 2026 LTIP performance period, at the stretch performance level for each named executive officer is as follows: $494,962 for Mr. Griffiths; $97,468 for Mr. Archer; $86,230 for Mr. Martel, $84,980 for Ms. Rose, and $87,478 for Mr. Smith.
The values in the “LTIP Restricted Shares” column reflect the grant date fair value of restricted stock awards for 2024, as determined in accordance with ASC Topic 718. The awards were issued based on the closing market price of our stock of $31.22 on April 30, 2024 (i.e., grant date).
The values in the “MSPP” column reflect: (1) an elected percentage by each named executive officer of the 2024 EAIP to purchase shares in March 2025; and (2) the estimated aggregate fair value of stock awards associated with the 25% discount ($10.43 discount assuming a market price of $41.71 as of March 6, 2025 (the grant date). For a more complete description of the stock awards, see “Management Stock Purchase Program (“MSPP”) on page 53.
3.Represents the amounts earned under the EAIP, less the incentive applied to acquire shares under the MSPP and reported in the "Stock Awards" column.
4.The amounts in this column and detailed below for the year ended December 31, 2024 include: (i) 401(k) matching contributions under the Company’s Retirement Savings Plan by the Company, (ii) a Company contribution to active participants of the DCP (nonqualified plan), (iii) dividends paid on unvested stock awards granted under the 2012 and 2022 Equity and Incentive Plan(s), (iv) DCRP stock awards, and (v) other benefits. The imputed income attributable for the other benefits was taxable income to Mr. Archer and Mr. Smith and the taxes associated with this income were not reimbursed or paid by the Company.

	Employer Contribution

Name	401(k) ($)	DCP ($)	Dividend ($)	DCRP ($)	Other ($)	Total ($)

Simon R. Griffiths	13,800	—	2,418	6,342	—	22,560
Michael R. Archer	13,800	—	1,704	33,833	250	49,587
William H. Martel	13,800	1,427	2,228	37,488	—	54,943
Patricia A. Rose	13,800	—	2,185	36,488	—	52,473
Ryan A. Smith	13,800	2,913	2,130	35,988	350	55,181
The values in the “DCRP” column reflect the aggregate grant date fair value of stock awards for 2024 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of the stock award, refer to Note 17 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2024. For a more complete description of the stock awards, see “Retirement and Other Benefits” on page 58.

70	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
2024 GRANTS OF PLAN-BASED AWARDS TABLE
The following table summarizes cash and stock grants made during 2024 to the CEO and other named executive officers listed in the Summary Compensation Table:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Simon R. Griffiths	EAIP	1/1/24	206,250	412,500	618,750	—	—	—	—	—	—	—
	MSPP	3/7/24	—	—	—	—	—	—	—	—	—	—
	DCRP	3/15/24	—	—	—	—	—	—	203(4)	—	—	6,342
	Performance Shares	4/30/24	—	—	—	3,964	7,927	15,854	—	—	—	247,481
	Restricted Shares	4/30/24	—	—	—	—	—	—	7,927(5)	—	—	247,481
Michael R. Archer	EAIP	1/1/24	55,905	111,809	167,714	—	—	—	—	—	—	—
	MSPP	3/7/24	—	—	—	—	—	—	359(6)	—	—	2,940
	DCRP	3/15/24	—	—	—	—	—	—	1,083(4)	—	—	33,833
	Performance Shares	4/30/24	—	—	—	781	1,561	3,122	—	—	—	48,734
	Restricted Shares	4/30/24	—	—	—	—	—	—	1,561(5)	—	—	48,734
William H. Martel	EAIP	1/1/24	51,318	102,635	153,953	—	—	—	—	—	—	—
	MSPP	3/7/24	—	—	—	—	—	—	398(6)	—	—	3,260
	DCRP	3/15/24	—	—	—	—	—	—	1,200(4)	—	—	37,488
	Performance Shares	4/30/24	—	—	—	691	1,381	2,762	—	—	—	43,115
	Restricted Shares	4/30/24	—	—	—	—	—	—	1,381(5)	—	—	43,115
Patricia A. Rose	EAIP	1/1/24	50,404	100,808	151,211	—	—	—	—	—	—	—
	MSPP	3/7/24	—	—	—	—	—	—	387(6)	—	—	3,170
	DCRP	3/15/24	—	—	—	—	—	—	1,168(4)	—	—	36,488
	Performance Shares	4/30/24	—	—	—	681	1,361	2,722	—	—	—	42,490
	Restricted Shares	4/30/24	—	—	—	—	—	—	1,361(5)	—	—	42,490
Ryan A. Smith	EAIP	1/1/24	52,500	105,000	157,500	—	—	—	—	—	—	—
	MSPP	3/7/24	—	—	—	—	—	—	381(6)	—	—	3,120
	DCRP	3/15/24	—	—	—	—	—	—	1,152(4)	—	—	35,988
	Performance Shares	4/30/24	—	—	—	701	1,401	2,802	—	—	—	43,739
	Restricted Shares	4/30/24	—	—	—	—	—	—	1,401(5)	—	—	43,739
1.Amounts represent the range of possible incentive payouts under the 2024 EAIP.
2.Amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the 2024 — 2026 LTIP. Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Long-Term Incentive Program” beginning on page 65. The number of shares was based on the percentage of base salary in effect as of February 25, 2024, and the Company’s closing market price of $31.22 on April 30, 2024 (i.e., grant date).

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Compensation Discussion and Analysis
3.The values reported for the MSPP, DCRP, and Restricted Shares reflect the aggregate grant date fair value of stock awards for 2024 and were determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024.
The values reflected for Performance Shares do not necessarily represent a realized financial benefit for each named executive officer because the performance shares may not yet have been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock. For performance shares granted on April 30, 2024 under the 2024 — 2026 LTIP for each named executive officer, the value was determined based on the closing market price of our stock of $31.22 on April 30, 2024 (i.e., grant date) and in accordance with ASC Topic 718.
For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 50 of this proxy statement.
4.Amount reflects 10% of each participant’s (1) annual base salary for the prior year and (2) cash bonuses earned for the prior year “credited” in “deferred stock units.” Vesting occurs ratably from the date of participation in the DCRP until the participant turns 65.
5.Amount reflects restricted stock award issued based on the closing market price of our stock of $31.22 on April 30, 2024 (i.e., grant date), which vest ratably over a three-year period. Refer to discussion in “2024 — 2026 LTIP Grant” on page 63 for additional details of the grant.
6.Amount reflects up to 20% of the cash bonus used to purchase restricted shares under the MSPP at $24.58 per share, a 25% discount of the closing market price of $32.77 on March 7, 2024 (i.e., grant date). These shares will cliff vest two years after the grant date.

72	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by the CEO and other named executive officers as of December 31, 2024.

			Stock Awards

Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Simon R. Griffiths	12/15/2023	Restricted Stock Units(2)	2,191	93,643	—	—
	12/15/2023	Restricted Shares(3)	4,722	201,818	—	—
	4/30/2024	Restricted Shares(3)	7,927	338,800	—	—
	3/15/2024	DCRP(4)	189	8,078	—	—
	12/15/2023	Performance Shares(5)	—	—	7,601	324,867
	4/30/2024	Performance Shares(5)	—	—	7,927	338,800
		Total	15,029	642,339	15,528	663,667
Michael R. Archer	3/9/2023	MSPP(6)	488	20,857	—	—
	3/7/2024	MSPP(6)	359	15,344	—	—
	Various	Restricted Stock Units(7)	1,200	51,288	—	—
	4/25/2023	Restricted Stock Units(8)	2,322	99,242	—	—
	4/26/2022	Restricted Shares(3)	242	10,343	—	—
	4/25/2023	Restricted Shares(3)	774	33,081	—	—
	4/30/2024	Restricted Shares(3)	1,561	66,717	—	—
	Various	DCRP(4)	1,862	79,582	—	—
	4/26/2022	Performance Shares(5)	—	—	724	30,944
	4/25/2023	Performance Shares(5)	—	—	1,161	49,621
	4/30/2024	Performance Shares(5)	—	—	1,561	66,717
		Total	8,808	376,454	3,446	147,282
William H. Martel	3/9/2023	MSPP(6)	556	23,763	—	—
	3/7/2024	MSPP(6)	398	17,011	—	—
	4/25/2023	Restricted Stock Units(8)	2,554	109,158	—	—
	4/26/2022	Restricted Shares(3)	278	11,882	—	—
	4/25/2023	Restricted Shares(3)	851	36,372	—	—
	4/30/2024	Restricted Shares(3)	1,381	59,024	—	—
	Various	DCRP(4)	2,724	116,424	—	—
	4/26/2022	Performance Shares(5)	—	—	832	35,560
	4/25/2023	Performance Shares(5)	—	—	1,277	54,579
	4/30/2024	Performance Shares(5)	—	—	1,381	59,024
		Total	8,742	373,634	3,490	149,163

Camden National Corporation 2025 Proxy Statement	73

Compensation Discussion and Analysis

			Stock Awards

Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Patricia A. Rose	3/9/2023	MSPP(6)	556	23,763	—	—
	3/7/2024	MSPP(6)	387	16,540	—	—
	4/25/2023	Restricted Stock Units(8)	2,471	105,611	—	—
	4/26/2022	Restricted Shares(3)	278	11,882	—	—
	4/25/2023	Restricted Shares(3)	823	35,175	—	—
	4/30/2024	Restricted Shares(3)	1,361	58,169	—	—
	Various	DCRP(4)	2,212	94,541	—	—
	4/26/2022	Performance Shares(5)	—	—	832	35,560
	4/25/2023	Performance Shares(5)	—	—	1,235	52,784
	4/30/2024	Performance Shares(5)	—	—	1,361	58,169
		Total	8,088	345,681	3,428	146,513
Ryan A. Smith	3/9/2023	MSPP(6)	536	22,909	—	—
	3/7/2024	MSPP(6)	381	16,284	—	—
	4/25/2023	Restricted Stock Units(8)	2,439	104,243	—	—
	3/12/2020	Restricted Stock Units(7)	100	4,274	—	—
	4/26/2022	Restricted Shares(3)	269	11,497	—	—
	4/25/2023	Restricted Shares(3)	813	34,748	—	—
	4/30/2024	Restricted Shares(3)	1,401	59,879	—	—
	Various	DCRP(4)	2,826	120,783	—	—
	4/26/2022	Performance Shares(5)	—	—	805	34,406
	4/25/2023	Performance Shares(5)	—	—	1,219	52,100
	4/30/2024	Performance Shares(5)	—	—	1,401	59,879
		Total	8,765	374,617	3,425	146,385
1.Based on the Company’s closing share price of $42.74 on December 31, 2024.
2.Represents restricted stock units that vest ratably over a three-year period.
3.Represents restricted stock awards that vest ratably over a three-year period. Mr. Griffiths received a prorated grant for both 2022 and 2023 on December 15, 2023, upon his appointment as the Company's EVP, COO on November 20, 2023.
4.Represents stock units awarded under the DCRP that vest ratably from the date of participation in the DCRP until the participant reaches 65.
5.Represents shares that may be released at the end of each applicable three-year performance period. These amounts do not necessarily represent a realized financial benefit for the named executive officers because the performance shares have not necessarily been earned. The target performance level has been used to represent the number of shares for the 2022 — 2024, 2023 — 2025 and 2024 — 2026 LTIP. Mr. Griffiths received a prorated grant on December 15, 2023, for both 2022 and 2023 upon joining the Company on November 20, 2023.
6.Represents restricted shares that cliff-vest two years from the grant date.
7.Represents restricted stock units that vest ratably over a five-year period.
8.Represents restricted stock units that cliff-vest two years from the grant date.

74	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
2024 OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the number of shares acquired and the dollar amounts realized by the CEO and other named executive officers during 2024 upon vesting of shares of restricted stock. Our CEO and other named executive officers do not hold any outstanding options, and no options were exercised or vested during 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Simon R. Griffiths	3,989	138,860
Michael A. Archer	2,485	73,820
William H. Martel	3,371	75,594
Patricia A. Rose	3,950	94,716
Ryan A. Smith	3,309	75,550
1.Represents the aggregate number of shares acquired under the MSPP, LTIP, DCRP and/or restricted stock units upon vesting without taking into account any shares that may have been surrendered or withheld to cover applicable tax obligations.
2.Represents the shares or units that vested multiplied by the closing market price on the applicable vesting date.

Camden National Corporation 2025 Proxy Statement	75

Compensation Discussion and Analysis
2024 NONQUALIFIED DEFINED CONTRIBUTION TABLE (DCRP)
The following table summarizes contributions to the nonqualified defined contribution retirement plan for each of the named executive officers during 2024:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Simon R. Griffiths	—	6,342	2,334	—	8,676
Michael R. Archer	—	33,833	17,222	—	86,164
William H. Martel	—	37,488	27,142	—	162,882
Patricia A. Rose	—	36,488	38,523	—	259,774
Ryan A. Smith	—	35,988	26,239	—	157,882
1.Represents the grant date fair value of deferred stock units credited under the DCRP in 2024 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024. For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 50 of this proxy statement. Such contributions are also reported as compensation in the Summary Compensation Table on page 69. Prior year contributions included in the “Aggregate Balance at Last Fiscal Year End” column have also been reported as compensation in the Summary Compensation Table with respect to the fiscal years to which such contributions relate.
2.Represents the change in value of vested and unvested deferred stock units credited under the DCRP, based on the price of the Company’s shares on December 31, 2024. The Company’s closing share price on December 29, 2023 (the last trading day of the 2023 fiscal year) was $37.63, and on December 31, 2024 was $42.74.
3.Represents the value of vested and unvested deferred stock units credited under the DCRP, based on the Company’s closing share price of $42.74 on December 31, 2024. For a description of vesting terms and conditions relating to the DCRP, see page 57 of this proxy statement. The number of vested deferred stock units credited under the DCRP as of December 31, 2024, for the named executive officers was as follows:

Name	Vested Shares
Simon R. Griffiths	14
Michael R. Archer	154
William H. Martel	1,087
Patricia A. Rose	3,866
Ryan A. Smith	868

76	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
2024 NONQUALIFIED DEFERRED COMPENSATION TABLE (DCP)
The DCP allows executives to voluntarily defer up to 80% of salary and/or annual incentive bonus, after payment of FICA/Medicare taxes. In 2024, two named executive officers — Messrs. Martel and Smith — elected to defer amounts under the DCP. Deferred amounts are invested at the discretion of the participant in the same investment options as made available under the Company's 401(k) Plan. The Company’s obligations with respect to the deferred amounts are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.
The following table summarizes the nonqualified deferred compensation for each of the applicable named executive officers during 2024:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

William H. Martel	35,680	1,402	11,602	—	98,673
Ryan A. Smith	72,827	2,003	15,246	—	192,166
1.Represents the voluntary deferral of salary and bonus payments during 2024. Salary amounts are disclosed in the Summary Compensation Table under the year 2024. Bonus amounts are disclosed in the Summary Compensation Table under the year 2024.
2.Represents amounts that would have been contributed by the Company under the 401(k) Plan but for certain IRS limitations. The Company contributions reported above were paid in 2025 for the 2024 fiscal year and are also disclosed in the Summary Compensation Table under “All Other Compensation” in 2024. Refer to the discussion of the DCP under “Retirement and Other Benefits” starting on page 66 of this proxy statement.
3.Aggregate earnings are based upon the performance of a variety of mutual funds. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2024 Summary Compensation Table” on page 60.

Camden National Corporation 2025 Proxy Statement	77

Compensation Discussion and Analysis
CHANGE IN CONTROL (CIC) AGREEMENTS
The Company has CIC agreements with each of the named executive officers as well as other key employees. The agreements may require us to make payments to these individuals in the event of a qualifying termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of a qualifying termination of their employment.
Under the current CIC agreements, if the named executive officer is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the CIC agreements), within the period beginning three months prior to and ending two years following a change in control, then the executive shall be entitled to cash severance and benefits for a period of 36 months for the CEO and 24 months for the other named executive officers. Each executive’s total cash severance will be equal to three times, in the case of the CEO, or two times, in the case of each of the other named executive officers, the sum of (i) the executive’s base salary, plus (ii) the three-year average bonus. Such cash severance shall be payable during the applicable benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. In addition, pursuant to the CIC agreements, the Company shall also continue to pay the applicable employer portion of premiums with respect to group medical health plan coverage for the executive and such executive’s eligible dependents during the shorter of the applicable benefit period or the maximum period permitted under COBRA. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while the individual’s agreement is in effect, the named executive officer would not be entitled to severance pay or benefits under any company severance plan or program other than the individual’s CIC agreement.
Each CIC agreement contains six-month post-employment non-solicitation and non-competition obligations, with one year for the CEO. Any executive who breaches these covenants forfeits any future payments or benefits.
In addition, these CIC agreements contain a provision which provides that any payments otherwise due to the executive in connection with a change in control shall be reduced to the extent necessary to avoid the application of the excise tax provisions under Section 4999 of the Internal Revenue Code, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid (commonly referred to as a “net-better cutback”).

78	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
The following table outlines the provision of the CIC agreements:

Provision	CIC Agreements

Protection Period	•Begins three months prior and ends 24 months following a change in control

Benefit Period	•Mr. Griffiths: 36 months (appointed as the CEO of the Company and the Bank effective January 1, 2024) •Other named executive officers: 24 months

Severance Multiple and Components
•Mr. Griffiths: 3.0x base salary and three-year bonus average (appointed as the CEO of the Company and the Bank effective January 1, 2024)
•Other named executive officers: 2.0x base salary and three-year bonus average
•Continuation of group medical health plan coverage at active employee rates

280G/4999 Excise Tax Treatment	•“Best-net-benefit” provision

Restrictive Covenants
•Mr. Griffiths: 12-month non-compete and non-solicit agreement (appointed as the CEO of the Company and the Bank effective January 1, 2024)
•Other named executive officers: six-month non-compete and non-solicit agreement

Equity Acceleration (DCRP, LTIP, MSPP, RSA, RSU, and Stock Options)	•Double-trigger

For purposes of the CIC agreement, "change in control" shall have the meaning provided in the Company’s 2022 Equity and Incentive Plan, as amended from time to time.
The CIC agreements could have been terminated by the Company effective December 31, 2024, if the Company took action 90 days prior to that date. Because no such action was taken, each CIC agreement’s termination date was automatically extended to December 31 of the following year, unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

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Compensation Discussion and Analysis
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table quantifies the benefits that would have been payable to our named executive officers upon death or disability and under their CIC agreements as if the event described to trigger their benefits had occurred as of December 31, 2024.

	Simon R. Griffiths ($)	Michael R. Archer ($)	William H. Martel ($)	Patricia A. Rose ($)	Ryan A. Smith ($)

Death or Disability
DCRP Restricted Stock Acceleration(1)	8,078	79,582	116,424	94,541	120,783
Restricted Stock Acceleration(2)	634,262	222,567	231,256	225,457	224,605
Performance Share Unit Acceleration(3)	575,323	116,338	113,603	110,953	111,979
Total	1,217,663	418,487	461,283	430,951	457,367
Termination Without Cause or Resignation for Good Reason in connection with a Change in Control
Cash Severance Payment(5)	2,475,000	888,561	889,952	875,088	889,964
Continuation of Health Benefits(6)	75,423	39,580	32,497	27,957	12,693
DCRP Restricted Stock Acceleration(1)	8,078	79,582	116,424	94,541	120,783
Restricted Stock Acceleration(2)	634,262	222,567	231,256	225,457	224,605
Performance Share Unit Acceleration(7)	752,010	178,226	184,722	182,072	180,790
Total(4)	3,944,773	1,408,516	1,454,851	1,405,115	1,428,835
1.Under the DCRP, each unvested deferred stock unit becomes fully vested upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $42.74 on December 31, 2024.
2.Represents unvested restricted stock awards issued under the 2022 Equity and Incentive Plan which become fully vested and exercisable upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested restricted shares were assumed to have a value equal to the closing price per share of $42.74 on December 31, 2024 and the unvested in-the-money MSPP restricted stock awards were assumed to have a value equal to the closing price per share of $42.74 on December 31, 2024 less the original purchase price on grant date.
3.Represents unvested performance share units which become fully vested and exercisable upon (i) death or (ii) disability. For purposes of this table, the unvested performance share units were assumed at target for the 2023 — 2025 LTIP and 2024 — 2026 LTIP issued under the Third Amended and Restated Long-Term Incentive Program, a program of the 2022 Equity and Incentive Plan, and to have a value equal to the closing price per share of $42.74 on December 31, 2024. Under the terms of the Second Amended and Restated Long-Term Performance Share Program, a program of the 2022 Equity and Incentive Plan, the unvested performance share units for the 2022 — 2024 LTIP do not fully vest and become exercisable upon (i) death or (ii) disability, and have not been included within the disclosed value.
4.In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above in connection with a change in control would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
5.Represents the value of (i) 36 months of base salary and (ii) average of three-year annual bonus for Mr. Griffiths, and (a) 24 months of base salary and (b) average of three-year annual bonus for the other named executive officers, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements.
6.Represents the value of (i) 18 months of healthcare benefits and 18 months’ equivalent grossed up for taxes for Mr. Griffiths and (ii) 18 months of healthcare benefits and six months’ equivalent grossed up for taxes for the other named executive officers, per the CIC agreements.
7.Represents unvested performance share units which become fully vested and exercisable upon a termination without cause or resignation for good reason in connection with a change in control. For purposes of this table, the unvested performance share units were assumed at (i) maximum payout level for shares granted for the 2022 — 2024 LTIP issued under the Second Amended and Restated Long-Term Performance Share Program, a program of the 2022 Equity and Incentive Plan, and (ii) target payout level for shares granted for the 2023 — 2025 LTIP and 2024 — 2026 LTIP issued under the Third Amended and Restated Long-Term Performance Share Program, a program of the

80	Camden National Corporation 2025 Proxy Statement

Compensation Discussion and Analysis
2022 Equity and Incentive Plan. The unvested performance shares were assumed to have a value equal to the closing price per share of $42.74 on December 31, 2024.
PAY RATIO DISCLOSURE
The annual total compensation for 2024 was $1,923,179 for our CEO and $56,933 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2024 is 34 to 1.
We identified the median employee by using wages from our payroll records as reported to the IRS on Form W-2 for fiscal 2024 for all individuals, excluding our CEO, who were employed by us on December 31, 2024, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2024.
We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table in this proxy statement. In our 2024 Summary Compensation Table, we report annual cash incentive and MSPP paid to our CEO in 2025 for performance in 2024. Our median employee participated in a cash incentive plan that paid annually during 2024, and we used the amounts received in 2024 for median employee’s annual total compensation.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with Item 402(u) of Regulation S-K, this information should not be used as a basis for comparison between different companies.

Camden National Corporation 2025 Proxy Statement	81

Pay Versus Performance (“PVP”) Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The Compensation Committee did not consider the pay versus performance (“PVP”) disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see CD&A on page 50 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers, including with respect to restricted stock units and performance stock units.
The following table sets forth the compensation for our CEO and the average compensation for our other named executive officers, each as reported in the Summary Compensation Table and with certain adjustments to reflect Compensation Actually Paid (“CAP”) as defined under SEC rules. The table also provides information with respect to cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income, and the Company’s selected performance measure, Diluted EPS.
2024 Pay Versus Performance Table
The following table outlines CAP compared to the Company's performance:

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)(2)	Average Summary Compensation Table Total for non-CEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to non-CEO Named Executive Officers ($)(1)(2)	Value of Fixed $100 Investment Based On:		Net Income ($ in thousands)	Company Selected Measure: Diluted EPS ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)

2024	1,923,165	1,993,905	622,096	617,401	113.70	132.44	53,004	3.62
2023	1,522,312	1,447,110	803,573	791,548	95.46	112.03	43,383	2.97
2022	1,323,221	1,596,289	512,046	476,400	100.49	111.47	61,439	4.17
2021	2,375,909	2,306,068	594,080	638,100	112.11	126.43	69,014	4.60
2020	3,088,311	1,606,062	627,250	415,542	80.73	90.82	59,486	3.95

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Pay Versus Performance Disclosure
1.    CAP to CEO was calculated as follows:

Year	Summary Compensation Table Total for CEO	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension value attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at December 31	Dividends Paid on Restricted Stock	Change in Fair Value of Prior Years' Awards Unvested at December 31	Change in Fair Value of Prior Years' Awards That Vested During the Year	Fair Value of Awards Forfeited During the Year	Compensation Actually Paid to CEO
	($)	($)	($)(a)	($)	($)(a)	($)	($)(a)	($)(a)	($)	($)

2024	1,923,165	—	(627,600)	—	677,600	17,010	14,976	(11,246)	—	1,993,905
2023	1,522,312	(284,097)	(304,590)	155,856	388,077	9,519	122,115	(162,082)	—	1,447,110
2022	1,323,221	—	(329,977)	403,598	324,139	2,541	(48,298)	(78,935)	—	1,596,289
2021	2,375,909	(820,719)	(342,314)	376,267	378,633	—	283,937	54,355	—	2,306,068
2020	3,088,311	(1,716,445)	(348,204)	349,348	383,419	—	(40,985)	(109,382)	—	1,606,062
a.Fair value was computed in accordance with the Company's methodology used for financial reporting purposes.
Average summary compensation actually paid to non-CEO named executive officers was calculated as follows:

Year	Average Summary Compensation Table Total for non-CEO Named Executive Officers	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension Value Attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at December 31	Dividends Paid on Restricted Stock	Change in Fair Value of Prior Years' Awards Unvested at December 31	Change in Fair Value of Prior Years' Awards That Vested During the Year	Fair Value of Awards Forfeited During the Year	Average Summary Compensation Actually Paid to non-CEO Named Executive Officers
	($)	($)	($)(a)	($)	($)(a)	($)	($)(a)	($)(a)	($)	($)

2024	622,096	—	(114,274)	—	138,189	4,959	9,891	(43,460)	—	617,401
2023(b)	803,573	—	(301,670)	—	323,712	2,111	(5,532)	(30,646)	—	791,548
2022	512,046	—	(92,679)	—	88,998	663	(14,010)	(18,618)	—	476,400
2021	594,080	—	(98,392)	—	108,264	—	61,133	24,136	(51,121)	638,100
2020	627,250	(133,519)	(86,367)	23,015	73,456	—	(8,656)	(36,156)	(43,481)	415,542
a.Fair value was computed in accordance with the Company's methodology used for financial reporting purposes.
b.Includes the compensation and current year equity awards for Mr. Griffiths who joined the bank on November 20, 2023 as EVP, Chief Operating officer, and was then appointed as President and CEO of the Company and Bank on January 1, 2024.

Camden National Corporation 2025 Proxy Statement	83

Pay Versus Performance Disclosure
2.The CEO and all other named executive officers included in average summary compensation were as follows for each year indicated:

	2024	2023	2022	2021	2020

CEO	Simon R. Griffiths	Gregory A. Dufour	Gregory A. Dufour	Gregory A. Dufour	Gregory A. Dufour
Other Named Executive Officers	Michael R. Archer	Michael R. Archer	Michael R. Archer	Gregory A. White	Gregory A. White(b)
	William H. Martel	Simon R. Griffiths(a)	William H. Martel	William H. Martel	Joanne T. Campbell
	Patricia A. Rose	William H. Martel	Timothy P. Nightingale	Timothy P. Nightingale	Timothy P. Nightingale
	Ryan A. Smith	Patricia A. Rose	Patricia A. Rose	Patricia A. Rose	Patricia A. Rose
Deborah A. Jordan(b)
a.Mr. Griffiths joined the Company and the Bank on November 20, 2023 as EVP, Chief Operating Officer, and was then appointed as President and CEO of the Company and Bank on January 1, 2024.
b.Mr. White was appointed as EVP, CFO of the Company, effective April 15, 2020, at which time Ms. Jordan relinquished her role as EVP, CFO and retired from the Company effective June 10, 2020. For purposes of calculating the average summary compensation for the named executive officers, the amounts used for purposes of determining each named executive officer's compensation only reflect the period that they were employed by the Company.
3.The peer group TSR was calculated using the S&P U.S. SmallCap Banks Index as of December 31, 2024, which differs from our industry index used to assess relative performance of ROAE under the LTIP. Refer to “Long-Term Incentive Program” beginning on page 53.
Tabular List of Financial Performance Measures
The three performance measures below were used for the year ended 2024 and represent the most important financial measures used by the Company to link compensation paid to the named executive officers, including the CEO, during the most recent fiscal year to the Company's performance. See the "Compensation Discussion and Analysis" section of this Proxy statement.

Financial Performance Measures(1)
Diluted EPS
Adjusted PPNR + NCO
Adjusted ROAA
Relative Core ROAA
Relative Core ROAE
1. This unranked list applies to all named executive officers, including the CEO.

84	Camden National Corporation 2025 Proxy Statement

Pay Versus Performance Disclosure
Graphical Disclosure of Relationship Between Compensation Actually Paid and Pay Versus Performance Measures
Cumulative TSR – The table below shows the relationship between CAP to CEO and the average of CAP to all other named executive officers, and the Company's TSR and peer group TSR for the period December 31, 2019 through December 31, 2024. The table assumes a $100 investment on December 31, 2019 and measures the amount by which the market value, assuming the reinvestment of dividends, has changed as of December 31, 2024:
The SEC requires companies to compare CAP to CEO and all other named executive officers to cumulative TSR however, we do not link CEO or all other named executive officers’ compensation to our cumulative TSR.
Net Income – The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's net income:
The SEC requires companies to compare CAP to CEO and all other named executive officers to net income; however, we do not link CEO or all other named executive officers’ compensation to net income.

Camden National Corporation 2025 Proxy Statement	85

Pay Versus Performance Disclosure
Diluted EPS – The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's diluted EPS:
Diluted EPS is used by the Company to determine incentive payouts for all named executive officers, including the CEO, under the Company's LTIP.

86	Camden National Corporation 2025 Proxy Statement

Stock Ownership and Other Matters
COMMON STOCK BENEFICIALLY OWNED BY ANY ENTITY WITH 5% OR MORE OF COMMON STOCK AND OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
As of the Record Date, there were 16,885,571 shares of the Company’s Common Stock beneficially owned and entitled to vote, by approximately 1,100 shareholders of record. The number of record holders does not reflect the number of persons or entities holding stock in nominee name through banks, brokerage firms and other nominees. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date, except to the extent otherwise indicated in the footnotes, by (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, based upon reports on Schedule 13G and Schedule 13G/A filed with the SEC, (ii) each current director of the Company and each nominee for director, (iii) each named executive officer of the Company, and (iv) all current directors of the Company, all nominees for director and all current executive officers of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of the Company’s Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

Camden National Corporation 2025 Proxy Statement	87

Stock Ownership and Other Matters

	Amount and Nature of Beneficial Ownership		Percentage of Common Shares Outstanding
5% or Greater Shareholders:
BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	1,463,395	(1)	8.67%
FMR LLC
245 Summer Street, Boston, MA 02210	1,303,542	(2)	7.72%
Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway, Short Hills, NJ 07078	1,236,603	(3)	7.32%
Directors, Nominees and Named Executive Officers:
Michael R. Archer	10,734	(4)(5)(6)	*
Craig N. Denekas	13,736		*
Simon R. Griffiths	19,462	(4)(6)	*
Larry K. Haynes	858		*
Rebecca K. Hatfield	5,659		*
S. Catherine Longley	11,671		*
William H. Martel	11,482	(4)(6)	*
Raina L. Maxwell	460		*
Marie J. McCarthy	13,614		*
Robert D. Merrill	9,615		*
James H. Page, Ph.D.	9,087		*
Patricia A. Rose	16,359	(4)(6)	*
Robin A. Sawyer	9,462		*
Ryan A. Smith	14,725	(4)(6)	*
Carl J. Soderberg	96,569		*
Lawrence J. Sterrs	13,252		*
All directors, nominees, and current executive officers as a group (21 persons)	291,256	(4)(5)(6)	1.72%
* Less than 1%.
1.Blackrock, Inc. (“Blackrock”) reports sole power to vote or direct the vote over 1,425,212 shares and sole power to dispose or direct the disposition of 1,463,395 shares. The “Amount and Nature of Beneficial Ownership” is based solely on our review of the most recent Schedule 13G/A filed by Blackrock with the SEC on August 7, 2024 reporting beneficial ownership as of July 31, 2024.
2.FMR LLC (“FMR”) reports sole power to vote or direct the vote over 1,303,478 shares and sole power to dispose or direct the disposition of 1,303,542 shares. The Amount and Nature of Beneficial Ownership is based solely on our review of the most recent Schedule 13G/A filed by FMR with the SEC on February 9, 2024, reporting beneficial ownership as of December 31, 2023.
3.Franklin Mutual Advisers, LLC (“Franklin Mutual”) reports sole power to vote or direct the vote over 1,166,694 shares and sole power to dispose or direct the disposition of 1,236,603 shares. The Amount and Nature of Beneficial Ownership is based solely on our review of the most recent Schedule 13G/A filed by Franklin Mutual with the SEC on January 30, 2024, reporting beneficial ownership as of December 31, 2023.
4.Includes unvested Restricted Shares and MSPP shares (as they provide the holder with voting rights) as follows: 3,798 for Mr. Archer, 15,829 for Mr. Griffiths, 3,699 for Mr. Martel, 2,849 for Ms. Rose, 3,631 for Mr. Smith and 41,512 for all current executive officers as a group.
5.Includes shares of common stock issuable upon vesting of restricted stock units within 60 days of March 26, 2025 as follows: 200 for Mr. Archer and 721 for all current executive officers as a group.
6.Includes 2022 — 2024 LTIP performance shares approved for payout on March 28, 2025 that are scheduled to vest on April 26, 2025, as follows: 289 for Mr. Archer, 826 for Mr. Griffiths, 332 for Mr. Martel, 332 for Ms. Rose, 322 for Mr. Smith and 2,534 for all current executive officers as a group. Refer to 2022 — 2024 LTIP Performance Period Results within “Long-Term Incentive Program” on page 55.

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Stock Ownership and Other Matters
SOLICITATION OF PROXIES
The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with that solicitation.
By Order of the Board of Directors,
Brandon Y. Boey
General Counsel & Secretary
April 4, 2025

Camden National Corporation 2025 Proxy Statement	89

Appendix A
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP
In addition to evaluating the Company’s results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we supplement this evaluation with an analysis of certain non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance.
Certain metrics presented in the "Executive Summary" section on page 39 of this Proxy Statement are presented on a non-GAAP basis, including adjusted net income, adjusted diluted EPS, adjusted return on average assets, adjusted return on average shareholders’ equity, return on average tangible shareholders' equity, adjusted return on average tangible shareholders’ equity, efficiency ratio, and tangible common equity ratio. Additional detail on each of these non-GAAP metrics, and a reconciliation of each metric to GAAP is provided below. Additional information as to the manner in which the Company uses these non-GAAP measures to evaluate compensation is described throughout the CD&A in this Proxy Statement.
We believe these non-GAAP financial measures help investors better understand the Company’s operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions.
Adjusted Pre-tax, Pre-provision Earnings Adjusted for Net Charge-offs (“Adjusted PPNR + NCO”)
Adjusted PPNR + NCO is a supplemental measure that excludes merger-related costs incurred during 2024 in conjunction with the acquisition of Northway Financial, which closed on January 2, 2025. The table below reconciles reported pre-tax income to Adjusted PPNR + NCO. The Company used this financial metric to measure performance to budget for the 2024 EAIP.

(In thousands)	For the Year Ended December 31, 2024

Pre-tax income, as presented	$65,460
Adjustment for merger and acquisition costs	1,159
Adjustment for provision benefit	($404)
Adjusted pre-tax, pre-provision earnings	66,215
Net charge-offs	(350)
Adjusted pre-tax, pre-provision earnings adjusted for net charge-offs (“Adjusted PPNR + NCO”)	$65,865

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Appendix A
Adjusted Return on Average Assets (“Adjusted ROAA”)
Adjusted ROAA is a supplemental measure that excludes merger-related costs and any associated income tax effect incurred during 2024 in conjunction with the acquisition of Northway Financial, which closed on January 2, 2025. The table below reconciles reported return on average assets to Adjusted ROAA. The Company used this financial metric to measure performance to budget for the 2024 EAIP.

(Dollars In thousands)	For the Year Ended December 31, 2024

Net income, as presented	$53,004
Adjustment for merger and acquisition costs	1,159
Tax impact of above adjustments(1)	($12)
Adjusted net income	$54,151
Average Assets	$5,735,041
Return on average assets (“ROAA”)	0.92%
Adjusted return on average assets (“Adjusted ROAA”)	0.94%
1.Assumed a 21% income tax rate on deductible merger-related costs.
Core Net Income and Core Diluted EPS
Core net income and core diluted EPS are each supplemental measures that exclude certain transactions as outlined and calculated in the table below. Each item reconciles to reported net income and diluted EPS. The Company believes these adjusted financial metrics assist users of its financial statements with their financial analysis period-over-period as they are adjusted for certain non-recurring items.

	For the Year Ended December 31,
(In thousands)	2024	2023
Core Net Income:
Net income, as presented	$53,004	$43,383
Adjustment for net loss on sale of securities	—	10,310
Adjustment for Signature Bank bond (recovery) write-off	(910)	1,838
Adjustment for merger and acquisition costs	1,159	—
Tax impact of above adjustments(1)	179	(2,551)
Core net income	$53,432	$52,980
Core Diluted EPS:
Diluted EPS, as presented	$3.62	$2.97
Adjustment for net loss on sale of securities	—	0.71
Adjustment for Signature Bank bond (recovery) write-off	(0.06)	0.13
Adjustment for merger and acquisition costs	0.08	—
Tax impact of above adjustments(1)	0.01	(0.18)
Core diluted EPS	$3.65	$3.63
1.Assumed a 21% income tax rate.

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Appendix A
Return on Average Tangible Shareholders’ Equity
Return on average tangible shareholders’ equity is the ratio of (i) net income, adjusted for tax effected amortization of core deposit intangible assets and other adjustments, as necessary, to (ii) average shareholders' equity, adjusted for average goodwill and core deposit intangible assets. This adjusted financial ratio reflects a shareholders' return on tangible capital deployed in our business and is a common performance measure within the financial services industry.

	For the Year Ended December 31,
(In thousands)	2024	2023
Net income, as presented	$53,004	$43,383
Adjustment for amortization of core deposit intangible assets	556	592
Tax impact of above adjustment(1)	(117)	(124)
Net income, adjusted for amortization of core deposit intangible assets	$53,443	$43,851
Average shareholders’ equity, as presented	$511,813	$466,717
Adjustment for average goodwill and core deposit intangible assets	(95,389)	(95,962)
Average tangible shareholders’ equity	$416,424	$370,755
Return on average shareholders’ equity	10.36%	9.30%
Return on average tangible shareholders’ equity	12.83%	11.83%
1.Assumed a 21% income tax rate.
Efficiency Ratio
The efficiency ratio represents an approximate measure of the cost required for the Company to generate a dollar of revenue. This is a common measure used by financial institutions and is a key ratio for evaluating Company performance. The efficiency ratio is calculated as the ratio of (i) total non-interest expense, adjusted for certain operating expenses, as necessary to (ii) net interest income on a tax equivalent basis plus total non-interest income, adjusted for certain other income items, as necessary.

	For the Year Ended December 31,
(In thousands)	2024	2023
Non-interest expense, as presented	$111,936	$107,361
Adjustment for merger and acquisition costs	(1,159)	—
Adjusted non-interest expense	$110,777	$107,361
Net interest income, as presented	$132,453	$132,263
Adjustment for the effect of tax-exempt income(1)	637	901
Non-interest income, as presented	44,539	31,034
Adjustment for net loss on sale of securities	—	10,310
Adjusted net interest income plus non-interest income	$177,629	$174,508
Ratio of non-interest expense to total revenues(2)	63.24%	65.75%
Non-GAAP efficiency ratio	62.36%	61.52%
1.Reported on a tax-equivalent basis using a 21% income tax rate.
2.Revenue is the sum of net interest income and non-interest income.

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Appendix A
Tangible Common Equity Ratio
Tangible common equity is the ratio of (i) shareholders’ equity less goodwill and core deposit intangible assets to (ii) total assets less goodwill and core deposit intangible assets. This ratio is a measure used within our industry to assess whether or not a company is highly leveraged.

(In thousands, except number of shares and per share data)	December 31,
	2024	2023
Shareholders' equity, as presented	$531,231	$495,064
Less: goodwill and core deposit intangible assets	(95,112)	(95,668)
Tangible shareholders' equity	$436,119	$399,396
Total assets	$5,805,138	$5,714,506
Less: goodwill and core deposit intangible assets	(95,112)	(95,668)
Tangible assets	$5,710,026	$5,618,838
Common equity ratio	9.15%	8.66%
Tangible common equity ratio	7.64%	7.11%

Camden National Corporation 2025 Proxy Statement	93

Annex A
FIRST AMENDMENT TO
CAMDEN NATIONAL CORPORATION
2022 EQUITY AND INCENTIVE PLAN

This amendment (this “Amendment”) to the Camden National Corporation 2022 Equity and Incentive Plan (the “Plan”) is made and adopted as of March 25, 2025 by the Board of Directors (the “Board”) of Camden National Corporation (the “Company”).

1.The first sentence of Section 3.1(a) of the Plan is hereby amended and replaced in its entirety as follows:

“(a) Stock Issuable. Subject to the other provisions of this Section 3, the total number of shares of Stock reserved and available for issuance under the Plan shall be 1,060,000, plus shares of Stock that are subject to awards granted under the 2012 Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date.”
1.Section 15(b) of the Plan is hereby amended and replaced in its entirety as follows:

“(b) Termination of the Plan. The Board reserves the right to terminate the Plan at any time; provided, however, that, in any case, the Plan will terminate on May 20, 2035, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.”

1.This Amendment will become effective and incorporated into the Plan on the date of approval by the Company’s stockholders.

1.Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

[Signature page follows]

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Annex A
    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer effective as of the date first set forth above.

CAMDEN NATIONAL CORPORATION

_______________________________
By:

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Annex A
CAMDEN NATIONAL CORPORATION
2022 EQUITY AND INCENTIVE PLAN
Table of Contents

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Annex A

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Annex A
GENERAL PURPOSE OF THE PLAN
The name of the plan is the Camden National Corporation 2022 Equity and Incentive Plan (the “Plan”). The purpose of the Plan is to enable Camden National Corporation (the “Company”) and its Subsidiaries to (1) attract, retain and motivate the officers, Employees, Independent Directors and other key persons (including consultants) of the Company; (2) align the interests of such persons with the Company’s stockholders; and (3) promote ownership of the Company’s equity. The Plan is intended to replace the Company’s 2012 Equity and Incentive Plan, as amended (the “2012 Plan”), and as of the Effective Date, no further awards shall be granted under the 2012 Plan. Awards outstanding under the 2012 Plan shall remain outstanding in accordance with their terms and the 2012 Plan.
SECTION 1DEFINITIONS
For purposes of the Plan, the following terms shall be defined as set forth below:
“Award” means an award granted under the Plan, including Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Awards, Dividend Equivalent Rights, other stock-based or cash-based Awards, and Performance-Based Awards.
“Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and conditions applicable to Awards granted under the Plan to such grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
“Board” means the Board of Directors of the Company.
“Cause” shall have the same meaning as in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Cause” means: (i) the commission by the grantee of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the grantee of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the grantee of an act of fraud in the performance of the grantee’s duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the grantee to perform the grantee’s duties to the Company or any Subsidiary (other than any such failure resulting from the grantee’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of or agreement with a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the grantee’s Service with the Company or any Subsidiary.
“Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing Stock.
“Change of Control” means the occurrence of any one of the following events:
(i)    any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities having the right to

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Annex A
vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or
(ii)    persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided, further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii)    the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or
(iv)    the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then-outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50% or more of the combined voting power of all then-outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations. Any reference to a particular section of the Code shall include a reference to any successor section of the Code.
“Committee” is defined in Section 2(a).
“Director” means a member of the Board of Directors of the Company or a Subsidiary.
“Dividend Equivalent Right” means an Award granted pursuant to Section 6(b).
“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 28.

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“Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the rules and regulations thereunder.
“Fair Market Value” of a share of Stock means the closing price on the applicable date if that date is a trading date, or the closing price on the trading date immediately prior to the date if the applicable date is not a trading date, as quoted by National Association of Securities Dealers Automated Quotations (“NASDAQ”), or any other exchange on which the Stock is traded. If the Stock ceases to be readily tradable, the fair market value on the applicable date shall be the value determined in accordance with a valuation methodology approved by the Committee and in accordance with the Treasury Regulations issued under Code Section 409A, unless determined as otherwise specified herein.
“Good Reason” shall have the same meaning as in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Good Reason” means the occurrence of any of the following in the absence of the grantee’s written consent: (i) a material diminution in the grantee’s annual base salary, which shall mean a reduction in the grantee’s salary of at least ten percent (10%), unless such diminution applies to all similarly situated employees or (ii) a material diminution in the grantee’s authority, duties or responsibilities with the Company as in effect immediately before a Change of Control, other than an isolated and insubstantial action not taken in bad faith. The grantee is required to provide notice to the Company of the condition giving rise to Good Reason within a period not to exceed ninety (90) days of the initial existence of the condition. The Company shall have thirty (30) days from the date of any notice from the grantee alleging that a Good Reason condition exists to remedy the Good Reason condition. If the Company fails to remedy the Good Reason condition within thirty (30) days, the grantee may separate from Service for Good Reason, unless the Company disagrees that a Good Reason condition exists.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” within the meaning of Sections 421 and 422 of the Code or any successor provision thereto.
“Independent Director” means a member of the Board who (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former Employee of the Company who receives compensation for prior services (other than benefits under a Qualified Retirement Plan) during the taxable year; (iii) has not been an officer of the Company; (iv) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended, or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended, or any successor provision thereto. The term Independent Director shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 7.

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“Performance-Based Award” means any Award granted pursuant to Section 11(b).
“Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
“Restricted Stock” means any Award granted pursuant to Section 9.
“Restricted Stock Unit” means any Award granted pursuant to Section 10.
“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.
“Stock” means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means any Award granted pursuant to Section 8.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
“Ten Percent Stockholder” means a person owning Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary or parent corporation of the Company.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
SECTION 2ADMINISTRATION
(1)Committee. The Plan shall be administered by the members of the Compensation Committee of the Company who are Independent Directors (the “Committee”); provided that if the Committee consists of fewer than three Independent Directors, then the Board shall appoint to the Committee such additional Independent Directors as shall be necessary to provide for a Committee consisting of at least three Independent Directors. Any members of the Committee who do not qualify as Independent Directors shall abstain from participating in any discussion to make or administer Awards that are made to grantees who at the time of consideration for such Award are persons subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual, or individuals to whom the Committee has delegated its duties and powers. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its sole discretion, at any time or from time to time, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
(2)Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(a)to select the individuals to whom Awards may from time to time be granted;

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(b)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, other stock-based or cash-based Awards and Performance-Based Awards, or any combination of the foregoing, granted to any one or more grantees;
(c)to determine the number of shares of Stock to be covered by any Award;
(d)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(e)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(f)subject to the provisions of Section 7(e), to extend at any time the period in which Stock Options may be exercised;
(g)to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee, and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and
(h)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable, including component plans; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.
(3)Delegation of Authority to Grant Awards. Subject to applicable law, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
(4)Committee Action. The Committee shall take such action, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, grantees and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other

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communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same on its behalf.
(5)Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee and each person to whom the Committee or the Board delegates or has delegated authority under this Plan shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person; provided that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute or regulation. The foregoing shall not be exclusive of (i) any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless, and/or (ii) any rights under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
SECTION 3STOCK ISSUABLE UNDER THE PLAN
(1)Stock Issuable. Subject to the other provisions of this Section 3, the total number of shares of Stock reserved and available for issuance under the Plan shall be 500,000, plus shares of Stock that are subject to awards granted under the 2012 Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date. Shares of Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company or a Subsidiary’s acquisition of another company (including by way of merger, combination or similar transaction) shall not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.
(2)No Fractional Shares. Only whole shares of Stock shall be delivered under the Plan. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
(3)Replacement of Stock. Shares of Stock subject to an Award that is forfeited (including any Restricted Stock repurchased by the Company at the same price paid by the grantee so that such shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of Awards under the Plan and will be added back in the same number of shares of Stock as were deducted in respect of the grant of such Award. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards will not be counted against the shares of Stock available for issuance under the Plan. Shares of Stock tendered by a grantee or withheld by the Company in payment of the exercise price of a Stock Option or to satisfy any tax withholding obligation with respect to an Award will not be available again for Awards.
(4)Changes in Stock. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or

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kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Restricted Stock, (ii) the number of shares of Stock as to which Stock Options or Stock Appreciation Rights that can be granted to any one individual, (iii) the number and kind of shares or other securities subject to any then-outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock, and (v) the exercise or strike price for any then-outstanding Stock Options and Stock Appreciation Rights under the Plan. The adjustment by the Committee shall be final, binding and conclusive.
The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan; provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Stock Option within the meaning of Section 424(h) of the Code.
For any Stock Options or Stock Appreciation Rights issued hereunder, any changes in the capital structure of the Company under this Section 3(d) must be made proportionately in compliance with Treasury Regulations Section 1.409A-1(b)(5)(v), so that such Stock Options or Stock Appreciation Rights remain exempt from the application of Code Section 409A.
SECTION 4ELIGIBILITY
Grantees under the Plan will be such Employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.
SECTION 5TYPES OF AWARDS UNDER THE PLAN
Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Stock:
(1)Dividend Equivalent Rights,
(2)Stock Options,
(3)Stock Appreciation Rights,
(4)Restricted Stock,
(5)Restricted Stock Units,
(6)Performance-Based Awards, and
(7)Other Stock-Based or Cash-Based Awards. (as further described in Section 12) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

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AWARDS UNDER THE PLAN
SECTION 6GENERAL PROVISIONS APPLICABLE TO AWARDS
(1)Agreements Evidencing Awards. Each Award granted under the Plan shall be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate, including the effect of a termination of Service on the continuation of rights and benefits available under an Award. Unless otherwise set forth herein, the Committee may grant Awards in tandem with or, subject to Section 21, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the grantee.
(2)Dividend Equivalent Rights. The Committee may include in the Award Agreement with respect to any Award a Dividend Equivalent Right entitling the grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares covered by such Award if such shares had been delivered pursuant to such Award or as a freestanding Award. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided that in no event may such payments be made unless and until the Award to which they relate vests. The grantee of a Dividend Equivalent Right will only have the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement.
(3)No Rights as a Stockholder. No grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of the Company with respect to Stock subject to an Award until the delivery of such Stock. Except as otherwise provided in Section 3(d), no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Stock, other securities or other property) for which the record date is before the date the Certificates for the Stock are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the grantee’s ownership of such Stock.
(4)No Repricing or Reloads. Except as otherwise permitted by Section 3(c) or 3(d), reducing the exercise price of Stock Options or Stock Appreciation Rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the Company’s stockholders. The Company will not grant any Stock Options or Stock Appreciation Rights with automatic reload features.
SECTION 7STOCK OPTIONS
(1)Grant. Stock Options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Stock as to which Stock Options may be granted under the Plan to any one individual in any fiscal year may not exceed 500,000 shares (as adjusted pursuant to the provisions of Section 3(d)). Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f)

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of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
(2)Incentive Stock Options. At the time of grant, the Committee shall determine:
(a)Whether any part of a Stock Option granted to an eligible Employee will be an Incentive Stock Option, and
(b)The number of shares subject to such Incentive Stock Option; provided, however, that:
(1)The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) may not exceed $100,000 and
(2)No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.
The form of any Stock Option which is entirely or in part an Incentive Stock Option will clearly indicate that such Stock Option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option. No more than 500,000 shares (as adjusted pursuant to the provisions of Section 3(d)) that can be delivered under the Plan may be issued through Incentive Stock Options.
(3)Exercise Price. The exercise price per share with respect to each Stock Option shall be determined by the Committee at the time of grant but, except as otherwise permitted by Section 3(d), may never be less than the Fair Market Value of a share of Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Stock will be its Fair Market Value on the date of grant of the Award of Stock Options.
(4)Term of Stock Option. The term of each Stock Option shall be fixed by the Committee but in no event will any Stock Option be exercisable after the expiration of ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years) from the date on which the Stock Option is granted.
(5)Vesting and Exercise of Stock Option and Payment for Shares. A Stock Option may vest and be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time the Stock Option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a Stock Option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the Stock Option.
(a)To exercise a Stock Option, a grantee must give written notice to the Company specifying the number of shares to be acquired and accompanied by the payment of the full purchase price therefor by one or more of the following methods:
(1)In cash, by certified or bank check or other instrument acceptable to the Company;

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(2)Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the grantee on the open market or that have been beneficially owned by the grantee for at least six (6) months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(3)By the grantee’s irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable to the Company for the purchase price, a “cashless exercise”; provided that the grantee and the broker comply with such procedures and enter into such agreements as may be prescribed by the Committee as a condition of such payment method;
(4)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price;
(5)Any other form of consideration approved by the Company and permitted by applicable law; or
(6)Any combination of the foregoing.
(b)Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon the receipt from the grantee (or a purchaser acting in the grantee’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws. In the event a grantee chooses to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Stock Option shall be net of the number of shares attested to.
(c)In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(d)Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other legal applicable requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Certificates and issuing stop-transfer notices to agents and registrars.

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SECTION 8STOCK APPRECIATION RIGHTS
(1)Grant. Stock Appreciation Rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Stock as to which Stock Appreciation Rights may be granted under the Plan to any one individual in any fiscal year may not exceed 500,000 shares (as adjusted pursuant to the provisions of Section 3(d)). Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 7 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Stock Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Stock Option.
(2)Exercise Price. The exercise price per share with respect to each Stock Appreciation Right shall be determined by the Committee at the time of grant but, except as otherwise permitted by Section 3(d), may never be less than the Fair Market Value of a share of Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Stock will be its Fair Market Value on the date of grant of the Award of Stock Appreciation Rights.
(3)Term of Stock Appreciation Right. In no event will any Stock Appreciation Right be exercisable after the expiration of ten (10) years from the date on which the Stock Appreciation Right is granted. Notwithstanding the foregoing, a Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.
(4)Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each Stock Appreciation Right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the Stock Appreciation Right is granted. Subject to any limitations in the applicable Award Agreement, any Stock Appreciation Rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the Stock Appreciation Right.
(5)Stock Appreciation Rights Granted in Tandem with Stock Options. Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable. Upon exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.
SECTION 9RESTRICTED STOCK
(1)Grant. The Committee may grant or offer for sale Restricted Stock in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares, the grantee will have the rights of a stockholder with respect to the Restricted Stock, subject to the terms and conditions of the Plan any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Conditions may be based on continuing Service (or other service relationship) and/or achievement of pre-established performance goals and objectives. Restricted Stock granted hereunder are intended to comply with Code Section 83 and are thereby exempt from the application of Code Section 409A.
(2)Certificates. Each grantee of an Award of Restricted Stock will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares.

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(3)Right to Vote and Receive Dividends on Restricted Stock. Each grantee to whom Restricted Stock is granted will, during the period of restriction, be the beneficial and record owner of such Restricted Stock and will have full voting rights with respect thereto. During the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any Restricted Stock will be retained by the Company and will be paid to the relevant grantee (without interest) when the Restricted Stock vests and will revert back to the Company if for any reason the Restricted Stock upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 3(d)).
SECTION 10RESTRICTED STOCK UNITS
(1)Grant. The Committee may grant Awards of Restricted Stock Units in such amounts and subject to such terms and conditions as the Committee may determine. A grantee of a Restricted Stock Unit will have only the rights of a general unsecured creditor of the Company, until delivery of shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the grantee of each Restricted Stock Unit not previously forfeited or terminated will receive one share of Stock, cash or other securities or property equal in value to a share of Stock or a combination thereof, as specified by the Committee.
SECTION 11PERFORMANCE-BASED AWARDS
(1)Performance-Based Awards. Awards may, at the discretion of the Committee, be granted subject to the achievement of performance goals (“Performance-Based Awards”).
(2)Establishment of the Performance Period, Performance Goals and Formula. A grantee’s Performance-Based Award will be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. At the same time as the performance goals are established, the Committee may prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the performance goals during the performance period.
(3)Performance Criteria. The performance goals may be based on one or more business criteria (either separately or in combination) with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or such other criteria as the Committee may determine.
(4)Adjustments. For each fiscal year of the Company, the Committee may (i) designate additional criteria on which the performance goals may be based or (ii) provide for objectively determinable adjustments, modifications or amendments to any of the performance criteria described above, as the Committee may deem appropriate (including, but not limited to, for one or more of the items of gain, loss, profit or expense): (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the acquisition or disposal of a segment of a business, (C) related to a change in accounting principles under GAAP, (D) related to discontinued operations that do not qualify as a segment of business under GAAP or
(E) attributable to the business operations of any entity acquired by the Company during the fiscal year. If a grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period is no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the grantee in an amount determined by the Committee.

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(5)Determination of Performance. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable performance goals have been met with respect to a given grantee and ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award actually paid to a given grantee may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the grantee at such time as determined by the Committee, in its sole discretion, after the end of such performance period.
SECTION 12OTHER STOCK-BASED OR CASH-BASED AWARDS
(1)Grant. The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted shares, performance share awards or performance units settled in cash) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of performance goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
SECTION 13REPAYMENT IF CONDITIONS NOT MET
If the Committee determines that all terms and conditions of the Plan and a grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a Stock Option and a Stock Appreciation Right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares that were delivered in respect of such exercised Stock Option or Stock Appreciation Right, as applicable, over the exercise price paid therefor, (b) with respect to Restricted Stock, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such Restricted Stock, (c) with respect to Restricted Stock Units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares delivered with respect to the applicable delivery date, and (d) with respect to Performance-Based Awards, Dividend Equivalent Rights or other stock-based or cash-based Awards, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares or cash, as the case may be, delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b), (c), and (d) of this Section 13, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
SECTION 14CHANGE OF CONTROL
Upon the occurrence of a Change of Control:
(a)    Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, if a grantee’s Service is terminated by the Company or any successor entity thereto without Cause, or the grantee resigns the grantee’s Service for Good Reason, in either case, on or within two (2) years after a Change of Control, (i) each Award granted to such grantee will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and (ii) any shares of Stock deliverable pursuant to Awards will be delivered promptly (but no later than fifteen (15) days) following such grantee’s termination of Service. As of the Change in Control date, any outstanding Performance-Based Awards shall be deemed earned at the target level with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to Service-based vesting following the Change in Control in accordance with the original performance period.

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(b)    Notwithstanding the foregoing, in the event of a Change of Control, a grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: settling such Awards for an amount of cash or securities equal to their value, where in the case of Stock Options and Stock Appreciation Rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; providing for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; modifying the terms of such awards to add events, conditions or circumstances (including termination of Service within a specified period after a Change of Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; deeming any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing; or providing that for a period of at least twenty (20) days prior to the Change of Control, any Stock Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the Change of Control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change of Control and if the Change of Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Stock Options or Stock Appreciation Rights not exercised prior to the consummation of the Change of Control will terminate and be of no further force and effect as of the consummation of the Change of Control. In the event that the consideration paid in the Change of Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (A) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (B) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change of Control where all Stock Options or Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Stock Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 14(b) may be taken in the event of a merger or other corporate reorganization that does not constitute a Change of Control.
(c)    Prior to the exercise or payment of any Award that has become exercisable or payable as a result of a Change of Control, the Company shall determine whether Code Section 280G (governing golden parachute payments) applies to such payment. If the Company determines that Code Section 280G does apply, the Company and any affected grantee shall amend the relevant Award Agreements to reduce all aggregate payments (but not below zero) so that the sum of all aggregate payments shall be $1.00 less than the amount at which the grantee becomes subject to the excise tax imposed by Section 4999 of the Code.
GENERAL PROVISIONS
SECTION 15AMENDMENTS AND TERMINATION
(1)Amendment of the Plan.
(a)Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 2, 11(d) and 20, no such amendment may materially adversely impair the rights of the grantee of any Award without the grantee’s consent. Subject to Sections 2, 11(d) and 20, an Award Agreement may not be amended to materially adversely impair the rights of a grantee without the grantee’s consent.

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(b)Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the Company’s stockholders.
(2)Termination of the Plan. The Board reserves the right to terminate the Plan at any time; provided, however, that, in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
SECTION 16TAX WITHHOLDING
    Grantees will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax):
(a)the Company may deduct or withhold (or cause to be deducted or withheld) taxes from any payment or distribution to a grantee whether or not pursuant to the Plan (including Stock otherwise deliverable) at a rate not in excess of the statutory maximum rate,
(b)the Committee will be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), or
(c)the Company may enter into any other suitable arrangements to withhold as the Committee may determine in its discretion.
SECTION 17FORFEITURE EVENTS; CLAWBACK/RECAPTURE POLICY
(1)Forfeiture Events.
(a)Violation of Restrictive Covenants. In the event that the grantee violates the terms of any separately executed Non-Competition, Non-Solicitation and Non-Disclosure Agreement, or any agreement the grantee may enter into with the Company or its Subsidiaries addressing the issues of non-competition, non-solicitation and non-disclosure, any and all benefits and Awards due hereunder to said grantee shall be void and forfeited, and any benefits previously distributed to the grantee shall be subject to recoupment by the Company.
(b)Other Events. The Committee may specify in an Award Agreement that the grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but shall not be limited to, termination of Service for Cause, termination of the grantee’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may

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apply to the grantee, or other conduct of the grantee that is detrimental to the business or reputation of the Company or any Subsidiary.
(2)Clawback Policy; Accounting Restatement. Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the grantee. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any grantee reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.
SECTION 18RIGHT TO OFFSET
The Company will have the right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
SECTION 19NONASSIGNABILITY; NO HEDGING; INSIDER TRADING POLICY
(1)Nonassignability of Awards.
(a)Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 19 will be null and void.
(b)Notwithstanding Section 19(a)(i), the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any Award to any person or entity that the Committee so determines. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
(2)No Hedging of Awards. Any Award which is hedged in any manner will immediately be forfeited.
(3)Insider Trading Policy. Awards and option exercises are subject to the Company’s insider trading policy.

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SECTION 20NO CONTINUED SERVICE OR ENGAGEMENT; RIGHT OF DISCHARGE RESERVED
Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any grantee any right to continued Service, or other engagement, with the Company, nor will it interfere in any way with the right of the Company to terminate, or alter the terms and conditions of, such Service or other engagement at any time. Selection as a grantee will not give any participating Employee any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
SECTION 21FDIC LIMITS ON GOLDEN PARACHUTE PAYMENTS
Notwithstanding anything to the contrary, the Company will not be required to make any payment or grant any Award under the Plan or any Award Agreement that would otherwise be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act and its implementing regulations.
SECTION 22GOVERNING LAW; DISPUTES; CHOICE OF FORUM; WAIVER OF JURY TRIAL
(1)Governing Law. This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maine, applied without regard to conflict of laws principles, except as superseded by applicable federal law. The federal and state courts located nearest to the Company’s home office in the State of Maine shall have exclusive jurisdiction over any claim, complaint or lawsuit brought under the terms of the Plan. By accepting any Award under the Plan, each grantee, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as the grantee shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
(2)Disputes; Choice of Forum.
(a)Unless otherwise provided in an agreement between the Company and the grantee, the Company and each grantee, as a condition to such grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Knox, State of Maine, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the grantee, any aspect of the grantee’s Service with the Company or the termination of that Service. The Company and each grantee, as a condition to such grantee’s participation in the Plan, acknowledge that the forum designated by this Section 22(b) has a reasonable relation to the Plan and to the relationship between such grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22(b).
(b)The agreement by the Company and each grantee as to forum is independent of the law that may be applied in the action, and the Company and each grantee, as a condition to such grantee’s participation in the Plan, (A) agree to such forum even if the forum may under applicable law choose to apply non-forum law; (B) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 22(b); (C) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this

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Section 22; and (D) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each grantee.
(c)Each grantee, as a condition to such grantee’s participation in the Plan, hereby irrevocably appoints the Secretary of the Company as such grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such grantee of any such service of process.
(d)Each grantee, as a condition to such grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 23, except that a grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim). For the avoidance of doubt, nothing in this Plan or any Award Agreement is intended to impair such grantee’s right to make disclosures under the whistleblower provisions of any applicable law or regulation or require such grantee to notify the Company or obtain its authorization prior to doing so, or prohibit such grantee from responding truthfully to a valid subpoena.
(3)WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
SECTION 23WAIVER OF CLAIMS
Each grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the grantee has no right to any benefits under the Plan. Accordingly, in consideration of the grantee’s receipt of any Award hereunder, the grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the grantee’s consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
SECTION 24SEVERABILITY; ENTIRE AGREEMENT
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

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SECTION 25LIMITS ON COMPENSATION TO NON-EMPLOYEE DIRECTORS
No non-employee Director of the Company may be granted (in any calendar year) compensation with a value in excess of $750,000, inclusive of all cash compensation paid or accrued to the non-employee director during the applicable fiscal year, with the value of any equity-based awards based on the accounting grant date value of such award.
SECTION 26SECTION 409A
(1)All Awards made under the Plan that are intended to be “deferred compensation” subject to Code Section 409A will be interpreted, administered and construed to comply with Code Section 409A, and all Awards made under the Plan that are intended to be exempt from Code Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement for an Award, the Plan will govern. Without limiting the generality of this Section 26, for any Award made under the Plan that is intended to be “deferred compensation” subject to Code Section 409A:
(a)any payment due upon a grantee’s separation from Service will be paid only upon such grantee’s separation from Service from the Company within the meaning of Code Section 409A;
(b)any payment due upon a Change of Control of the Company will be paid only if such Change of Control constitutes a “change in ownership” or “change in effective control” within the meaning of Code Section 409A, and in the event that such Change of Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Code Section 409A, such Award will vest upon the Change of Control and any payment will be delayed until the first compliant date under Code Section 409A;
(c)any payment to be made with respect to such Award in connection with the grantee’s separation from Service from the Company within the meaning of Code Section 409A (and any other payment that would be subject to the limitations in Code Section 409A(a)(2)(B) of the Code) will be delayed until six months after the grantee’s separation from Service (or earlier death) in accordance with the requirements of Code Section 409A;
(d)to the extent necessary to comply with Code Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of Stock in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Code Section 409A);
(e)with respect to any required consent described in Section 27(h) or the applicable Award Agreement, if such consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminated notwithstanding any prior earning or vesting;
(f)if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the grantee’s right to the series of

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installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
(g)if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
(h)for purposes of determining whether the grantee has experienced a separation from Service from the Company within the meaning of Code Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
SECTION 27ADDITIONAL PROVISIONS
(1)No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
(2)Delivery of Certificates. Certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have electronically mailed, hand-delivered and/or mailed such Certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any Certificates evidencing shares of Stock pursuant to the exercise of any Award unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such Certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

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(3)Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any grantee or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
(4)Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a grantee (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the grantee’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the grantee’s employer.
(5)Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
(6)Nature of Payments.
(a)Any and all grants of Awards and deliveries of Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a grantee.
(b)All such grants and deliveries of shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the grantee, will not entitle the grantee to the grant of any future Awards and will not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.
(7)Non-Uniform Determinations.
(a)The Committee’s determinations under the Plan and Award Agreements need not be uniform, and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (x) the persons to receive Awards, (y) the terms and provisions of Awards and (z) whether a grantee’s Service has been terminated for purposes of the Plan.
(b)To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (x) establish special rules applicable to Awards to grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules; and (y) cause the Company

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to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.
(8)Required Consents and Legends. If the Committee at any time determines that any consent or approval is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then, subject to Section 26, such Plan Action will not be taken, in whole or in part, unless and until such consent or approval will have been effected or obtained to the full satisfaction of the Committee, as determined in its discretion in accordance with applicable law, the term of this Plan and the applicable Award Agreement, and any administrative procedures or guidelines adopted by the Committee in respect of the Plan. The Committee may direct that any Certificate evidencing shares of Stock delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares. Nothing in the Plan will require the Company to list, register or qualify the shares of Stock on any securities exchange.
(9)Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
(10)No Liability with Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a grantee on account of an Award’s failure to (i) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.
(11)No Third-Party Beneficiaries. Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 2(e) will inure to the benefit of the estate and beneficiaries and legatees of any person to whom the Committee or the Board delegates or has delegated authority under this Plan in accordance with Section 2(b).
(12)Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 14.
(13)Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a)in the case of delivery by overnight service with guaranteed next-day delivery, the next day or the day designated for delivery;
(b)in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(c)in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

Camden National Corporation 2025 Proxy Statement	119

Annex A
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Senior Vice President of Human Resources.
(14)Construction. In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(b)in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(c)references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(d)indications of time of day mean Eastern Standard Time (EST) time;
(e)“including” means “including, but not limited to”;
(f)all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(g)all words used in this Plan will be construed to be of such number as the circumstances and context require;
(h)the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(i)any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(j)all accounting terms not specifically defined herein shall be construed in accordance with U.S. Generally Accepted Accounting Principles (GAAP).
SECTION 28DATE OF ADOPTION AND APPROVAL BY STOCKHOLDERS
The Plan was adopted by the Board on February 22, 2022 and was approved by stockholders on April 26, 2022 (the “Effective Date”). Unless the Plan is earlier terminated by the Board, the Plan will terminate on the day before the tenth (10th) anniversary of the Effective Date.

120	Camden National Corporation 2025 Proxy Statement

Camden NATIONAL CORPORATION

CAMDEN NATIONAL CORPORATION
ATTN: INVESTOR RELATIONS
2 ELM STREET
P.O. BOX 310
CAMDEN, ME 04843

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAC2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68156-P28709 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMDEN NATIONAL CORPORATION

The Board of Directors recommends you vote "FOR" ALL NOMINEES FOR DIRECTOR UNDER PROPOSAL 1.

1. The election of each of the Twelve directors named in the proxy statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Craig N. Denekas	☐	☐	☐
1b. Simon R. Griffiths	☐	☐	☐
1c. Rebecca K. Hatfield	☐	☐	☐
1d. Larry K. Haynes	☐	☐	☐
1e. S. Catherine Longley	☐	☐	☐
1f. Raina L. Maxwell	☐	☐	☐
1g. Marie J. McCarthy	☐	☐	☐
1h. Robert D. Merrill	☐	☐	☐
1i. James H. Page	☐	☐	☐
1j. Robin A. Sawyer	☐	☐	☐
1k. Carl J. Soderberg	☐	☐	☐
1l. Lawrence J. Sterrs	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote "FOR" PROPOSALS 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report to Shareholders, and Annual Report on Form 10-K are available at www.proxyvote.com.

V68157-P28709

CAMDEN NATIONAL CORPORATION
Annual Meeting of Shareholders
May 20, 2025 9:00 AM, Local Time
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Shareholders and Proxy Statement, hereby appoints Brandon Y. Boey and Jared L. Merritt, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Camden National Corporation (the "Company") to be held virtually at www.virtualshareholdermeeting.com/CAC2025 and at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 on May 20, 2025 at 9:00 AM, local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement, dated April 4, 2025, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, AND 4 ON THE REVERSE SIDE AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side